Exhibit 10.1

EXECUTION VERSION

TENTH AMENDMENT AGREEMENT dated as of May 8, 2015 (this “Amendment Agreement”), to the Amended and Restated Credit Agreement dated as of October 31, 2014 (the “Existing Credit Agreement”), among LEVEL 3 COMMUNICATIONS, INC. (“Level 3”); LEVEL 3 FINANCING, INC., as Borrower (the “Borrower”); the LENDERS party thereto; and MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.

Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Existing Credit Agreement or the Restated Credit Agreement (as defined below), as the context may require.

Pursuant to Section 9.02(d) of the Existing Credit Agreement, the Borrower has requested that the Existing Credit Agreement be amended to establish Tranche B-II 2022 Term Commitments pursuant to which the Tranche B-II 2022 Term Lenders will make Tranche B-II 2022 Term Loans (including pursuant to Conversions (as defined below) of Tranche B 2022 Term Loans referred to below) in an aggregate principal amount of $2,000,000,000.  It is contemplated that the net proceeds of the Tranche B-II 2022 Term Loans, together with additional funds of the Borrower, will be advanced (and that an amount equal to the principal amount of the Converted Term Loans (as defined below) will be deemed to be so advanced) by the Borrower to Level 3 LLC in an amount equal to the aggregate principal amount of the Tranche B-II 2022 Term Loans, against delivery of an amended Loan Proceeds Note.  The amounts so advanced or deemed advanced by the Borrower to Level 3 LLC will be made available to the Borrower and applied by the Borrower to prepay the Tranche B 2022 Term Loans in an aggregate outstanding principal amount of $2,000,000,000.  The Loan Proceeds Note may subsequently be reduced, in accordance with Section 6.11(b) of the Restated Credit Agreement, by the aggregate principal amount of the Tranche B 2022 Term Loans prepaid.

The Tranche B-II 2022 Term Lenders are willing to become parties hereto and to the Restated Credit Agreement, and to make Tranche B-II 2022 Term Loans (including pursuant to Conversions), subject to the terms and conditions provided for herein and in the Restated Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Amendment and Restatement of Existing Credit Agreement; Tranche B-II 2022 Term Loans.  (a)  Effective as of the Tenth Amendment Effective Date, (i) the Existing Credit Agreement (excluding the schedules and exhibits thereto, each of which shall, except as provided below in this Section, remain as in effect immediately prior to the Tenth Amendment Effective Date), shall be amended and restated in its entirety in the form of Annex I hereto (as so amended and restated, the “Restated Credit Agreement”), (ii) Schedule 2.01 to the Existing Credit Agreement shall be amended to include the information on Schedule 2.01(a) hereto and (iii) Exhibits A and H to the Existing Credit Agreement shall be amended and restated in their entirety in the forms set forth in Annex II hereto.  Each institution identified as a Tranche B-II 2022 Term Lender in Schedule 2.01 to the Restated Credit Agreement shall, upon the effectiveness of the Restated Credit Agreement, have a Tranche B-II 2022 Term Commitment in the principal amount set forth opposite its name in such Schedule 2.01.

(b)  On the Tenth Amendment Effective Date, immediately following the effectiveness of the Restated Credit Agreement as provided in Section 1(a), each Tranche B-II 2022 Term Lender shall make a Tranche B-II 2022 Term Loan to the Borrower (whether by funding such Loan or pursuant to a Conversion of the Tranche B 2022 Term Loan held by it) in a principal amount equal to its Tranche B-II 2022 Term Commitment, as set forth opposite its name in Schedule 2.01 to the Restated Credit Agreement.  The net proceeds of the Tranche B-II 2022 Term Loans, together with additional funds of the Borrower, will be immediately advanced (and an amount equal to the principal amount of the Converted Term Loans will be deemed to be so advanced) by the Borrower to Level 3 LLC in an amount equal to the aggregate principal amount of the Tranche B-II 2022 Term Loans against delivery of an amended Loan Proceeds Note reflecting the amount of such advance and deemed advance and in the form of Exhibit H to the Restated Credit Agreement.  The amounts so advanced and deemed advanced by the Borrower to Level 3 LLC will be made available to the Borrower through a prepayment or deemed prepayment of the Parent Intercompany Note equal to such amount and a capital contribution in the amount of such prepayment and deemed prepayment by Level 3 to the Borrower, and will be applied by the Borrower to prepay the Tranche B 2022 Term Loans in an aggregate outstanding principal amount of $2,000,000,000.

(c)  If any Tranche B-II 2022 Term Lender holds any Tranche B 2022 Term Loans, such Tranche B-II 2022 Term Lender may elect by notice to the Administrative Agent not less than 3 Business Days prior to the Tenth Amendment Effective Date (or such shorter period as may be agreed by the Administrative Agent) to satisfy all or a portion of its Tranche B-II 2022 Term Commitment by converting the entire, and not less than the entire, aggregate principal amount of its Tranche B 2022 Term Loans into Tranche B-II 2022 Term Loans of the same principal amount as the aggregate amount of Tranche B 2022 Term Loans so converted (each, a “Conversion”; each Tranche B-II 2022 Term Lender electing to make a Conversion being called a “Converting Lender”; and each Tranche B 2022 Term Loan so converted, a “Converted Term Loan”). For purposes of this Amendment Agreement, the Existing Credit Agreement and the Restated Credit Agreement, each Converting Lender’s Converted Term Loans shall be deemed to have been repaid with the proceeds of such Converting Lender’s Tranche B-II 2022 Term Loans into which they are converted (which proceeds shall be deemed to have been advanced by the Borrower to Level 3 LLC, applied to prepay the Parent Intercompany Note and contributed by Level 3 to the capital of the Borrower as provided in paragraph (b) of this Section), provided that the Borrower shall pay to each Tranche B 2022 Term Lender, including each Converting Lender, on the Tenth Amendment Effective Date an amount in cash equal to the interest accrued and unpaid on its Tranche B 2022 Term Loans (before giving effect to the Conversions) as of such date.  On the Tenth Amendment Effective Date, each Converting Lender will be deemed

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(pursuant to a Conversion of the Tranche B 2022 Term Loan held by it) to have made Tranche B-II 2022 Term Loans in the amount of its Converted Term Loans, and each Tranche B-II 2022 Term Lender will make Tranche B-II 2022 Term Loans by funding its Tranche B-II 2022 Term Commitment in cash in the amount, if any, by which such Tranche B-II 2022 Term Commitment exceeds the aggregate principal amount of its Converted Term Loans.

SECTION 2.  Collateral and Guarantees.  (a)  Notwithstanding anything to the contrary in the Restated Credit Agreement or any other Loan Document, solely with respect to any Regulated Guarantor Subsidiary or any Regulated Grantor Subsidiary, (i) any Guarantee provided by any Regulated Guarantor Subsidiary under any Security Document shall initially be deemed not to Guarantee the Tranche B-II 2022 Term Obligations, (ii) any Liens on, or other security interests in or pledges of, assets granted by such Regulated Grantor Subsidiary under any Security Document shall initially be deemed not to secure the Tranche B-II 2022 Term Obligations and (iii) the Guarantee and Collateral Requirement, insofar as it relates to the Tranche B-II 2022 Term Obligations, shall initially not be required to be satisfied in respect of any such Regulated Guarantor Subsidiary or Regulated Grantor Subsidiary, as the case may be.  At such time as the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 shall have delivered to the Administrative Agent written notice that the Tranche B-II 2022 Guarantee Permit Condition shall have been satisfied with respect to any Regulated Guarantor Subsidiary, (x) clause (i) of the first sentence of this paragraph (a) shall become inoperative with respect to such Regulated Guarantor Subsidiary insofar as the Tranche B-II 2022 Term Obligations are concerned, and such Regulated Guarantor Subsidiary shall automatically be deemed to Guarantee the Tranche B-II 2022 Term Obligations as provided in the Security Documents, and (y) the Guarantee and Collateral Requirement, insofar as it relates to Guarantees by such Regulated Guarantor Subsidiary of the Tranche B-II 2022 Term Obligations, shall be required to be satisfied in respect of such Regulated Guarantor Subsidiary.  At such time as the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 shall have delivered to the Administrative Agent written notice that the Tranche B-II 2022 Collateral Permit Condition shall have been satisfied with respect to any Regulated Grantor Subsidiary, (x) clause (ii) of the first sentence of this paragraph (a) shall become inoperative with respect to such Regulated Grantor Subsidiary insofar as the Tranche B-II 2022 Term Obligations are concerned, and such Regulated Grantor Subsidiary shall automatically be deemed to grant Liens on, security interests in and pledges of its assets to secure the Tranche B-II 2022 Term Obligations as provided in the Security Documents and (y) the Guarantee and Collateral Requirement, insofar as it relates to the granting of Liens, security interests and pledges to secure the Tranche B-II 2022 Term Obligations, shall be required to be satisfied in respect of such Regulated Grantor Subsidiary.

(b)  Each of Level 3 and the Borrower (i) will endeavor, and cause each Regulated Guarantor Subsidiary and Regulated Grantor Subsidiary to endeavor, in good faith using commercially reasonable efforts, to (A) cause the Tranche B-II 2022 Guarantee Permit Condition and the Tranche B-II 2022 Collateral Permit Condition to be satisfied with respect to each Regulated Guarantor Subsidiary and Regulated Grantor

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Subsidiary at the earliest practicable date and (ii) will cause the General Counsel, the Chief Legal Officer, any Assistant Chief Legal Officer or any Assistant General Counsel of Level 3 to deliver to the Administrative Agent the applicable notice referred to in paragraph (a) of this Section promptly (and in any event within 5 Business Days) following satisfaction of the Tranche B-II 2022 Guarantee Permit Condition or the Tranche B-II 2022 Collateral Permit Condition in respect of any Regulated Guarantor Subsidiary or Regulated Grantor Subsidiary.  For purposes of this Section, the requirement that Level 3, the Borrower or any Subsidiary of Level 3 use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 shall determine in good faith to be adverse or materially burdensome.  Upon the reasonable request of Level 3 or the Borrower, the Administrative Agent and the Tranche B-II 2022 Term Lenders will cooperate with Level 3 and the Borrower as necessary to enable them to comply with their obligations under this Section.

(c)  For purposes of this Section, the following terms have the meanings specified below:

“Regulated Grantor Subsidiary” means Level 3 Communications, LLC, WilTel Communications, LLC, Broadwing, LLC, Broadwing Communications, LLC, TelCove Operations, LLC, Global Crossing Telecommunications, Inc. and tw telecom holdings, llc.

“Regulated Guarantor Subsidiary” means Level 3 Communications, LLC, WilTel Communications, LLC, Broadwing Communications, LLC, TelCove Operations, LLC and Global Crossing Telecommunications, Inc.

“Tranche B-II 2022 Collateral Permit Condition” means, with respect to any Regulated Grantor Subsidiary, that such Regulated Grantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities, if any, required in order for it to become a Grantor in respect of the Tranche B-II 2022 Term Obligations under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement with respect to the Tranche B-II 2022 Term Obligations, insofar as the authorizations and consents so permit.

“Tranche B-II 2022 Guarantee Permit Condition” means, with respect to any Regulated Guarantor Subsidiary, that such Regulated Guarantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities, if any,  required in order for it to become a Guarantor in respect of the Tranche B-II 2022 Term Obligations under the Guarantee Agreement and to satisfy the Guarantee and Collateral Requirement with respect to the Tranche B-II 2022 Term Obligations, insofar as the authorizations and consents so permit.

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SECTION 3.  Benefits of Loan Documents.  The Tranche B-II 2022 Term Loans shall be entitled to all the benefits afforded by the Restated Credit Agreement and the other Loan Documents and shall benefit equally and ratably (except as provided in Section 2 above) from the Guarantees created by the Guarantee Agreement and the security interests created by the Collateral Agreement and the other Security Documents.

SECTION 4.  Representations and Warranties.  Each of Level 3 and the Borrower represents and warrants to the Lenders that:

(a)  the execution, delivery, and performance by each of Level 3, the Borrower and the other Loan Parties of this Amendment Agreement, and the consummation of the transactions contemplated hereby by each Loan Party on the Tenth Amendment Effective Date, are within the powers of Level 3, the Borrower or such other Loan Party, as applicable, and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action;

(b)  this Amendment Agreement has been duly executed and delivered by Level 3, the Borrower and each other Loan Party and constitutes, and each other Loan Document to which any Loan Party is a party constitutes, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c)  the representations and warranties of (i) Level 3 and the Borrower contained in Article III of the Existing Credit Agreement and (ii) each Loan Party contained in any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that (A) the representations and warranties contained in Section 3.04(a) of the Existing Credit Agreement shall be deemed to refer to the financial statements most recently furnished pursuant to Section 5.01(a) of the Existing Credit Agreement as of the Tenth Amendment Effective Date, (B) references in such representations and warranties and the definition of “Disclosed Matters” to the “Effective Date” shall be deemed to be references to the “Tenth Amendment Effective Date”, (C) references to “January 1, 2007” and “March 12, 2007” in the definition of “Disclosed Matters” and Section 3.04(c) shall be deemed to be references to “January 1, 2015” and “May 8, 2015”, respectively, (D) Section 3.06(a) shall be deemed to include the following phrase in the parenthetical after the words “Disclosed Matters”: “and as disclosed on Schedule 3.06 attached to the Tenth Amendment Agreement” and (E) references in such representations and warranties to “Schedule 3.12” and “Schedule 3.13” shall be deemed to be references to Schedule 3.12 and Schedule 3.13, respectively, attached hereto;

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(d)  none of Level 3, the Borrower or the other Subsidiaries of Level 3 is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation U of the Board).  No part of the proceeds of any Tranche B-II 2022 Term Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X;

(e)  to the extent applicable, each Loan Party is in compliance, in all material respects, with the PATRIOT Act (as defined below);

(f)  the proceeds of the Tranche B-II 2022 Term Loans, together with additional funds of the Borrower, will be advanced by the Borrower to Level 3 LLC on the Tenth Amendment Effective Date in an aggregate amount equal to the aggregate principal amount of the Tranche B-II 2022 Term Loans made on the Tenth Amendment Effective Date (whether by cash funding or pursuant to Conversions) and thereafter shall be used directly or indirectly to prepay the Tranche B 2022 Term Loans of the Borrower and to pay accrued interest, fees and expenses related to the transactions contemplated hereby; and

(g)  no Default has occurred and is continuing on the date hereof.

SECTION 5.  Effectiveness.  The amendment and restatement of the Existing Credit Agreement and the amendment or amendment and restatement of certain schedules and exhibits thereto as set forth in Section 1 hereof, and the obligations of the Tranche B-II 2022 Term Lenders to make the Tranche B-II 2022 Term Loans hereunder, shall become effective on the first date (the “Tenth Amendment Effective Date”) on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.02 of the Existing Credit Agreement):

(a)  The Administrative Agent (or its counsel) shall have received from (i) Level 3, the Borrower and each Subsidiary Loan Party, (ii) the Administrative Agent and (iii) each institution that is to become a Tranche B-II 2022 Term Lender either (A) counterparts of this Amendment Agreement signed on behalf of each such party or (B) written evidence satisfactory to the Administrative Agent (which may include a fax or electronic transmission of a signed signature page of this Amendment Agreement) that each such party has signed a counterpart of this Amendment Agreement.

(b)  The Administrative Agent, Bank of America, N.A. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunning managers for the Tranche B-II 2022 Term Loans (in such capacities, the “Lead Arrangers”), and Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Goldman Sachs Bank USA, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC,

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as joint bookrunning managers for the Tranche B-II 2022 Term Loans (in such capacity, together with the Lead Arrangers, the “Arrangers”), shall have received favorable written opinions (addressed to the Administrative Agent, the Arrangers and the other parties hereto and dated the Tenth Amendment Effective Date) of (i) Willkie Farr & Gallagher LLP, counsel for the Borrower, (ii) the Chief Legal Officer or an Assistant General Counsel of Level 3, (iii) Potter Anderson & Corroon LLP, Delaware local counsel, and (iv) Morgan Lewis & Bockius LLP, regulatory counsel for the Borrower, covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated by this Amendment Agreement as the Administrative Agent or the Lead Arrangers shall reasonably request.

(c)  The Administrative Agent and the Lead Arrangers shall have received such documents and certificates as the Administrative Agent, the Lead Arrangers or their counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization by the Loan Parties of the transactions contemplated hereby and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent, the Lead Arrangers and their counsel.

(d)  The Administrative Agent and the Lead Arrangers shall have received a certificate signed by a Financial Officer of Level 3, dated the Tenth Amendment Effective Date, confirming satisfaction of the condition set forth in paragraph (e), certifying that the representations and warranties set forth in Section 4 hereof (in each case, substituting all references in Section 4 to the “Existing Credit Agreement” with references to the “Restated Credit Agreement” and all references in Section 4 to the “date hereof” with references to the “Tenth Amendment Effective Date”) are true and correct as of the Tenth Amendment Effective Date.

(e)  Subject to Section 2 hereof, the Guarantee and Collateral Requirement shall have been satisfied.

(f)  The Administrative Agent, the Arrangers and the Tranche B-II 2022 Term Lenders shall have received all fees and other amounts due and payable to them on or prior to the Tenth Amendment Effective Date, including the reimbursement or payment of all reasonable out-of-pocket expenses for which reasonably detailed invoices have been presented prior to the Tenth Amendment Effective Date (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent and the Lead Arrangers) incurred in connection with this Amendment Agreement.

(g)  The Administrative Agent and the Lead Arrangers shall have received (i) either (A) a completed (x) perfection certificate in the form of Annex II hereto (the “Tenth Amendment Effective Date Perfection Certificate”) and (y) perfection certificate in the form of Annex III hereto (the “Tenth Amendment Effective Date

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Loan Proceeds Note Perfection Certificate”), each dated the Tenth Amendment Effective Date and signed by a Financial Officer, in each case, together with all attachments contemplated thereby, or (B) a certificate dated the Tenth Amendment Effective Date and signed by a Financial Officer (which certificate may be combined with the certificate referred to in paragraph (d) above) confirming that as of the Tenth Amendment Effective Date there have been no changes to the information required to be set forth in the Annual Perfection Certificate and the Annual Loan Proceeds Note Perfection Certificate since the dates of the Annual Perfection Certificate and Annual Loan Proceeds Note Perfection Certificate most recently delivered to the Administrative Agent and (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Tenth Amendment Effective Date Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent and the Lead Arrangers that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.05 of the Restated Credit Agreement or have been released.

(h)  The Administrative Agent and the Lead Arrangers shall have received a certificate signed by the chief financial officer of Level 3, dated the Tenth Amendment Effective Date, certifying (i) with respect to the incurrence of the Tranche B-II 2022 Term Loans, as to compliance with the Existing Credit Agreement, the Existing Notes (including the Existing Notes set forth in the last sentence of the definition thereof in the Restated Credit Agreement), the indentures governing such Existing Notes and any other material Indebtedness of Level 3 and its Subsidiaries and (ii) that, immediately following the making of the Tranche B-II 2022 Term Loans on the Tenth Amendment Effective Date and after giving effect to the application of the proceeds of the Tranche B-II 2022 Term Loans and the other transactions contemplated by this Amendment Agreement, (A) the fair value of the assets of Level 3 and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (B) the present fair saleable value of the property of Level 3 and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (C) Level 3 and its Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (D) Level 3 and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Tenth Amendment Effective Date.

(i)  At least 3 Business Days prior to the Tenth Amendment Effective Date, in the case of Eurodollar Loans, or at least one Business Day prior to the Tenth Amendment Effective Date, in the case of ABR Loans (or, in each case,

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such lesser period as may be acceptable to the Administrative Agent), the Administrative Agent shall have received a fully completed and executed notice of borrowing with respect to the Tranche B-II 2022 Term Loans (it being understood and agreed that such notice will be deemed to permit Tranche B-II 2022 Term Loans to be made pursuant to Conversions in accordance with Section 1(c) above), together with a break-funding letter agreement in form and substance reasonably satisfactory to the Administrative Agent and the Lead Arrangers.

(j)  At least 3 Business Days prior to the Tenth Amendment Effective Date, the Lead Arrangers shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56) (the “PATRIOT Act”), that is requested at least 5 Business Days prior to the Tenth Amendment Effective Date.

The Administrative Agent shall notify Level 3, the Borrower and the Lenders of the Tenth Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6.  Consent to Additional Amendments to the Restated Credit Agreement.  Each Tranche B-II 2022 Term Lender hereby agrees that the Restated Credit Agreement shall be amended in the manner set forth in paragraphs (a) through (e) of this Section 6 (the amendments set forth in each such paragraph, a “Covenant Amendment” and collectively, the “Covenant Amendments”).  Each Covenant Amendment shall become effective on the date on which the Administrative Agent (or its counsel) shall have received executed counterparts to an amendment, consent or other agreement implementing such Covenant Amendment signed on behalf of Level 3, the Borrower, the Administrative Agent and additional Lenders that, when taken together with the Tranche B-II 2022 Term Lenders consenting to such Covenant Amendment pursuant to this Amendment Agreement, constitute the Required Lenders as of such date.  Each Tranche B-II 2022 Term Lender hereby agrees that any assignee of any Tranche B-II 2022 Term Loan shall take such Tranche B-II 2022 Term Loan subject to, and shall be bound by, the consent to the Covenant Amendments provided by the Tranche B-II 2022 Term Lenders pursuant to this Amendment Agreement.

(a)  Section 6.02(a) of the Restated Credit Agreement shall be amended by replacing the reference to “4.25” therein with “4.75”.

(b)  Clause (ii) of Section 6.01(b) of the Restated Credit Agreement shall be amended by replacing in its entirety the phrase “not to exceed the greater of (x) $2,615,000,000 and (y) 2.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges” with the phrase “not to exceed the greater of (x) $5,011,000,000 and (y) 3.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges”.

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(c)  Clause (ii) of Section 6.02(b) of the Restated Credit Agreement shall be amended by replacing in its entirety the phrase “not to exceed the greater of (x) $2,615,000,000 and (y) 2.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges” with the phrase “not to exceed the greater of (x) $5,011,000,000 and (y) 3.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges”.

(d)  Clause (ix) of Section 6.02(b) of the Restated Credit Agreement shall be amended by replacing the reference therein to “$100,000,000” with a reference to “$300,000,000”.

(e)  The proviso to clause (3) of Section 6.05(ii) of the Restated Credit Agreement shall be amended and restated in its entirety as follows: “provided that the amount of such cash does not exceed 120% of the face amount of such letters of credit”.

SECTION 7.  Effect of Amendment and Restatement; No Novation.  (a)  Except as expressly set forth herein and in the Restated Credit Agreement, this Amendment Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Agent or the Lenders under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations (including, for the avoidance of doubt, any guarantee obligations and indemnity obligations of the Guarantors), covenants or agreements contained in any Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances.

(b)  From and after the Tenth Amendment Effective Date, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Restated Credit Agreement, shall refer to the Existing Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term “Credit Agreement”, as used in any Loan Document, shall mean the Restated Credit Agreement.  This Amendment Agreement shall constitute a “Loan Document” for all purposes of the Restated Credit Agreement and the other Loan Documents.

(c)  Neither this Amendment Agreement nor the effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release any Guarantee thereof.  Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Existing Credit Agreement or the Guarantee Agreement, which shall remain in full force and effect, except as modified hereby and by the Restated Credit Agreement.  Nothing expressed or implied in this Amendment Agreement, the Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Existing Credit Agreement or any Loan Party under any Loan Document (as defined in the Existing Credit Agreement) from any of its obligations and liabilities thereunder.

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SECTION 8.  GOVERNING LAW.  THIS AMENDMENT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW.

SECTION 9.  Counterparts.  This Amendment Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

SECTION 10.  Headings. The headings of this Amendment Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers as of the date first above written.

LEVEL 3 COMMUNICATIONS, INC.,

by:	/s/Sunit Patel
Name: Sunit Patel
Title: Chief Financial Officer

LEVEL 3 FINANCING, INC.,

by:	/s/Rafael Martinez-Chapman
Name: Rafael Martinez-Chapman
Title: Senior Vice President and Treasurer

BROADWING, LLC,
BROADWING COMMUNICATIONS, LLC,
BTE EQUIPMENT, LLC,
GLOBAL CROSSING TELECOMMUNICATIONS, INC.,
LEVEL 3 COMMUNICATIONS, LLC,
LEVEL 3 ENHANCED SERVICES, LLC,
LEVEL 3 INTERNATIONAL, INC.,
TELCOVE OPERATIONS, LLC,
tw telecom holdings, llc,
tw telecom, llc,
WILTEL COMMUNICATIONS, LLC,

by:	/s/Neil Eckstein
Name:Neil Eckstein
Title: Assistant Secretary

SIGNATURE PAGE TO

LEVEL 3 TENTH AMENDMENT

AGREEMENT

MERRILL LYNCH CAPITAL CORPORATION,
as Administrative Agent and Collateral Agent,

by:	/s/Paley Chen
Name: Paley Chen
Title: Vice President

BANK OF AMERICA, N.A.,
As Tranche B-II 2022 Term Lender,

by:	/s/Bernard J. Tsang
Name: Bernard J. Tsang
Title: Director

By executing this Amendment Agreement and checking the “Cashless Roll” Election box, the Lender whose signature appears below becomes a party to this Amendment Agreement and a Tranche B-II 2022 Term Lender under the Restated Credit Agreement and agrees that the entire aggregate principal amount of Tranche B 2022 Term Loans held by such Lender will be converted into Tranche B-II 2022 Term Loans in a like principal amount as provided in this Amendment Agreement.

Name of Lender,

by:
Name:
Title:

For any Lender requiring a second signature line:

Name of Lender,

by:
Name:
Title:

Cashless Roll Election:

☐

By checking the box to the left, the above-signed Tranche B 2022 Term Lender hereby elects to convert the entire amount of its Tranche B 2022 Term Loans to Tranche B-II 2022 Term Loans in a like principal amount.

ANNEX I

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

May 8, 2015

among

LEVEL 3 COMMUNICATIONS, INC.

LEVEL 3 FINANCING, INC.

The Lenders Party hereto

and

MERRILL LYNCH CAPITAL CORPORATION

as Administrative Agent and Collateral Agent

BANK OF AMERICA, N.A.

and

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunning Managers

and

MORGAN STANLEY SENIOR FUNDING, INC.,

BARCLAYS BANK PLC,

GOLDMAN SACHS BANK USA,

CREDIT SUISSE SECURITIES (USA) LLC

and

J.P. MORGAN SECURITIES LLC,

as Joint Bookrunning Managers

[CS&M Ref. No. 4408-215]

i

SCHEDULES:

Schedule 2.01	— Commitments
Schedule 3.12	— Subsidiaries
Schedule 3.13	— Insurance
Schedule 4.01(i)	— Lien Searches

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B-1	— Form of Effective Date Perfection Certificate
Exhibit B-2	— Form of Effective Date Loan Proceeds Note Perfection Certificate
Exhibit C-1	— Form of Guarantee Agreement
Exhibit C-2	— Form of Collateral Agreement
Exhibit C-3	— Form of Indemnity, Subrogation and Contribution Agreement
Exhibit D	— Form of Promissory Note
Exhibit E-1	— Form of Opinion of Willkie Farr & Gallagher LLP, counsel for the Borrower
Exhibit E-2	— Form of Opinion of the Chief Legal Officer or an Assistant General Counsel of the Borrower
Exhibit E-3	— Form of Opinion of Potter Anderson & Corroon LLP, local counsel for the Borrower
Exhibit E-4	— Form of Opinion of Bingham McCutchen LLP, regulatory counsel for the Borrower
Exhibit F	— Omnibus Offering Proceeds Note Subordination Agreement
Exhibit G-1	— Form of Loan Proceeds Note Collateral Agreement
Exhibit G-2	— Form of Loan Proceeds Note Guarantee Agreement
Exhibit H	— Form of Loan Proceeds Note
Exhibit I	— Form of First Lien Intercreditor Agreement
Exhibit J	— Modified Dutch Auction Procedures
Exhibit K	—Borrower Assignment Agreement

AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 8, 2015 (this “Agreement” or “Credit Agreement”) among LEVEL 3 COMMUNICATIONS, INC., LEVEL 3 FINANCING, INC., as Borrower, the LENDERS party hereto, and MERRILL LYNCH CAPITAL CORPORATION, as Administrative Agent and Collateral Agent.

WHEREAS, Level 3 (such term and each other capitalized term used but not otherwise defined herein having the meaning given it in Article I), the Borrower, the lenders party thereto, Bank of America, N.A., as joint lead arranger and joint bookrunner, Morgan Stanley & Co. Incorporated, as joint lead arranger, joint bookrunner and syndication agent, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Wachovia Bank, N.A., as co-documentation agents, and Merrill Lynch Capital Corporation, as administrative agent and collateral agent, entered into that certain Credit Agreement dated as of March 13, 2007 (the “2007 Credit Agreement”).

WHEREAS, (a) pursuant to the First Amendment Agreement, the 2007 Credit Agreement was amended and restated as of April 16, 2009 (the “2009 Credit Agreement”), (b) pursuant to the Second Amendment Agreement, the 2009 Credit Agreement was amended and restated as of October 4, 2011, (c) pursuant to the Third Amendment Agreement, the 2009 Credit Agreement, as amended and restated as of October 4, 2011, was further amended and restated as of November 10, 2011 (the “2011 Credit Agreement”), (d) pursuant to the Fourth Amendment Agreement, the 2011 Credit Agreement was amended and restated as of August 6, 2012 (the “August 2012 Credit Agreement”) and (e) pursuant to the Fifth Amendment Agreement, the August 2012 Credit Agreement was amended and restated as of October 4, 2012 (the “October 2012 Credit Agreement”).

WHEREAS, pursuant to the Sixth Amendment Agreement, the October 2012 Credit Agreement was amended and restated as of August 12, 2013 (the “August 12, 2013 Credit Agreement”) and the Tranche B-III 2019 Term Lenders made Tranche B-III 2019 Term Loans to the Borrower in an aggregate principal amount of $815,000,000.

WHEREAS, pursuant to the Seventh Amendment Agreement, the August 12, 2013 Credit Agreement was amended and restated as of August 16, 2013 (the “August 16, 2013 Credit Agreement”) and the Tranche B 2020 Term Lenders made Tranche B 2020 Term Loans to the Borrower in an aggregate principal amount of $595,500,000.

WHEREAS, pursuant to the Eighth Amendment Agreement, the August 16, 2013 Credit Agreement was amended and restated as of October 4, 2013 (the “October 4, 2013 Credit Agreement”) and the Additional Tranche B 2020 Term Lenders made Additional Tranche B 2020 Term Loans (which, except as expressly set forth in the Eighth Amendment Agreement, are deemed to be Tranche B 2020 Term Loans for all purposes of this Agreement and the other Loan Documents) to the Borrower in an aggregate principal amount of $1,200,000,000.

WHEREAS, pursuant to the Ninth Amendment Agreement, the October 4, 2013 Credit Agreement was amended and restated as of October 31, 2014 (the “2014 Credit Agreement”) and the Tranche B 2022 Term Lenders made Tranche B 2022 Term Loans to the Borrower in an aggregate principal amount of $2,000,000,000.

WHEREAS, pursuant to Section 9.02(d) of the Original Credit Agreement and the Tenth Amendment Agreement, the 2014 Credit Agreement was amended and restated to be in the form hereof and the Tranche B-II 2022 Term Lenders made Tranche B-II 2022 Term Loans (by cash funding or pursuant to Conversions (as defined in the Tenth Amendment Agreement)) to the Borrower in an aggregate principal amount of $2,000,000,000, the net proceeds of which, together with additional funds of the Borrower, were advanced (and an amount equal to the aggregate principal amount of the Converted Term Loans (as defined in the Tenth Amendment Agreement) was deemed to be so advanced) by the Borrower to Level 3 LLC on the Tenth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B-II 2022 Term Loans, against delivery of the Loan Proceeds Note (as increased by the amount of $2,000,000,000 to evidence such loan made by the Borrower to Level 3 LLC on the Tenth Amendment Effective Date and as subsequently was reduced, in accordance with Section 6.11(b) of this Agreement, by the aggregate principal amount of Tranche B 2022 Term Loans prepaid by the Borrower with proceeds of the Tranche B-II 2022 Term Loans (including pursuant to Conversions (as defined in the Tenth Amendment Agreement))).

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accreted Value” of any Indebtedness issued at a price less than the principal amount at stated maturity, means, as of any date of determination, an amount equal to the sum of (a) the issue price of such Indebtedness as determined in accordance with Section 1273 of the Code or any successor provisions plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the “stated redemption price at maturity” of such Indebtedness within the meaning of Section 1273(a)(2) of the Code or any successor provisions, whether denominated as principal or interest, over the issue price of such Indebtedness) that shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the date of issue of such Indebtedness to the date of determination, minus all amounts theretofore paid in respect of such Indebtedness, which amounts are considered as part of the “stated redemption price at maturity” of such Indebtedness within the meaning of Section 1273(a)(2) of the Code or any successor provisions (whether such amounts paid were denominated principal or interest).

“Acquired Debt” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such Person merges with or into or consolidates with or becomes a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any Property acquired by such specified Person, which Indebtedness was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Additional Financing Inc. Indentures” means the 10% Notes Indenture, the 9.375% Notes Indenture, the 8.125% Notes Indenture, the 8.625% Notes Indenture the 7% Notes Indenture, the 6.125% Notes Indenture, the 2018 Floating Rate Notes Indenture, the 5.375% Notes Indenture, the 5.625% Notes Indenture, the 5.125% Notes Indenture and the 5.375% 2025 Notes Indenture.

“Additional Tranche” means any tranche of commitments established or loans made under this Agreement pursuant to Section 9.02(d).

“Additional Tranche B Term Commitment” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Additional Tranche B Term Lenders” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Additional Tranche B Term Loans” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Additional Tranche B 2020 Term Commitment” has the meaning specified in the Eighth Amendment Agreement.

“Additional Tranche B 2020 Term Lenders” has the meaning specified in the Eighth Amendment Agreement.

“Additional Tranche B 2020 Term Loans” has the meaning specified in the Eighth Amendment Agreement.

“Administrative Agent” means Merrill Lynch Capital Corporation, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  For purposes of Sections 6.07 and 6.09 and the definition of “Telecommunications/IS Assets” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Level 3 or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

“Affiliate Transaction” has the meaning specified in Section 6.09.

“Agent” means Merrill Lynch Capital Corporation, in its capacities as Administrative Agent and Collateral Agent.

“Agreement” has the meaning specified in the preliminary statement hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to:

(a) [intentionally omitted];

(b) [intentionally omitted];

(c) [intentionally omitted];

(d) in the case of a Tranche B-III 2019 Term Loan, the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (y) 1.00%, plus (B) 1.00%; provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on Bloomberg’s British Banker’s Association rate page (or on any successor or substitute page or, if such rate is not available on such page at such time for any reason, then the LIBO Rate shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to dollar deposits in the London interbank market, as determined by the Administrative Agent) at approximately 11:00 a.m., London time, on such day; provided further that if the Administrative Agent shall have given notice to Level 3 pursuant to Section 2.08 that adequate and reasonable means do not exist for ascertaining such LIBO Rate, clause (iii) shall be deemed to read “2.00%” until the Administrative Agent notifies Level 3 and the Lenders that the circumstances giving rise to such notice under Section 2.08 no longer exist; and provided further that, notwithstanding the foregoing, solely for purposes of calculating interest in respect of any Tranche B-III 2019 Term Loan that is an ABR Loan, the “Alternate Base Rate” for any day will be deemed to be 2.00% per annum if the Alternate Base Rate for such day calculated pursuant to the foregoing provisions would otherwise be less than 2.00% per annum;

(e) in the case of a Tranche B 2020 Term Loan, the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (y) 1.00%, plus (B) 1.00%; provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on Bloomberg’s British Banker’s Association rate page (or on any successor or substitute page or, if such rate is not available on such page at such time for any reason, then the LIBO Rate shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to dollar deposits in the London interbank market, as determined by the Administrative Agent) at approximately 11:00 a.m., London time, on such day; provided further that if the Administrative Agent shall have given notice to Level 3 pursuant to Section 2.08 that adequate and reasonable means do not exist for ascertaining such LIBO Rate, clause (iii) shall be deemed to read “2.00%” until the Administrative Agent notifies Level 3 and the Lenders that the circumstances giving rise to such notice under Section 2.08 no longer exist; and provided further that, notwithstanding the foregoing, solely for purposes of calculating interest in respect of any Tranche B 2020 Term Loan that is an ABR Loan, the “Alternate Base Rate” for any day will be deemed to be 2.00% per annum if the Alternate Base Rate for such day calculated pursuant to the foregoing provisions would otherwise be less than 2.00% per annum;

(f) in the case of a Tranche B 2022 Term Loan, the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the sum of (A) the higher of (x) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (y) 1.00%, plus (B) 1.00%; provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on Bloomberg’s British Banker’s Association rate page (or on any successor or substitute page or, if such rate is not available on such page at such time for any reason, then the LIBO Rate shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to dollar deposits in the London interbank market, as determined by the Administrative Agent) at approximately 11:00 a.m., London time, on such day; provided further that if the Administrative Agent shall have given notice to Level 3 pursuant to Section 2.08 that adequate and reasonable means do not exist for ascertaining such LIBO Rate, clause (iii) shall be deemed to read “2.00%” until the Administrative Agent notifies Level 3 and the Lenders that the circumstances giving rise to such notice under Section 2.08 no longer exist; and provided further that, notwithstanding the foregoing, solely for purposes of calculating interest in respect of any Tranche B 2022 Term Loan that is an ABR Loan, the “Alternate Base Rate” for any day will be deemed to be 2.00% per annum if the Alternate Base Rate for such day calculated pursuant to the foregoing provisions would otherwise be less than 2.00% per annum; and

(g) in the case of a Tranche B-II 2022 Term Loan, the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day (but in no event less than zero) plus ½ of 1% and (iii) the sum of (A) the higher of (x)

the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) and (y) 0.75%, plus (B) 1.00%; provided that, for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate appearing on the Bloomberg rate page displaying interest rates for dollar deposits with a maturity of one month in the London interbank market (or on any successor or substitute page or, if such rate is not available on such page at such time for any reason, then the LIBO Rate shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to dollar deposits in the London interbank market, as determined by the Administrative Agent) at approximately 11:00 a.m., London time, on such day; provided further that if the Administrative Agent shall have given notice to Level 3 pursuant to Section 2.08 that adequate and reasonable means do not exist for ascertaining such LIBO Rate, clause (iii) shall be deemed to read “1.75%” until the Administrative Agent notifies Level 3 and the Lenders that the circumstances giving rise to such notice under Section 2.08 no longer exist; and provided further that, notwithstanding the foregoing, solely for purposes of calculating interest in respect of any Tranche B-II 2022 Term Loan that is an ABR Loan, the “Alternate Base Rate” for any day will be deemed to be 1.75% per annum if the Alternate Base Rate for such day calculated pursuant to the foregoing provisions would otherwise be less than 1.75% per annum.

Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.

“Amendment Effective Date” has the meaning specified in the First Amendment to 2009 Credit Agreement.

“Annual Loan Proceeds Note Perfection Certificate” has the meaning specified in the Loan Proceeds Note Collateral Agreement.

“Annual Perfection Certificate” has the meaning specified in the Collateral Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Level 3, the Borrower or the Subsidiaries of Level 3 from time to time concerning or relating to bribery, corruption or anti-money laundering, including the PATRIOT Act.

“Applicable Margin” means (a) [intentionally omitted], (b) [intentionally omitted], (c) [intentionally omitted], (d) [intentionally omitted], (e) [intentionally omitted], (f) [intentionally omitted], (g) [intentionally omitted], (h) in respect of any Tranche B-III 2019 Term Loan, (i) 2.00% per annum in the case of any Tranche B-III 2019 ABR Loan and (ii) 3.00% per annum in the case of any Tranche B-III 2019 Eurodollar Loan, (i) in respect of any Tranche B 2020 Term Loan, (i) 2.00% per annum in the case of any Tranche B 2020 ABR Loan and (ii) 3.00% per annum in the case of any Tranche B 2020 Eurodollar Loan, (j) in respect of any Tranche B 2022 Term Loan, (i) 2.50% per annum in the case of any Tranche B 2022 ABR Loan and (ii) 3.50% per annum in the case of any Tranche B 2022 Eurodollar Loan, and (k) in respect of any Tranche B-II 2022 Term Loan, (i) 1.75% per annum in the case of any Tranche B-II 2022 ABR Loan and (ii) 2.75% per annum in the case of any Tranche B-II 2022 Eurodollar Loan.

“Approved Fund” means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Asset Disposition” means any transfer, conveyance, sale, lease, issuance or other disposition by Level 3 or any Restricted Subsidiary in one or more related transactions (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary to Level 3 or a Restricted Subsidiary or by Level 3 to a Restricted Subsidiary) of (i) shares of Capital Stock or other ownership interests of a Restricted Subsidiary (other than as permitted by clause (v), (vi), (vii) or (ix) of Section 6.08), (ii) substantially all of the assets of Level 3 or any Restricted Subsidiary representing a division or line of business or (iii) other Property of Level 3 or any Restricted Subsidiary outside of the ordinary course of business (excluding any transfer, conveyance, sale, lease or other disposition of equipment or real estate (including fixtures appurtenant thereto) that is obsolete or no longer used by or useful to Level 3); provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $5,000,000 or more in any 12-month period.  The following shall not be Asset Dispositions: (i) Permitted Telecommunications Capital Asset Dispositions that comply with clause (i) of the first paragraph of Section 6.07, (ii) when used with respect to Level 3, any Asset Disposition permitted pursuant to Section 6.13 which constitutes a disposition of all or substantially all of the assets of Level 3 and the Restricted Subsidiaries taken as a whole, (iii) Receivables sales constituting Indebtedness under Qualified Receivables Facilities permitted to be Incurred pursuant to Section 6.01 or Section 6.02 and (iv) any disposition that constitutes a Permitted Investment or a Restricted Payment permitted by Section 6.03.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Value” means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (including any period for which such lease has been extended) as determined in accordance with GAAP, discounted from the last date of such remaining term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP.  The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges.  In the case of any lease which is terminable by the lessee upon the payment of penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated.  “Attributable Value” means, as to a Capital Lease Obligation, the principal amount thereof.

“Auction” has the meaning specified in Section 9.04.

“Auction Manager” means either (a) the Administrative Agent or the Lead Arranger, as determined by the Borrower, or any of their respective Affiliates or (b) any other financial institution or advisor agreed by the Borrower and the Administrative Agent (whether or not an affiliate of the Administrative Agent) to act as an arranger in connection with any repurchases of Loans pursuant to Section 9.04(h).

“August 2012 Credit Agreement” has the meaning specified in the recitals hereto.

“August 12, 2013 Credit Agreement” has the meaning specified in the recitals hereto.

“August 16, 2013 Credit Agreement” has the meaning specified in the recitals hereto.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” of any Person means the board of directors of such Person or the executive committee or similar body of such Person.

“Board Resolution” of any Person means a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

“Borrower” means Level 3 Financing, Inc., a Delaware corporation.

“Borrower Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit K, with such amendments or modifications as may be approved by the Administrative Agent.

“Borrower Debt Ratio” means the ratio of (a) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted

Value) of Indebtedness of the Borrower and the Borrower Restricted Subsidiaries (other than Indebtedness owed to Level 3 or a Sister Restricted Subsidiary that is subordinated to the Loan Proceeds Note (if Level 3 LLC is the obligor of such Indebtedness) or the Loan Proceeds Note Guarantee or the Guarantee of the Obligations by the obligor on such Indebtedness), on a consolidated basis, outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the proposed Incurrence of Indebtedness giving rise to such calculation and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (b) the sum of, without duplication, (x) Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding such proposed Incurrence of Indebtedness for which consolidated financial statements are available and (y) Consolidated Cash Flow Available for Fixed Charges of Level 3 and the Sister Restricted Subsidiaries to the extent such Consolidated Cash Flow Available for Fixed Charges is attributable to Sister Restricted Subsidiaries that are Guarantors for such four full fiscal quarters; provided, however, that if (A) since the beginning of such four full fiscal quarter period the Borrower, any Borrower Restricted Subsidiary, Level 3 or any Sister Restricted Subsidiary shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Borrower Restricted Subsidiary or Sister Restricted Subsidiary (or any Person which becomes a Borrower Restricted Subsidiary or a Sister Restricted Subsidiary) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became a Borrower Restricted Subsidiary or a Sister Restricted Subsidiary or was merged with or into the Borrower, any Borrower Restricted Subsidiary or any Sister Restricted Subsidiary since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period.  For purposes of this definition, whenever “pro forma” effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Level 3, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of Level 3 of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided, that such adjustments are set forth in an Officer’s Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the officers executing such Officers’ Certificate.

“Borrower Restricted Subsidiary Supplemental Indenture” means any supplemental indenture to the 10.75% Notes Indenture, the 2011 Floating Rate Notes Indenture, the 12.25% Notes Indenture, the 9.25% Notes Indenture, the 2015 Floating Rate Notes Indenture, the 8.75% Notes Indenture, the 10% Notes Indenture, the 9.375% Notes Indenture, the 8.125% Notes Indenture, the 8.625% Notes Indenture or the 7% Notes Indenture in substantially the form of the Level 3 LLC 10.75% Notes Supplemental Indenture, the Level 3 LLC 2011 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 12.25% Notes Supplemental Indenture, the Level 3 LLC 9.25% Notes Supplemental Indenture, the Level 3 LLC 2015 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 8.75% Notes Supplemental Indenture, the Level 3 LLC 10% Notes Supplemental Indenture, the Level 3 LLC 9.375% Notes Supplemental Indenture, the Level 3 LLC 8.125% Notes Supplemental Indenture, the Level 3 LLC 8.625% Notes Supplemental Indenture or the Level 3 LLC 7% Notes Supplemental Indenture, as the case may be, among the Borrower, Level 3, any Borrower Restricted Subsidiary (other than Level 3 LLC) and the Trustee under the 10.75% Notes Indenture, the 2011 Floating Rate Notes Indenture, the 12.25% Notes Indenture, the 9.25% Notes Indenture, the 2015 Floating Rate Notes Indenture, the 8.75% Notes Indenture, the 10% Notes Indenture, the 9.375% Notes Indenture, the 8.125% Notes Indenture, the 8.625% Notes Indenture, the 7% Notes Indenture, the 6.125% Notes Indenture, the 2018 Floating Rate Notes Indenture, the 5.375% Notes Indenture, the 5.625% Notes Indenture, the 5.125% Notes Indenture or the 5.375% 2025 Notes Indenture, as the case may be.

“Borrower Restricted Subsidiaries” means the Subsidiaries of the Borrower that are Restricted Subsidiaries.

“Borrowing” means Loans of the same Class made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligation” of any Person means the obligation of such Person to pay rent or other payment amount under any lease of (or other Indebtedness arrangement conveying the right to use) Property of such Person which obligation is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person under GAAP (a “Capital Lease”).  The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.  The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Equivalents” means (i) U.S. dollars or foreign currencies held from time to time in the ordinary course of business, (ii) Government Securities having maturities of not more than one year from the date of acquisition, (iii) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a long-term credit rating of ‘‘A’’ or better from S&P or ‘‘A2’’ or better from Moody’s or a short-term credit rating of ‘‘A-2’’ or better from S&P or ‘‘P-2’’ or better from Moody’s, (iv) certificates of deposit, demand deposits, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least ‘‘A’’ or the equivalent thereof by S&P or ‘‘A2’’ or the equivalent thereof by Moody’s or any commercial bank ranking within the top ten of all commercial banks in such bank’s country of operation on the basis of consolidated assets, and, in each case, having consolidated assets with value in excess of $500,000,000, (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii), (iii) and (iv) entered into with any bank meeting the qualifications specified in clause (iv) above, (vi) commercial paper rated at the time of acquisition thereof at least ‘‘A’’ (long-term) or ‘‘A-2’’ (short-term) or the respective equivalent thereof by S&P or ‘‘A2’’ (long-term) or ‘‘P-2’’ (short-term) or the respective equivalent thereof by Moody’s or, if both of the two named Rating Agencies cease publishing ratings of investments, carrying an equivalent rating by a nationally recognized rating agency (other than Moody’s and S&P) that rates debt securities having a maturity at original issuance of at least one year and in any case maturing within one year after the date of acquisition thereof and (vii) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (i) through (vi) above.

“Change of Control” means the occurrence of any of the following events:

(a) if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of Level 3; provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the

Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of Level 3 than such other person or group (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of (i) Level 3 and the Restricted Subsidiaries or (ii) the Borrower and the Borrower Restricted Subsidiaries, in each case considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary or Level 3 or the Borrower, respectively, or one or more Permitted Holders) shall have occurred; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Level 3 (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of Level 3 was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Level 3 then in office; or

(d) the shareholders of Level 3 or the Borrower shall have approved any plan of liquidation or dissolution of Level 3 or the Borrower, respectively.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Loans within 30 days of each other.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.09(c), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Term Loans, Tranche B Term Loans, Tranche B II Term Loans, Tranche B III Term Loans, Tranche B 2019 Term Loans, Tranche B 2016 Term Loans, Tranche B-II 2019 Term

Loans, Tranche B-III 2019 Term Loans, Tranche B 2020 Term Loans, Tranche B 2022 Term Loans, Tranche B-II 2022 Term Loans or Loans of any Additional Tranche and (b) any Commitment, refers to whether such Commitment is a Tranche A Term Commitment, a Tranche B Term Commitment, a Tranche B II Term Commitment, a Tranche B III Term Commitment, a Tranche B 2019 Term Commitment, a Tranche B 2016 Term Commitment, a Tranche B-II 2019 Term Commitment, a Tranche B-III 2019 Term Commitment, a Tranche B 2020 Term Commitment, a Tranche B 2022 Term Commitment, a Tranche B-II 2022 Term Commitment or a Commitment in respect of any Additional Tranche.  Additional Classes of Loans, Borrowings, Commitments and Lenders may be established pursuant to Section 2.14.

“CLO” means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document (other than any Permitted First Lien Intercreditor Agreement). It is understood that the Collateral shall not include Excluded Collateral (as defined in the Collateral Agreement).

“Collateral Agent” means Merrill Lynch Capital Corporation, in its capacity as collateral agent for the Secured Parties hereunder.

“Collateral Agreement” means the Amended and Restated Collateral Agreement substantially in the form of Exhibit C-2.

“Collateral Permit Condition” means, with respect to any Regulated Grantor Subsidiary , that such Regulated Grantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required, if any, in order for it to become a Grantor under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement insofar as the authorizations and consents so permit.

“Collateral Release Amount” has the meaning specified in Section 6.07(d).

“Commitment” means a Tranche A Term Commitment, a Tranche B Term Commitment, a Tranche B II Term Commitment, a Tranche B III Term Commitment, a Tranche B 2019 Term Commitment, a Tranche B 2016 Term Commitment, a Tranche B-II 2019 Term Commitment, a Tranche B-III 2019 Term Commitment, a Tranche B 2020 Term Commitment, a Tranche B 2022 Term Commitment, a Tranche B-II 2022 Commitment and, with respect to any Additional Tranche, the commitments of the Lenders providing such Additional Tranche.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Communications Act” means the Communications Act of 1934 and any similar or successor Federal statute and the rules, regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

“Consolidated Capital Ratio” means as of the date of determination the ratio of (i) the aggregate amount of Indebtedness of Level 3 and its Restricted Subsidiaries on a consolidated basis as at the date of determination to (ii) the sum of (a) $2,024,000,000, (b) the aggregate net proceeds to Level 3 from the issuance or sale of any Capital Stock (including Preferred Stock) of Level 3 other than Disqualified Stock subsequent to the Measurement Date, (c) the aggregate net proceeds from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date and (d) the after-tax gain on the sale, subsequent to the Measurement Date, of Special Assets to the extent such Special Assets have been sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Indebtedness of Level 3 or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Loans or any applicable Loan Proceeds Note Guarantee or any Guarantee of the Obligations) and release of Level 3 and all Restricted Subsidiaries from all liability on the Indebtedness assumed; provided, however, that, for purposes of calculation of the Consolidated Capital Ratio, the net proceeds from the issuance or sale of Capital Stock or Indebtedness described in clause (b) or (c) above shall not be included to the extent (x) such proceeds have been utilized to make a Permitted Investment under clause (i) of the definition thereof or a Restricted Payment or (y) such Capital Stock or Indebtedness shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Consolidated Cash Flow Available for Fixed Charges” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means the Consolidated Net Income of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period increased by the sum of, to the extent reducing such Consolidated Net Income for such period (or, with respect to clause (v) below, reduced by such amount to the extent increasing such Consolidated Net Income for such period), (i) Consolidated Interest Expense of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, plus (ii) Consolidated Income Tax Expense of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, plus (iii) consolidated depreciation and amortization expense and any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period) for Level 3 and its Restricted Subsidiaries or the Borrower and the

Borrower Restricted Subsidiaries, as applicable, (iv) other non-recurring or unusual losses or expenses of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable (as determined by Level 3 in good faith and in accordance with Regulation G, promulgated pursuant to the Securities Act and the Exchange Act), (v) non-recurring or unusual gains of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable (as determined by Level 3 in good faith in accordance with Regulation G, promulgated pursuant to the Securities Act and Exchange Act), (vi) acquisition-related costs and restructuring reserves incurred by Level 3 or any of its Restricted Subsidiaries or the Borrower or any of the Borrower Restricted Subsidiaries, as applicable, in connection with the acquisition of, merger, amalgamation or consolidation with, any Person expensed in computing such Consolidated Net Income to the extent the same would have been capitalized prior to the adoption of Statement of Financial Accounting Standards No. 141R, Business Combinations, (vii) the amount of (a) any restructuring charges or reserves of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, and (b) any impairment charge or asset write-off or write-down of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, in each case, pursuant to GAAP, and (viii) any non-recurring expenses or charges (other than depreciation or amortization expense) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred under this Agreement (including a refinancing thereof) (whether or not successful), including (a) such fees, expenses or charges related to the making of any Class of Loans under this Agreement (including breakage costs in connection with hedging obligations) and (b) any amendment or other modification of this Agreement, and, in each case, deducted (and not added back) in computing Consolidated Net Income; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable (calculated separately for such Restricted Subsidiary or Borrower Restricted Subsidiary in the same manner as provided above for Level 3 or the Borrower, as applicable), that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary or to the Borrower or another Borrower Restricted Subsidiary, as applicable, to the extent of such restrictions.

“Consolidated Income Tax Expense” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means the aggregate amounts of the provisions for income taxes of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period calculated on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries for any period means the interest expense included in a consolidated income statement (excluding interest income) of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Indebtedness discounts and issuance costs, including commitment fees; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) net costs with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements (including fees); (iv) Preferred Stock Dividends (other than dividends paid in shares of Preferred Stock that is not Disqualified Stock) declared and paid or payable; (v) accrued Disqualified Stock Dividends, whether or not declared or paid; (vi) interest on Indebtedness guaranteed by Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable; (vii) the portion of any Capital Lease Obligation or Sale and Leaseback Transaction paid during such period that is allocable to interest expense; (viii) interest Incurred in connection with investments in discontinued operations; and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Level 3 or a Restricted Subsidiary or the Borrower or a Borrower Restricted Subsidiary, as applicable) in connection with Indebtedness Incurred by such plan or trust.

“Consolidated Net Income” for Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries for any period means the net income (or loss) of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) for purposes of Section 6.03 only, the net income (or loss) of any Person acquired by Level 3 or a Restricted Subsidiary or the Borrower or a Borrower Restricted Subsidiary, as applicable, in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Restricted Subsidiary or a Borrower Restricted Subsidiary, as applicable, except to the extent of the amount of dividends or other distributions actually paid to Level 3 or a Restricted Subsidiary or to the Borrower or a Borrower Restricted Subsidiary, as applicable, by such Person during such period (except, for purposes of Section 6.03 only, to the extent such dividends or distributions have been subtracted from the calculation of the amount of Investments to support the actual making of Investments), (c) gains or losses realized upon the sale or other disposition of any Property of Level 3 or its Restricted Subsidiaries or the Borrower or the Borrower Restricted Subsidiaries, as applicable, that is not sold or disposed of in the ordinary course of business (it being understood that Permitted Telecommunications Capital Asset Dispositions shall be considered to be in the ordinary course of business), (d) gains or losses realized upon the sale or other disposition of any Special Assets, (e) all extraordinary gains and extraordinary losses, determined in accordance with GAAP, (f) the cumulative effect of changes in accounting principles, (g) non-cash gains or losses resulting from fluctuations in currency exchange rates, (h) any non-cash expense related to the issuance to employees or directors of Level 3 or any Restricted Subsidiary or the Borrower or any Borrower Restricted Subsidiary, as applicable, of (1) options to purchase Capital Stock of Level 3 or such Restricted Subsidiary or the Borrower or such Borrower Restricted Subsidiary, as applicable, or (2) other compensatory rights; provided, in either case, that such options or rights, by their terms can be redeemed at the option of the holder of such option or right only for Capital Stock, (i) with respect to a Restricted Subsidiary or a Borrower Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary any aggregate net income (or loss) in excess of Level 3’s or any Restricted Subsidiary’s or the Borrower’s or any Borrower Restricted Subsidiary’s, as applicable, pro rata share of the net income (or loss) of such Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable, that is not a Wholly Owned Subsidiary and (j) for purposes of calculating Pro Forma Consolidated Cash Flow Available for Fixed Charges in Section 6.01(a), Section 6.01(b), Section 6.02(a) and Section 6.02(b) only, ordinary losses or gains (including related fees and expenses) on early extinguishment of Indebtedness and Permitted Hedging Agreements; provided further that there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary or any Borrower Restricted Subsidiary, as applicable, that is subject to a restriction which prevents the payment of dividends or the making of distributions to Level 3 or another Restricted Subsidiary or to the Borrower or another Borrower Restricted Subsidiary, as applicable, to the extent of such restriction.

“Consolidated Tangible Assets” of any Person means the total amount of assets (less applicable reserves and other properly deductible items) which under GAAP would be included on a consolidated balance sheet of such Person and its Subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case under GAAP would be included on such consolidated balance sheet.

“Credit Facilities” means one or more credit agreements, loan agreements or similar facilities (including any Additional Tranche), secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including any Qualified Receivable Facility, entered into from time to time by Level 3 and its Restricted Subsidiaries, or Purchase Money Debt, or Indebtedness Incurred pursuant to Capital Lease Obligations, Sale and Leaseback Transactions, or senior secured note issuances, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Default” means any event, act or condition which constitutes an Event of Default or which upon the notice specified in Article VII, the lapse of time specified in Article VII or both would, unless cured or waived, become an Event of Default.

“Designated Grantor Subsidiary” means (a) any Unregulated Grantor Subsidiary and (b) at such time as it shall have satisfied the Collateral Permit Condition, any Regulated Grantor Subsidiary; provided, however, that, (i) with respect to the Tranche B Term Loans, this definition shall be subject to Section 2 of the First Amendment Agreement, (ii) with respect to the Tranche B II Term Loans, this definition shall be subject to Section 2 of the Second Amendment Agreement, (iii) with respect to the Tranche B III Term Loans, this definition shall be subject to Section 2 of the Third Amendment Agreement, (iv) with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, this definition shall be subject to Section 6 of the Fourth Amendment Agreement, (v) with respect to the Tranche B-II 2019 Term Loans, this definition shall be subject to Section 2 of the Fifth Amendment Agreement, (vi) with respect to the Tranche B-III 2019 Term Loans, this definition shall be subject to Section 2 of the Sixth Amendment Agreement, (vii) with respect to the Tranche B 2020 Term Loans, this definition shall be subject to Section 2 of the Seventh Amendment Agreement and (viii) with respect to the Tranche B-II 2022 Term Loans, this definition shall be subject to Section 2 of the Tenth Amendment Agreement.  No Foreign Subsidiary shall at any time constitute a Designated Grantor Subsidiary.

“Designated Guarantor Subsidiary” means (a) any Unregulated Guarantor Subsidiary and (b) at such time as it shall have satisfied the Guarantee Permit Condition, any Regulated Guarantor Subsidiary; provided, however, that, (i) with respect to the Tranche B Term Loans, this definition shall be subject to Section 2 of the First Amendment Agreement, (ii) with respect to the Tranche B II Term Loans, this definition shall be subject to Section 2 of the Second Amendment Agreement, (iii) with respect to the Tranche B III Term Loans, this definition shall be subject to Section 2 of the Third Amendment Agreement, (iv) with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, this definition shall be subject to Section 6 of the Fourth Amendment Agreement, (v) with respect to the Tranche B-II 2019 Term Loans, this definition shall be subject to Section 2 of the Fifth Amendment Agreement, (vi) with respect to the Tranche B-III 2019 Term Loans, this definition shall be subject to Section 2 of the Sixth Amendment Agreement, (vii) with respect to the Tranche B 2020 Term Loans, this definition shall be subject to Section 2 of the Seventh Amendment Agreement  and (viii) with respect to the Tranche B-II 2022 Term Loans, this definition shall be subject to Section 2 of the Tenth Amendment Agreement.  No Foreign Subsidiary shall at any time constitute a Designated Guarantor Subsidiary.

“Designation” and “Designation Amount” have the respective meanings specified in Section 6.10.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Level 3’s reports and filings under the Exchange Act filed or furnished since January 1, 2007 and prior to March 12, 2007 and available on the Securities and Exchange Commission’s website on the internet at www.sec.gov prior to the Effective Date.

“Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the latest Maturity Date in effect at the time of issuance of such Capital Stock; provided, however, that any Preferred Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require Level 3 or the Borrower, respectively, to repurchase or redeem such Preferred Stock upon the occurrence of (i) a change of control occurring prior to the latest Maturity Date in effect at the time of issuance of such Preferred Stock shall not constitute Disqualified Stock if the change of control provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Loans as provided for in the definition of “Change of Control Triggering Event” or (ii) an asset sale occurring prior to the latest

Maturity Date in effect at the time of issuance of such Preferred Stock shall not constitute Disqualified Stock if the asset sale provisions applicable to such Preferred Stock are no more favorable to the holders of such Preferred Stock than the provisions applicable to the Loans contained in Section 6.07 and, in each case, such Preferred Stock specifically provides that Level 3 or the Borrower, respectively, will not repurchase or redeem any such stock pursuant to such provisions prior to the Borrower’s repayment of the Loans as required by Sections 2.05 and 6.07(c).

“Disqualified Stock Dividends” means all dividends with respect to Disqualified Stock of Level 3 held by Persons other than a Wholly Owned Restricted Subsidiary.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) applicable to Level 3 for the period during which such dividends were paid.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary that is not a Foreign Subsidiary.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary other than (a) a Foreign Restricted Subsidiary or (b) a Subsidiary of a Foreign Restricted Subsidiary.

“Effective Date” means the date on which the conditions specified in Section 4.01 of the 2007 Credit Agreement were satisfied (or waived in accordance with Section 9.02).

“Effective Date Perfection Certificate” means a certificate in the form of Exhibit B-1 or any other form approved by the Administrative Agent.

“Effective Date Loan Proceeds Note Perfection Certificate” means a certificate in the form of Exhibit B-2 or any other form approved by the Administrative Agent.

“Effective Date Purchase Money Debt” means Purchase Money Debt outstanding on the Effective Date; provided, however, that the amount of such Purchase Money Debt when Incurred did not exceed 100% of the cost of the construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets.

“Effective Date Rating” means B1 in the case of Moody’s and B- in the case of S&P, which were the respective ratings assigned to the Tranche A Term Loans by the Rating Agencies on the Effective Date.

“Eighth Amendment Agreement” means that certain Eighth Amendment Agreement dated as of October 4, 2013, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Additional

Tranche B 2020 Term Lenders (as defined therein), providing for, among other things, the amendment and restatement of the August 16, 2013 Credit Agreement.

“Eighth Amendment Effective Date” has the meaning specified in the Eighth Amendment Agreement.

“8.125% Notes” means the Borrower’s 8.125% Senior Notes due 2019 in an aggregate principal amount outstanding on the Second Restatement Effective Date of $1,200,000,000.

“8.125% Notes Indenture” means the Indenture dated as of June 9, 2011 among Level 3 Escrow, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 8.125% Notes, as supplemented by the First Supplemental Indenture dated as of October 4, 2011, among Level 3 Escrow, Inc., the Borrower, Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Borrower assumed the obligations and agreements of Level 3 Escrow, Inc. under the 8.125% Notes and the 8.125% Notes Indenture and became the “Issuer” for purposes of the 8.125% Notes and the 8.125% Notes Indenture.

“8.125% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 8.125% Notes and the Level 3 LLC 8.125% Notes Supplemental Indenture.

“8.125% Offering Proceeds Note” means the intercompany demand note dated as of the Second Restatement Effective Date, in an initial principal amount equal to $1,200,000,000, issued by Level 3 LLC to the Borrower.

“8.75% Notes” means the Borrower’s 8.75% Senior Notes due 2017 in an aggregate principal amount outstanding on Effective Date of $700,000,000.

“8.75% Notes Indenture” means the Indenture dated as of February 14, 2007 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 8.75% Notes.

“8.75% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 8.75% Notes and the Level 3 LLC 8.75% Notes Supplemental Indenture.

“8.75% Offering Proceeds Note” means the intercompany demand note dated February 14, 2007, in an initial principal amount equal to $700,000,000, issued by Level 3 LLC to the Borrower.

“8.625% Notes” means the Borrower’s 8.625% Senior Notes due 2020 in an aggregate principal amount outstanding on the Fourth Amendment Effective Date of $900,000,000.

“8.625% Notes Indenture” means the Indenture dated as of January 13, 2012 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 8.625% Notes.

“8.625% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 8.625% Notes and the Level 3 LLC 8.625% Notes Supplemental Indenture.

“8.625% Offering Proceeds Note” means the intercompany demand note dated January 13, 2012, in an initial principal amount equal to $900,000,000, issued by Level 3 LLC to the Borrower.

“Eligible Transferee” shall mean and include (i) a commercial bank, (ii) an insurance company, a finance company, a financial institution or any fund that invests in loans in the ordinary course of business and has total assets in excess of $5,000,000 and (iii) any other financial institution reasonably satisfactory to Level 3 and the Administrative Agent.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Level 3 or any Subsidiary of Level 3 directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that together with Level 3 is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Level 3 or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Level 3 or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by Level 3 or any of its ERISA Affiliates of any Withdrawal Liability; or (g) the receipt by Level 3 or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Level 3 or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurocurrency Reserve Requirements” means the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which United States commercial banks are subject and applicable to “Eurocurrency Liabilities”, as such term is defined in Regulation D of the Board, or any similar category of assets or liabilities relating to eurocurrency fundings.  Eurocurrency Reserve Requirements shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning specified in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

“Excess Proceeds” has the meaning specified in Section 6.07(c).

“Excluded Taxes” means, with respect to the Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise Taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by Level 3 under Section 2.13(b)), any withholding Tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.11(a) or (ii) is attributable to such Foreign Lender’s failure to comply with Section 2.11(e).

“Executive Officer” means the chief executive officer, the president, the chief financial officer, the secretary or the treasurer of Level 3.

“Existing Amended and Restated Credit Agreement” means the Amended and Restated Credit Agreement dated as of June 27, 2006 among the Borrower, Level 3, the lenders from time to time party thereto and the Administrative Agent and the Collateral Agent.

“Existing Notes” means (a) Level 3’s (i) 2.875% Convertible Senior Notes due 2010 in an aggregate principal amount not to exceed $374,000,000, (ii) 11% Senior Notes due 2008 in an aggregate principal amount not to exceed $21,000,000, (iii) 11.25% Senior Notes due 2010 in an aggregate principal amount not to exceed $96,000,000, (iv) 12.875% Senior Discount Notes due 2010 in an aggregate principal amount at maturity not to exceed $488,000,000, (v) 10.75% Senior Notes due 2008 in an aggregate principal amount not to exceed €5,000,000, (vi) 11.25% Senior Notes due 2010 in an aggregate principal amount not to exceed €105,000,000, (vii) 6% Convertible Subordinated Notes due 2009 in an aggregate principal amount not to exceed $362,000,000, (viii) 6% Convertible Subordinated Notes due 2010 in an aggregate principal amount not to exceed $514,000,000, (ix) 9% Convertible Senior Discount Notes due 2013 in an aggregate principal amount at maturity not to exceed $295,000,000, (x) 5.25% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $345,000,000, (xi) 10% Convertible Senior Notes due 2011 in an aggregate principal amount not to exceed $275,000,000, (xii) 11.50% Senior Notes due 2010 in an aggregate principal amount not to exceed $18,000,000 and (xiii) 3.50% Convertible Senior Notes due 2012 in an aggregate principal amount not to exceed $335,000,000 and (b) the Borrower’s (i) 10.75% Senior Notes due 2011 in an aggregate principal amount not to exceed $3,284,000, (ii) Floating Rate Senior Notes due 2011 in an aggregate principal amount not to exceed $6,000,000, (iii) 12.25% Senior Notes due 2013 in an aggregate principal amount not to exceed $550,000,000, (iv) 9.25% Senior Notes due 2014 in an aggregate principal amount not to exceed $1,250,000,000, (v) Floating Rate Senior Notes due 2015 in an aggregate principal amount not to exceed $300,000,000 and (vi) 8.75% Senior Notes due 2017 in an aggregate principal amount not to exceed $700,000,000.  Solely for purposes of the definition of the term “Rating Decline”, Existing Notes shall also mean (A) Level 3’s (1) 15% Convertible Senior Notes due 2013 in an aggregate principal amount at maturity not to exceed $400,000,000, (2) 7% Convertible Senior Notes due 2015 and 7% Convertible Senior Notes, Series B due 2015 in an aggregate principal amount at maturity not to exceed $475,000,000, (3) 6.5% Convertible Senior Notes due 2016 in an aggregate principal amount at maturity not to exceed $201,250,000, (4) 11.875% Senior Notes due 2019 in an aggregate principal amount at maturity not to exceed $605,000,000, (5) 8.875% Senior Notes due 2019 in an aggregate principal amount at maturity not to exceed $300,000,000 and (6) 5.750% Senior Notes due 2022 in an aggregate principal amount at maturity not to exceed $600,000,000 and (B) the Borrower’s (1) 10% Senior Notes due 2018 in an aggregate principal amount at maturity not to exceed $640,000,000, (2) 9.375% Senior Notes due 2019 in an aggregate principal amount at maturity not to exceed $500,000,000, (3) 8.125% Senior Notes due 2019 in an aggregate principal amount at maturity not to exceed $1,200,000,000, (4) 8.625% Senior Notes due 2020 in an aggregate principal amount outstanding at maturity not to exceed $900,000,000, (5) 7% Senior Notes due 2020 in an aggregate principal amount outstanding at maturity not to exceed $775,000,000, (6) 2018 Floating Rate Notes in an aggregate principal amount at maturity not to exceed $300,000,000, (7) 6.125% Senior Notes due 2021 in an aggregate principal amount at maturity not to exceed $640,000,000, (8) 5.375% Senior Notes due 2022 in an aggregate principal amount at maturity not to exceed $1,000,000,000, (9) 5.625% Senior Notes due 2023 in an aggregate principal amount at maturity not to exceed $500,000,000, (10) 5.125% Senior Notes due 2023 in an aggregate principal amount at maturity not to exceed $700,000,000 and (11) 5.375% Senior Notes due 2025 in an aggregate principal amount at maturity not to exceed $800,000,000.

“Existing Term Loans” means the term loans in an aggregate principal amount of $730,000,000 outstanding under the Existing Amended and Restated Credit Agreement.

“Extending Lender” has the meaning specified in Section 2.14(a).

“Extension Agreement” means an Extension Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among Level 3, the Borrower, the Administrative Agent and one or more Extending Lenders, effecting one or more Extension Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.14.

“Extension Offer” has the meaning specified in Section 2.14(a).

“Extension Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.14, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase in the rate of interest accruing on such Extended Loans, (b) a modification of any scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Loans of such Class, (c) a modification of voluntary or mandatory prepayments applicable thereto, provided that voluntary and mandatory prepayments applicable to any other Loans shall not be affected by the terms thereof, and/or (d) an increase in the fees payable to, or the inclusion of new fees to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments.

“Extension Request Class” has the meaning specified in Section 2.14(a).

“Fair Market Value” means, with respect to any Property, the price that could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.  Unless otherwise specified herein, Fair Market Value shall be determined by the Board of Directors of Level 3 acting in good faith and shall be evidenced by a Board Resolution of Level 3 (except in the case of the last paragraph under Section 6.07) delivered to the Administrative Agent.

“FCC” means the United States Federal Communications Commission.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fifth Amendment Agreement” means that certain Fifth Amendment Agreement dated as of October 4, 2012, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B-II 2019 Term Lenders, providing for, among other things, the amendment and restatement of the August 2012 Credit Agreement.

“Fifth Amendment Effective Date” has the meaning specified in the Fifth Amendment Agreement.

“Financial Officer” means the chief financial officer, principal accounting officer, vice president-finance, assistant treasurer, treasurer or controller of Level 3 or other specified Person.

“Financing Inc. Indentures” means the 10.75% Notes Indenture, the 2011 Floating Rate Notes Indenture, the 12.25% Notes Indenture, the 9.25% Notes Indenture, the 2015 Floating Rate Notes Indenture, the 8.75% Notes Indenture and the 8.625% Notes Indenture.

“Financing Inc. Notes” means the 10.75% Notes, the 2011 Floating Rate Notes, the 12.25% Notes, the 9.25% Notes, the 2015 Floating Rate Notes, the 8.75% Notes and the 8.625% Notes.

“Financing Inc. Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures and the Level 3 LLC Notes Supplemental Indentures.

“First Amendment Agreement” means that certain Amendment Agreement dated as of April 16, 2009, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B Term Lenders party thereto, providing for, among other things, the amendment and restatement of the 2007 Credit Agreement.

“First Amendment to 2009 Credit Agreement” means that certain First Amendment dated as of May 15, 2009 to the 2009 Credit Agreement, among Level 3, the Borrower, the Administrative Agent, the Collateral Agent and the Additional Tranche B Term Lenders party thereto.

“First Restatement Effective Date” means the “Restatement Effective Date” as defined in the First Amendment Agreement.

“5.125% Notes” means the Borrower’s 5.125% Senior Notes due 2023 in an aggregate principal amount outstanding on the Tenth Amendment Effective Date of $700,000,000.

“5.125% Notes Indenture” means the Indenture dated as of April 28, 2015 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.125% Notes.

“5.125% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.125% Notes and the Level 3 LLC 5.125% Notes Supplemental Indenture.

“5.125% Offering Proceeds Note” means the intercompany demand note dated April 28, 2015, in an initial principal amount equal to $700,000,000, issued by Level 3 LLC to the Borrower.

“5.625% Notes” means the Borrower’s 5.625% Senior Notes due 2023 in an aggregate principal amount outstanding on the Tenth Amendment Effective Date of $500,000,000.

“5.625% Notes Indenture” means the Indenture dated as of January 29, 2015 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.625% Notes.

“5.625% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.625% Notes and the Level 3 LLC 5.625% Notes Supplemental Indenture.

“5.625% Offering Proceeds Note” means the intercompany demand note dated January 29, 2015, in an initial principal amount equal to $500,000,000, issued by Level 3 LLC to the Borrower.

“5.375% Notes” means the Level 3 Escrow II, Inc.’s 5.375% Senior Notes due 2022 in an aggregate principal amount outstanding on the Ninth Amendment Effective Date of $1,000,000,000.

“5.375% Notes Indenture” means the Indenture dated as of August 12, 2014 among Level 3 Escrow II, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.375% Notes, as supplemented by the First Supplemental Indenture dated as of the Ninth Amendment Effective Date, among Level 3 Escrow II, Inc., the Borrower, Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Borrower assumed the obligations and agreements of Level 3 Escrow II, Inc. under the 5.375% Notes and the 5.375% Notes Indenture and became the “Issuer” for purposes of the 5.375% Notes and the 5.375% Notes Indenture.

“5.375% Notes Supplemental Indentures” means any Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.375% Notes and the Level 3 LLC 5.375% Notes Supplemental Indenture.

“5.375% Offering Proceeds Note” means the intercompany demand note dated as of the Ninth Amendment Effective Date, in an initial principal amount equal to $1,000,000,000, issued by Level 3 LLC to the Borrower.

“5.375% 2025 Notes” means the Borrower’s 5.375% Senior Notes due 2025 in an aggregate principal amount outstanding on the Tenth Amendment Effective Date of $800,000,000.

“5.375% 2025 Notes Indenture” means the Indenture dated as of April 28, 2015 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 5.375% 2025 Notes.

“5.375% 2025 Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 5.375% 2025 Notes and the Level 3 LLC 5.375% 2025 Notes Supplemental Indenture.

“5.375% 2025 Offering Proceeds Note” means the intercompany demand note dated April 28, 2015, in an initial principal amount equal to $800,000,000, issued by Level 3 LLC to the Borrower.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Fourth Amendment Agreement” means that certain Fourth Amendment Agreement dated as of August 6, 2012, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B 2019 Term Lenders, Tranche B 2016 Term Lenders and certain other Lenders party thereto, providing for, among other things, the amendment and restatement of the 2011 Credit Agreement.

“Fourth Amendment Effective Date” has the meaning specified in the Fourth Amendment Agreement.

“GAAP” generally accepted accounting principals in the United States of America.

“Global Crossing” means Level 3 GC Limited, as the surviving entity of the amalgamation of Global Crossing Limited, an exempt company with limited liability organized under the laws of Bermuda, with Apollo Amalgamation Sub, Ltd., an exempt company with limited liability organized under the laws of Bermuda.

“Global Crossing Parent Entity” means, with respect to any Global Crossing Successor Entity, any Foreign Subsidiary of Level 3 that (a) is a direct Subsidiary of Level 3, the Borrower or a Designated Grantor Subsidiary and (b) holds, directly or indirectly, Equity Interests in such Global Crossing Successor Entity.

“Global Crossing Pledge Permit Condition” means, with respect to the pledge of 65% of the outstanding voting Equity Interests in Global Crossing, any Global Crossing Successor Entity or any Global Crossing Parent Entity, as applicable, that the holder of such Equity Interests or the applicable Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal, State and other applicable Governmental Authorities required, if any, in order for such Equity Interests to be pledged pursuant to the Collateral Agreement and a local law pledge agreement in form and substance reasonably satisfactory to the Collateral Agent and for the Guarantee and Collateral Requirement otherwise to be satisfied with respect to such Equity Interests.

“Global Crossing Successor Entity” has the meaning specified in Section 5.12.

“Government Securities” means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof which are not callable or redeemable at the issuer’s option (unless, for purposes of the definition of “Cash Equivalents” only, the obligations are redeemable or callable at a price not less than the purchase price paid by Level 3 or the applicable Restricted Subsidiary, together with all accrued and unpaid interest (if any) on such Government Securities).

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means (1) Level 3 and (2) any other Person that becomes a Grantor pursuant to the terms of the Collateral Agreement.  For the avoidance of doubt, any Person who is a Grantor with respect to one Class of Loans shall be a Grantor for purposes of this Agreement.

“Guarantee” by any Person means any obligation, direct or indirect, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, including any such obligations arising by virtue of partnership arrangements or by agreements to keep-well, (ii) to purchase Property or services or to take-or-pay for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof, in whole or in part (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Guarantee Agreement” means the Guarantee Agreement dated the Effective Date among Level 3, the Subsidiary Loan Parties identified therein and the Collateral Agent substantially in the form of Exhibit C-1.

“Guarantee and Collateral Requirement” means, subject to Section 2 of the First Amendment Agreement as to the Tranche B Term Loans, Section 2 of the Second Amendment Agreement as to the Tranche B II Term Loans, Section 2 of the Third Amendment Agreement as to the Tranche B III Term Loans, Section 6 of the Fourth Amendment Agreement as to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, Section 2 of the Fifth Amendment Agreement as to the Tranche B-II 2019 Term Loans, Section 2 of the Sixth Amendment Agreement as to the Tranche B-III 2019 Term Loans, Section 2 of the Seventh Amendment Agreement as to the Tranche B 2020 Term Loans and Section 2 of the Tenth Amendment Agreement as to the Tranche B-II 2022 Term Loans, at any time, the requirement that:

(a) the Administrative Agent shall have received from Level 3 and each Designated Guarantor Subsidiary either (i) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Guarantor Subsidiary after the Effective Date, a supplement to the Guarantee Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Guarantor Subsidiary;

(b) the Administrative Agent shall have received from Level 3, the Borrower and each Designated Grantor Subsidiary either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Grantor Subsidiary after the Effective Date, a supplement to the Collateral Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Grantor Subsidiary;

(c) the Administrative Agent shall have received from Level 3, the Borrower, each Designated Guarantor Subsidiary and each Designated Grantor Subsidiary either (i) a counterpart of the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of such Person or (ii) in the case of any Person that becomes a Designated Grantor Subsidiary or a Designated Guarantor Subsidiary after the Effective Date, a supplement to the Indemnity, Subrogation and Contribution Agreement in the form specified therein or other form acceptable to the Administrative Agent, duly executed and delivered on behalf of such Designated Guarantor Subsidiary or such Designated Grantor Subsidiary, as applicable, unless such Person has previously duly executed and delivered such supplement to the Collateral Agent;

(d) all Equity Interests of Material Subsidiaries directly owned by or on behalf of Level 3, the Borrower or any Designated Grantor Subsidiary (other than Equity Interests released from the Lien of the Collateral Agreement as provided in Section 6.07, 6.08, 6.10 or 9.14) shall have been pledged pursuant to the Collateral Agreement and, if such pledged Equity Interests are in certificated form, the Collateral Agent shall have received the certificates representing such pledged Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank (provided that none of the outstanding Equity Interests of any Foreign Subsidiary will be required to be pledged other than (i) 65% of the outstanding voting Equity Interests of Level 3 Communications Canada Co. and (ii) 65% of the outstanding voting Equity Interests of Global Crossing, any Global Crossing Successor Entity and any Global Crossing Parent Entity pursuant to clause (f) below);

(e) the Loan Proceeds Note, each Offering Proceeds Note and the Parent Intercompany Note shall have been pledged by the Borrower and Level 3, as applicable, pursuant to the Collateral Agreement, and the Collateral Agent shall have received such promissory notes together with undated instruments of transfer with respect thereto endorsed in blank;

(f) 65% of the outstanding voting Equity Interests of Global Crossing (or, to the extent required by Section 5.12, any Global Crossing Successor Entity that is a Foreign Subsidiary or any Global Crossing Parent Entity) (other than Equity Interests released from the Lien of the Collateral Agreement as provided in Section 6.07, 6.08, 6.10 or 9.14), shall have been pledged pursuant to the Collateral Agreement or, to extent requested by the Collateral Agent, a pledge or charge agreement granting a Lien on such Equity Interests to secure the Obligations, governed by the law of the jurisdiction of organization of Global Crossing, such Global Crossing Successor Entity or such Global Crossing Parent Entity, as applicable, and in form and substance reasonably satisfactory to the Collateral Agent and, if such pledged Equity Interests are in certificated form, the Collateral Agent shall have received the certificates representing such pledged Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; and

(g) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement or to perfect such Liens to the extent and with the priority required by the Collateral Agreement shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording or arrangements therefor satisfactory to the Administrative Agent shall have been made; provided, however, that it is understood that no Grantor shall have any obligation to (i) provide a real property description for central fixture filings or local fixture filings or (ii) other than upon request by the Collateral Agent, file central or local fixture filings in the state of Tennessee or any other state that implements a substantial recordation tax for such filings.

The foregoing provisions shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as, in the good faith judgment of the Collateral Agent, the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom.  Without limiting the foregoing, the Collateral Agent may agree to forego making any filing in the United States Patent and Trademark Office with respect to any Intellectual Property of any Grantor if the Collateral Agent determines in good faith that such Intellectual Property, taken together with all other Intellectual Property as to which such filings are not made pursuant to this sentence, (a) is not material to the operations of Level 3 and its Subsidiaries, taken as a whole, and (b) is not a material portion of all of the Collateral based on value.  The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.  The Guarantee and Collateral Requirement shall be satisfied with respect to any Initial Guarantor Subsidiary and any Initial Grantor Subsidiary on the Effective Date.  The Guarantee and Collateral Requirement shall be satisfied with respect to (A)(i) any Unregulated Guarantor Subsidiary other than an Initial Guarantor Subsidiary and (ii) any Regulated Guarantor Subsidiary and (B)(i) any Unregulated Grantor Subsidiary other than an Initial Grantor

Subsidiary and (ii) any Regulated Grantor Subsidiary, within 45 days after the date on which it becomes a Designated Guarantor Subsidiary or Designated Grantor Subsidiary (or in the case of a Material Subsidiary, 45 days from the date on which financial statements are available that enable Level 3 to make the determination that such Person has become a Material Subsidiary), as the case may be, but will not be required to be satisfied prior to such time.  Notwithstanding any provision of this definition, (i) no Foreign Subsidiary shall be required to become a party to the Guarantee Agreement, the Collateral Agreement or any other Security Document or to Guarantee or create Liens on its assets to secure the Obligations, and (ii)(1) no Unregulated Guarantor Subsidiary that is not an Initial Guarantor Subsidiary and no Regulated Guarantor Subsidiary and (2) no Unregulated Grantor Subsidiary that is not an Initial Grantor Subsidiary and no Regulated Grantor Subsidiary, in each case, that is not a Designated Guarantor Subsidiary or Designated Grantor Subsidiary, as the case may be, shall be required to become a party to the Collateral Agreement or any other Security Document or to Guarantee or create Liens on its assets to secure the Obligations if Level 3 shall deliver to the Administrative Agent a certificate of a legal officer of Level 3 stating that such actions would in the good faith belief of such officer violate any applicable law or regulation; provided, that the Borrower covenants and agrees that if it shall deliver a certificate pursuant to the foregoing clause (ii) with respect to any Designated Guarantor Subsidiary or Designated Grantor Subsidiary, it will promptly notify the Collateral Agent in the event that at any time thereafter the circumstances preventing such Designated Guarantor Subsidiary or Designated Grantor Subsidiary from becoming a party to the Collateral Agreement or any other Security Document or Guaranteeing or creating Liens on its assets to secure the Obligations shall no longer exist, and following the delivery of such notice the provisions of this definition will at all times apply as if no such certificate had been delivered with respect to such Designated Guarantor Subsidiary or Designated Grantor Subsidiary.  No Loan Party shall be obligated to provide a lien on real property or interests in real property, other than fixtures.  Notwithstanding any provision of this definition, no Equity Interests in Global Crossing, any Global Crossing Successor Entity or any Global Crossing Parent Entity shall be required to be pledged under the Loan Documents until the Global Crossing Pledge Permit Condition shall have been satisfied with respect to such Person.

“Guarantee Permit Condition” means, with respect to any Regulated Guarantor Subsidiary, that such Regulated Guarantor Subsidiary has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required, if any, in order for it to become a Guarantor under the Guarantee Agreement and to satisfy the Guarantee and Collateral Requirement insofar as the authorizations and consents so permit.

“Guarantor” means (1) Level 3 and (2) any Subsidiary of Level 3 that becomes a party to the Guarantee Agreement or a Guarantor pursuant to Section 5.12, Section 6.01, Section 6.02, Section 6.13 or any other provisions of this Agreement.  For the avoidance of doubt, any Person who is a Guarantor with respect to one Class of Loans shall be a Guarantor for purposes of this Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation including the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence”, “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness.  Indebtedness otherwise incurred by a Person before it becomes a Subsidiary of Level 3 shall be deemed to have been Incurred at the time at which it becomes a Subsidiary.

“Indebtedness” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of Property, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of Property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person and all Attributable Value in respect of Sale and Leaseback Transactions entered into by such Person, (vi) all obligations to redeem or repurchase Disqualified Stock issued by such Person, (vii) the liquidation preference of any Preferred Stock (other than Disqualified Stock, which is covered by the preceding clause (vi)) issued by any Restricted Subsidiary of such Person, (viii) every obligation under Hedging Agreements of such Person, and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed.  The “amount” or “principal amount” of Indebtedness at any time of determination as used herein represented by (a) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, shall be, except as otherwise set forth herein, the Accreted Value of such Indebtedness at such time or (b) in the case of any Receivables sale constituting Indebtedness, the amount of the unrecovered purchase price (that is, the amount paid for Receivables that has not been actually recovered from the collection of such Receivables)

paid by the purchaser (other than Level 3 or a Wholly Owned Restricted Subsidiary of Level 3) thereof.  The amount of Indebtedness represented by an obligation under a Hedging Agreement shall be equal to (x) zero if such obligation has been Incurred pursuant to clause (x) of paragraph (b) of Section 6.01 or clause (viii) of paragraph (b) of Section 6.02 or (y) the notional amount of such obligation if not Incurred pursuant to such clause.  A Qualified Receivable Facility in the form of a Receivables purchase facility will be deemed to constitute Indebtedness.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnity, Subrogation and Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement among Level 3, the Borrower, the Subsidiary Loan Parties and the Collateral Agent, substantially in the form of Exhibit C-3.

“Initial Grantor Subsidiary” means (a) BTE Equipment, LLC, (b) Level 3 International, Inc., (c) Level 3 Enhanced Services, LLC and (d) each Subsidiary of Level 3 that directly or indirectly owns any Equity Interest in any Initial Grantor Subsidiary.

“Initial Guarantor Subsidiary” means (a) WilTel Communications Group, LLC, (b) Broadwing Corporation, (c) BTE Equipment, LLC, (d) Level 3 International, Inc. (e) Level 3 Enhanced Services, LLC and (f) Broadwing Financial Services, Inc.

“Intellectual Property” has the meaning specified in the Collateral Agreement.

“Interest Election Request” has the meaning specified in Section 2.03.

“Interest Payment Date” means (a) with respect to any Eurodollar Loan, the last day of each Interest Period applicable to such Eurodollar Loan and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (b) in the case of any ABR Loan, March 31, June 30, September 30 and December 31 in each year.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or the last day of the immediately preceding Interest Period applicable to such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Invested Capital” means the sum of (a) $500,000,000, (b) the aggregate net proceeds received by Level 3 from the issuance or sale of any Capital Stock, including Preferred Stock, of Level 3 but excluding Disqualified Stock, subsequent to the Measurement Date, and (c) the aggregate net proceeds from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary subsequent to the Measurement Date convertible or exchangeable into Capital Stock of Level 3 other than Disqualified Stock, in each case upon conversion or exchange thereof into Capital Stock of Level 3 subsequent to the Measurement Date; provided, however, that the net proceeds from the issuance or sale of Capital Stock or Indebtedness described in clause (b) or (c) shall be excluded from any computation of Invested Capital to the extent (i) utilized to make a Restricted Payment or (ii) such Capital Stock or Indebtedness shall have been issued or sold to Level 3, a Subsidiary of Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, purchase, redemption, retirement or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, or Incurrence of, or payment on, a Guarantee of any obligation of, any other Person; provided, however, that Investments shall exclude commercially reasonable extensions of trade credit.  The amount, as of any date of determination, of any Investment shall be the original cost of such Investment, plus the cost of all additions, as of such date, thereto and minus the amount, as of such date, of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be (except to the extent such repaid amount has been included in Consolidated Net Income of Level 3 and its Restricted Subsidiaries to support the actual making of Restricted Payments), but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.  In determining the amount of any Investment involving a transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such transfer.

“Investment Grade Rating” means a rating equal to or higher that Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Joint Bookrunning Managers” means  Bank of America, N.A., Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC, Jefferies Finance LLC and J.P. Morgan Securities LLC, or any one of them.

“Joint Lead Arrangers” means Bank of America, N.A. and Citigroup Global Markets Inc., or any one of them.

“Joint Venture” means a Person in which Level 3 or a Restricted Subsidiary holds not more than 50% of the shares of Voting Stock.

“knowledge” means, when used in reference to Level 3 or any of its Subsidiaries, the actual knowledge of any Executive Officer or any Financial Officer.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or Section 9.02(d), other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Level 3” means Level 3 Communications, Inc., a Delaware corporation.

“Level 3 LLC” means Level 3 Communications, LLC, a Delaware limited liability company.

“Level 3 LLC 8.125% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 8.125% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 8.125% Notes Indenture.

“Level 3 LLC 8.625% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 8.625% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 8.625% Notes Indenture.

“Level 3 LLC 8.75% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 8.75% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 8.75% Notes Indenture.

“Level 3 LLC 5.125% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.125% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.125% Notes Indenture.

“Level 3 LLC 5.625% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.625% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.625% Notes Indenture.

“Level 3 LLC 5.375% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.375% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.375% Notes Indenture.

“Level 3 LLC 5.375% 2025 Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 5.375% 2025 Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 5.375% 2025 Notes Indenture.

“Level 3 LLC 9.375% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 9.375% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 9.375% Notes Indenture.

“Level 3 LLC 9.25% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 9.25% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 9.25% Notes Indenture.

“Level 3 LLC Notes Supplemental Indentures” means the Level 3 LLC 10.75% Notes Supplemental Indenture, the Level 3 LLC 2011 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 12.25% Notes Supplemental Indenture, the Level 3 LLC 9.25% Notes Supplemental Indenture, the Level 3 LLC 2015 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 8.75% Notes Supplemental Indenture, the Level 3 LLC 10% Notes Supplemental Indenture, the Level 3 LLC 9.375% Notes Supplemental Indenture, the Level 3 LLC 8.125% Notes Supplemental Indenture, the Level 3 LLC 8.625% Notes Supplemental Indenture, any Level 3 LLC 7% Notes Supplemental Indenture, the Level 3 LLC 6.125% Notes Supplemental Indenture, the Level 3 LLC 2018 Floating Rate Notes Supplemental Indenture, any Level 3 LLC 5.375% Notes Supplemental Indenture, any Level 3 LLC 5.625% Notes Supplemental Indenture, any Level 3 LLC 5.125% Notes Supplemental Indenture and any Level 3 LLC 5.375% 2025 Notes Supplemental Indenture.

“Level 3 LLC 7% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 7% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 7% Notes Indenture.

“Level 3 LLC 6.125% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 6.125% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 6.125% Notes Indenture.

“Level 3 LLC 10% Notes Supplemental Indenture” means the Supplemental Indenture dated as of March 19, 2010 among the Borrower, Level 3, Level 3 LLC and the Trustee under the 10% Notes Indenture.

“Level 3 LLC 10.75% Notes Supplemental Indenture” means the Supplemental Indenture dated as of December 1, 2004 among the Borrower, Level 3, Level 3 LLC and the Trustee under the 10.75% Notes Indenture.

“Level 3 LLC 12.25% Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 12.25% Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 12.25% Notes Indenture.

“Level 3 LLC 2011 Floating Rate Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 2011 Floating Rate

Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 2011 Floating Rate Notes Indenture.

“Level 3 LLC 2015 Floating Rate Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 2015 Floating Rate Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 2015 Floating Rate Notes Indenture.

“Level 3 LLC 2018 Floating Rate Notes Supplemental Indenture” means a supplemental indenture substantially in the form of Exhibit G to the 2018 Floating Rate Notes Indenture among the Borrower, Level 3, Level 3 LLC and the Trustee under the 2018 Floating Rate Notes Indenture.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on the Bloomberg rate page displaying interest rates for dollar deposits in the London interbank market (or on any successor or substitute page) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available on such page at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be determined by reference to any analogous page of another quotation service providing quotations comparable to those currently provided on such page for interest rates applicable to dollar deposits in the London interbank market, as determined by the Administrative Agent.  Notwithstanding the foregoing, (a) [intentionally omitted], (b) [intentionally omitted], (c) solely for purposes of calculating interest in respect of any Tranche B-III 2019 Term Loan that is a Eurodollar Loan, the “LIBO Rate” in respect of any applicable Interest Period will be deemed to be 1.00% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum, (d) solely for purposes of calculating interest in respect of any Tranche B 2020 Term Loan that is a Eurodollar Loan, the “LIBO Rate” in respect of any applicable Interest Period will be deemed to be 1.00% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum, (e) solely for purposes of calculating interest in respect of any Tranche B 2022 Term Loan that is a Eurodollar Loan, the “LIBO Rate” in respect of any applicable Interest Period will be deemed to be 1.00% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 1.00% per annum and (f) solely for purposes of calculating interest in respect of any Tranche B-II 2022 Term Loan that is a Eurodollar Loan, the “LIBO Rate” in respect of any applicable Interest Period will be deemed to be 0.75% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 0.75% per annum.

“License” means any license granted by the FCC or any foreign telecommunications regulatory body.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing and any Sale and Leaseback Transaction).  For purposes of this definition the sale, lease, conveyance or other transfer by Level 3 or any of its Subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.  For the sake of clarity, subordination and setoff rights do not constitute Liens and the filing of a financing statement under the Uniform Commercial Code, without more, does not constitute a Lien.

“Loan Documents” means this Agreement, any promissory notes issued hereunder and the Security Documents.

“Loan Parties” means Level 3, the Borrower and the Subsidiary Loan Parties.

“Loan Proceeds Note” means the amended and restated intercompany demand note dated the Effective Date, as further amended and restated through the Tenth Amendment Effective Date, in a principal amount of $6,610,500,000 (as subsequently reduced by the Borrower to $4,610,500,000 on the Tenth Amendment Effective Date in accordance with Section 6.11(b)) issued by Level 3 LLC to the Borrower to evidence (a) the Indebtedness of Level 3 LLC to the Borrower under the “Loan Proceeds Note”, as defined in the Existing Amended and Restated Credit Agreement, (b) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche A Term Loans made on the Effective Date remaining after the discharge of the principal amount of the loans outstanding under the Existing Amended and Restated Credit Agreement, (c) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B Term Loans, as well as additional funds of the Borrower, on the First Restatement Effective Date in an amount equal to the aggregate principal amount of the Tranche B Term Loans made on the First Restatement Effective Date, (d) the loan made by the Borrower to Level 3 LLC with the proceeds of the Additional Tranche B Term Loans, as well as additional funds of the Borrower, on the Amendment Effective Date in an amount equal to the aggregate principal amount of the Additional Tranche B Term Loans made on the Amendment Effective Date, (e) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B II Term Loans, as well as additional funds of the Borrower, on the Second Restatement Effective Date in an amount equal to the aggregate principal amount of the Tranche B II Term Loans made on the Second Restatement Effective Date, (f) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B III Term Loans, as well as additional funds of the Borrower, on the Third Restatement Effective Date in an amount equal to the aggregate principal amount of the Tranche B III Term Loans made on the Third Restatement Effective Date, (g) the loans made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, as well as additional funds of the Borrower, on the Fourth

Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans made on the Fourth Amendment Effective Date, (h) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B-II 2019 Term Loans, as well as additional funds of the Borrower, on the Fifth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B-II 2019 Term Loans made on the Fifth Amendment Effective Date, (i) the loan made or deemed made by the Borrower to Level 3 LLC with the proceeds of the Tranche B-III 2019 Term Loans, as well as additional funds of the Borrower, on the Sixth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B-III 2019 Term Loans made on the Sixth Amendment Effective Date, (j) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2020 Term Loans, as well as additional funds of the Borrower, on the Seventh Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B 2020 Term Loans made on the Seventh Amendment Effective Date, (k) the loan made by the Borrower to Level 3 LLC with the proceeds of the Additional Tranche B 2020 Term Loans, as well as additional funds of the Borrower, on the Eighth Amendment Effective Date in an amount equal to the aggregate principal amount of the Additional Tranche B 2020 Term Loans made on the Eighth Amendment Effective Date, (l) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B 2022 Term Loans, as well as additional funds of the Borrower, on the Ninth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B 2022 Term Loans made on the Ninth Amendment Effective Date and (m) the loan made by the Borrower to Level 3 LLC with the proceeds of the Tranche B-II 2022 Term Loans, as well as additional funds of the Borrower (and deemed made with the aggregate principal amount of Converted Term Loans (as defined in the Tenth Amendment Agreement)), on the Tenth Amendment Effective Date in an amount equal to the aggregate principal amount of the Tranche B-II 2022 Term Loans made on the Tenth Amendment Effective Date.

“Loan Proceeds Note Collateral Agreement” means the Amended and Restated Loan Proceeds Note Collateral Agreement, substantially in the form of Exhibit G-1.

“Loan Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on the Loan Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under the Loan Proceeds Note, in substantially the form set forth in Exhibit G-2.

“Loan Proceeds Note Guarantor” means any Restricted Subsidiary that provides a Loan Proceeds Note Guarantee pursuant to Section 6.01, Section 6.02 or any other provision of this Agreement.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Make-Whole Amount” means, with respect to any principal amount of Tranche B Term Loans that is prepaid pursuant to Section 2.05(a)(ii)(A), as of the date of such prepayment, an amount equal to the sum of the present value as of such date of (a) the prepayment fee with respect to such principal amount of Tranche B Term Loans that would have been payable pursuant to Section 2.05(a) if such principal amount of Tranche B Term Loans had been prepaid on the day following the No-Call Date plus (b) the amount of interest that would have been payable in respect of such principal amount of Tranche B Term Loans from the date of such prepayment through the No-Call Date if such prepayment had not been made, computed using a discount rate equal to the Treasury Rate as of such date of prepayment plus 0.50% and discounting in accordance with accepted financial practice applying the discount rate on a quarterly basis.  For purposes of clause (b) of this definition, the amount of interest shall be calculated using the interest rate in effect as of the date of such prepayment for the Tranche B Term Loans so prepaid.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, operations or condition, financial or otherwise, of Level 3 and the Restricted Subsidiaries taken as a whole that materially increases the likelihood of a default in the payment of the Obligations when due or (b) a material adverse effect on the rights of or benefits available to the Lenders under any Loan Document.

“Material Indebtedness” means Indebtedness of any one or more of Level 3, the Borrower or any other Restricted Subsidiary having an outstanding principal amount of no less than $25,000,000 or its foreign currency equivalency at the time individually or in the aggregate.

“Material Subsidiary” means, at any time, any Restricted Subsidiary engaged in the Telecommunications/IS Business (other than a Subsidiary (including, on the Effective Date, Eldorado Marketing, Inc. (now known as Technology Spectrum, Inc.)) engaged primarily in the business of (i) constructing, creating, developing or marketing software or (ii) computer outsourcing, data center management, computer systems integration, or reengineering of software for any purpose, as determined in good faith by the Board of Directors of Level 3) accounting, or holding assets that accounted, for more than 5% of Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the period of four fiscal quarters most recently ended or more than 5% of Consolidated Tangible Assets at the end of such period; provided that if at any time all Restricted Subsidiaries that are not Material Subsidiaries shall account for more than 10% of Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the period of four fiscal quarters most recently ended or more than 10% of Consolidated Tangible Assets at the end of such period, Level 3 shall designate sufficient Restricted Subsidiaries as “Material Subsidiaries” to eliminate such excess (or, if Level 3 shall have failed to designate such Restricted Subsidiaries within 10 Business Days, Restricted Subsidiaries shall automatically be deemed designated as Material Subsidiaries in descending order based on the amounts of their contributions to Consolidated Tangible Assets until such excess shall have been eliminated), and the Restricted Subsidiaries so designated or deemed designated shall for all purposes of this Agreement constitute Material Subsidiaries.

Notwithstanding the foregoing, Level 3 Holdings, Inc. and its Subsidiaries shall not constitute Material Subsidiaries unless they would otherwise satisfy the foregoing test and they are engaged to any material extent in the Telecommunications/IS Business, as determined in good faith by the Board of Directors of Level 3.

“Maturity Date” means the Tranche A Term Loan Maturity Date, the Tranche B Term Loan Maturity Date, the Tranche B II Term Loan Maturity Date, the Tranche B III Term Loan Maturity Date, the Tranche B 2019 Term Loan Maturity Date, the Tranche B 2016 Term Loan Maturity Date, the Tranche B-II 2019 Term Loan Maturity Date, the Tranche B-III 2019 Term Loan Maturity Date, the Tranche B 2020 Term Loan Maturity Date, the Tranche B 2022 Term Loan Maturity Date or the Tranche B-II 2022 Term Loan Maturity Date, as the context requires.

“Measurement Date” means April 28, 1998.

“Moody’s” means Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Moody’s Investors Service Inc. ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “Moody’s” shall mean any other nationally recognized rating agency (other than S&P) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Administrative Agent by a written notice given to the Borrower.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or cash equivalents received (including amounts received by way of sale or discounting of any note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Indebtedness or other obligations relating to such Property) therefrom by such Person, net of (i) all legal, title and recording taxes, expenses and commissions and other fees and expenses (including appraisals, brokerage commissions and investment banking fees) Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or Joint Ventures of such Person as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such Property and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, including liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors of such Person, in its reasonable good faith judgment evidenced by a Board Resolution delivered to the Administrative Agent; provided, however, that any reduction in such reserve within twelve months following the consummation of such Asset Disposition will be, for all purposes of this Agreement, treated as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction; provided further, however, that, in the event that any consideration for a transaction (which would otherwise constitute Net Available Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, at such time as such portion of the consideration is released to such Person or its Restricted Subsidiary from escrow, such portion shall be treated for all purposes of this Agreement as a new Asset Disposition at the time of such release from escrow with Net Available Proceeds equal to the amount of such portion of consideration released from escrow.

“9.375% Notes” means the Borrower’s 9.375% Senior Notes due 2019 in an aggregate principal amount outstanding on the Second Restatement Effective Date of $500,000,000.

“9.375% Notes Indenture” means the Indenture dated as of March 4, 2011 among Level 3, the Borrower and The Bank of New York Mellon, as trustee, governing the 9.375% Notes.

“9.375% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 9.375% Notes and the Level 3 LLC 9.375% Notes Supplemental Indenture.

“9.375% Offering Proceeds Note” means the intercompany demand note dated March 4, 2011, in an initial principal amount equal to $500,000,000, issued by Level 3 LLC to the Borrower.

“9.25% Notes” means the Borrower’s 9.25% Senior Notes due 2014 in an aggregate principal amount outstanding on the Effective Date of $1,250,000,000.

“9.25% Notes Indenture” means the Indenture dated as of October 30, 2006 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 9.25% Notes.

“9.25% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 9.25% Notes and the Level 3 LLC 9.25% Notes Supplemental Indenture.

“9.25% Offering Proceeds Note” means the amended and restated intercompany demand note dated December 28, 2006, in an initial principal amount equal to $1,250,000,000, issued by Level 3 LLC to the Borrower.

“Ninth Amendment Agreement” means that certain Ninth Amendment Agreement dated as of October 31, 2014, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B 2022 Term Lenders, providing for, among other things, the amendment and restatement of the October 4, 2013 Credit Agreement.

“Ninth Amendment Effective Date” has the meaning specified in the Ninth Amendment Agreement.

“No-Call Date” means October 16, 2011.

“Non-Public Information” means material non-public information (within the meaning of United States federal, state or other applicable securities laws) with respect to Parent, the Borrower or any of its other Subsidiaries and its Affiliates or their Securities.

“Non-Public Lenders” means Lenders that wish to receive Non-Public Information with respect to Parent, the Borrower or any of its other Subsidiaries and Affiliates or their Securities.

“Non-Telecommunications Subsidiary” means any Borrower Restricted Subsidiary not engaged in any material respect in the Telecommunications/IS Business.

“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans (including Loans pursuant to Additional Tranches), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all obligations of any Loan Party, monetary or otherwise, under each Specified Hedging Agreement, (c) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and (d) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

“October 4, 2013 Credit Agreement” has the meaning specified in the recitals hereto.

“October 2012 Credit Agreement” has the meaning specified in the recitals hereto.

“OECD” means the Organization for Economic Cooperation and Development.

“Offering Proceeds Notes” means the 10.75% Offering Proceeds Note, the 2011 Floating Rate Offering Proceeds Note, the 12.25% Offering Proceeds Note, the 9.25% Offering Proceeds Note, the 8.75% Offering Proceeds Note, the 2015 Floating Rate Offering Proceeds Note, the 10% Offering Proceeds Note, the 9.375% Offering Proceeds Note, the 8.125% Offering Proceeds Note, the 8.625% Offering Proceeds Note, the 7% Offering Proceeds Note, the 6.125% Offering Proceeds Note, the 2018 Floating Rate Notes Offering Proceeds Note, the 5.375% Offering Proceeds Note, the 5.625% Offering Proceeds Note, the 5.125% Offering Proceeds Note and the 5.375% 2025 Offering Proceeds Note.

“Offering Proceeds Note Guarantee” means an unconditional Guarantee of the due and punctual payment of the principal of and premium, if any, and interest on any Offering Proceeds Note, when and as due, whether on demand, at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and all other monetary obligations of Level 3 LLC under any Offering Proceeds Note.

“Officers’ Certificate” of any Person means a certificate signed by the Chairman of the Board of Directors of such Person, a Vice Chairman of the Board of Directors of such Person, the President or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Controller, the Secretary or an Assistant Secretary of such Person and delivered to the Administrative Agent, which shall comply with this Agreement.

“Omnibus Offering Proceeds Note Subordination Agreement” means the Omnibus Offering Proceeds Note Subordination Agreement dated the Effective substantially in the form of Exhibit F, among the Borrower, Level 3, Level 3 LLC and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Opinion of Counsel” means an opinion of counsel reasonably acceptable to the Administrative Agent (who may be counsel to Level 3 or the Borrower, including an employee of Level 3 or the Borrower).

“Original Credit Agreement” means the 2007 Credit Agreement, as amended and restated as of April 16, 2009 pursuant to the First Amendment Agreement, as further amended by the First Amendment to 2009 Credit Agreement, as further amended and restated as of October 4, 2011 pursuant to the Second Amendment Agreement, as further amended and restated as of November 10, 2011 pursuant to the Third Amendment Agreement, as further amended and restated as of August 6, 2012 pursuant to the Fourth Amendment Agreement, as further amended and restated as of October 4, 2012 pursuant to the Fifth Amendment Agreement, as further amended and restated as of August 12, 2013 pursuant to the Sixth Amendment Agreement, as further amended and restated as of August 16, 2013 pursuant to the Seventh Amendment Agreement, as further amended and restated as of October 4, 2013 pursuant to the Eighth Amendment Agreement and as further amended and restated as of October 31, 2014 pursuant to the Ninth Amendment Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Parent Intercompany Note” means the intercompany demand note dated December 8, 1999, as amended and restated on October 1, 2003, in a principal amount of approximately $27,600,000,000 as of March 31, 2015, issued by Level 3 LLC to Level 3.

“Parent’s Indentures” means (a) the indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 11% Senior Notes due 2008, (b) the Euro Securities indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 10.75% Senior Euro Notes due 2008, (c) the indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 12.875% Senior Discount Notes due 2010, (d) the indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 11.25% Senior Notes due 2010, (e) the Euro Securities indenture dated as of February 29, 2000 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 11.25% Senior Euro Notes due 2010, (f) the indenture dated as of January 13, 2006 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 11.50% Senior Notes due 2010, (g) the amended and restated indenture dated as of July 8, 2003 between Level 3 and The Bank of New York, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 3.5% Convertible Senior Notes due 2012, (h) the indenture dated as of December 24, 2008 between Level 3 and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 15% Convertible Senior Notes due 2013, (i) the indenture dated as of December 24, 2008 between Level 3 and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 6.5% Convertible Senior Notes due 2016, (j) the indenture dated as of June 26, 2009 between Level 3 and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 7% Convertible Senior Notes due 2015, (k) the indenture dated as of January 19, 2011 between Level 3 and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 11.875% Senior Notes due 2019, (l) the indenture dated as of August 1, 2012 between Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 8.875% Senior Notes due 2019 and (k) the indenture dated as of December 1, 2014 between Level 3 and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time in accordance therewith relating to Level 3’s 5.750% Senior Notes due 2022.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted First Lien Indebtedness” means Indebtedness of a Loan Party permitted to be Incurred under Section 6.01(b)(ii) and Section 6.02(b)(ii); provided that (a) such Indebtedness is permitted to be Incurred under the provisions of all other Material Indebtedness of Level 3 and its Subsidiaries outstanding at the time of Incurrence thereof, (b) such Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the latest Maturity Date in effect at the time of Incurrence of such Indebtedness and (c) such Indebtedness has a weighted average life to maturity equal to or greater than the greatest weighted average life to maturity of any Class of Loans outstanding at the time of such designation.

“Permitted First Lien Intercreditor Agreement” means a First Lien Intercreditor Agreement, in substantially the form of Exhibit I, by and between the Collateral Agent and any “Additional Collateral Agent” referred to therein, Level 3, the Borrower and the other Loan Parties.

“Permitted First Lien Refinancing Indebtedness” means refinancing Indebtedness of a Loan Party permitted to be Incurred under Section 6.01(b)(viii) and Section 6.02(b)(vi); provided that (a) such Indebtedness is permitted to be Incurred under the provisions of all other Material Indebtedness of Level 3 and its Subsidiaries outstanding at the time of Incurrence thereof, (b) such Indebtedness is Incurred in respect of any Class or Classes of Loans under this Agreement permitted to be Incurred under Section 6.01(b)(ii) and Section 6.02(b)(ii) or in respect of any other Permitted First Lien Refinancing Indebtedness that, when Incurred, met the requirements of this definition, (c) on the date of Incurrence of such Indebtedness, Loans (of such Class or Classes as designated by the Borrower) shall be permanently prepaid pursuant to Section 2.05(a), or other Permitted First Lien Refinancing Indebtedness shall be permanently prepaid, redeemed, defeased, retired or repurchased, in an aggregate principal amount (or if issued at a discount, in an aggregate Accreted Value amount), plus accrued interest thereon and any premium and expenses payable in connection therewith as permitted by Section 6.01(b)(viii) and Section 6.02(b)(vi), at least equal to the aggregate principal amount of such refinancing Indebtedness (and any related commitments outstanding in respect of such Loans or other Indebtedness so refinanced shall be permanently reduced by a corresponding amount), (d) such Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the maturity date of the Loans or other Indebtedness so refinanced (other than, in the case of scheduled amortization payments, as would be permitted by clause (e) below) and (e) such Indebtedness has a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Loans or other Indebtedness so refinanced.

“Permitted Holders” means the members of Level 3’s board of directors on the Measurement Date and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) at least 66 2/3% of the total voting power of the Voting Stock of such Person.

“Permitted Hedging Agreement” of any Person means any Hedging Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Indebtedness Incurred and not for purposes of speculation and which, in the case of an interest rate agreement, shall have a notional amount no greater than the principal amount at maturity due with respect to the Indebtedness being hedged thereby.

“Permitted Investments” means (a) Cash Equivalents; (b) investments in prepaid expenses; (c) negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits; (d) loans, advances or extensions of credit to employees and directors made in the ordinary course of business and consistent with past practice; (e) obligations under Permitted Hedging Agreements; (f) bonds, notes, debentures and other securities received as a result of Asset Dispositions pursuant to and in compliance with Section 6.07; (g) Investments in any Person as a result of which such Person becomes a Restricted Subsidiary; (h) Investments made prior to the Measurement Date; (i) Investments made after the Measurement Date in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed Invested Capital; and (j) additional Investments made after the Effective Date in an aggregate amount not to exceed $200,000,000.

“Permitted Liens” means (a) Liens for taxes, assessments, governmental charges, levies or claims which are not yet delinquent or which are being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; (b) other Liens incidental to the conduct of Level 3’s and its Restricted Subsidiaries’ businesses or the ownership of its Property not securing any Indebtedness of Level 3 or a Subsidiary of

Level 3, and which do not in the aggregate materially detract from the value of Level 3’s and its Restricted Subsidiaries’ Property when taken as a whole, or materially impair the use thereof in the operation of its business; (c) Liens, pledges and deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of statutory obligations; (d) Liens, pledges or deposits made to secure the performance of tenders, bids, leases, public or statutory obligations, sureties, stays, appeals, indemnities, performance or other similar bonds and other obligations of like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate materially impair the use of Property in the operation of the business of Level 3 and the Restricted Subsidiaries taken as a whole); (e) zoning restrictions, servitudes, easements, rights-of-way, restrictions and other similar charges or encumbrances incurred in the ordinary course of business which, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of Level 3 or its Restricted Subsidiaries; and (f) any interest or title of a lessor in the Property subject to any lease other than a Capital Lease.

“Permitted Telecommunications Capital Asset Disposition” means the transfer, conveyance, sale, lease or other disposition of optical fiber and/or conduit and any related equipment used in a Segment (as defined) of Level 3’s communications network that (i) constitute capital assets in accordance with GAAP and (ii) after giving effect to such disposition, would result in Level 3 retaining at least either (A) 24 optical fibers per route mile on such Segment as deployed at the time of such disposition or (B) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at such time.  “Segment” means (x) with respect to Level 3’s intercity network, the through-portion of such network between two local networks (i.e., Omaha to Denver) and (y) with respect to a local network of Level 3 (i.e., Dallas), the entire through-portion of such network, excluding the spurs which branch off the through-portion.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Level 3 or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pledged Equity Interests” has the meaning specified in the Collateral Agreement.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Preferred Stock Dividends” means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than Level 3 or the Borrower or a Wholly Owned Restricted Subsidiary or the Borrower, respectively.  The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) applicable to the borrower of such Preferred Stock for the period during which such dividends were paid.

“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks), as in effect from time to time.  The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

“Pro Forma Consolidated Cash Flow Available for Fixed Charges” for Level 3 and its Restricted Subsidiaries or for the Borrower and the Borrower Restricted Subsidiaries for any period means Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries or the Borrower and the Borrower Restricted Subsidiaries, as applicable, for such period, calculated in accordance with the definition thereof; provided, however, that if (A) since the beginning of the applicable period Level 3 or one of its Restricted Subsidiaries or the Borrower or one of the Borrower Restricted Subsidiaries, as applicable, shall have made one or more Asset Dispositions or an Investment (by merger or otherwise) in any Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable (or any Person which becomes a Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable) or an acquisition, merger or consolidation of Property which constitutes all or substantially all of an operating unit of a business or a line of business, or (B) since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or Borrower Restricted Subsidiary, as applicable, or was merged with or into Level 3 or any Restricted Subsidiary or the Borrower or any Borrower Restricted Subsidiary, as applicable, since the beginning of such period) shall have made such an Asset Disposition, Investment, acquisition, merger or consolidation, then Consolidated Cash Flow Available for Fixed Charges for such four full fiscal quarter period shall be calculated after giving pro forma effect to such Asset Dispositions, Investments, acquisitions, mergers or consolidations as if such Asset Dispositions, Investments, acquisitions, mergers or consolidations occurred on the first day of such period.  For purposes of this definition, whenever “pro forma” effect is to be given to any Asset Disposition, Investment, acquisition, merger or consolidation, the calculations shall be performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the chief financial officer of Level 3, except that any such pro forma calculation may include operating expense reductions for such period attributable to the transaction to which pro forma effect is being given (including, without limitation, operating expense reductions attributable to execution or termination of any contract, reduction of costs related to administrative functions, the termination of any employees or the closing (or the approval by the Board of Directors of Level 3 of the closing) of any facility) that have been realized or for which all steps necessary for the realization of which have been taken or are reasonably expected to be taken within twelve months following such transaction, provided that such adjustments are set forth in an Officers’ Certificate which states (i) the amount of such adjustment or adjustments and (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers’ Certificate.

“Property” means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.  For purposes of any calculation required pursuant to this Agreement, the value of any Property shall be its Fair Market Value.

“Proportionate Interest” in any issuance of Capital Stock of a Restricted Subsidiary means a ratio (i) the numerator of which is the aggregate amount of all Capital Stock of such Restricted Subsidiary beneficially owned by Level 3 and the Restricted Subsidiaries and (ii) the denominator of which is the aggregate amount of Capital Stock of such Restricted Subsidiary beneficially owned by all Persons (excluding, in the case of this clause (ii), any Investment made in connection with such issuance).

“Purchase Money Debt” means Indebtedness (including Acquired Debt and Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, installation, acquisition, lease, development or improvement by Level 3 or any Restricted Subsidiary of any Telecommunications/IS Assets of Level 3 or any Restricted Subsidiary and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

“Qualified Counterparty” means, with respect to any Specified Hedging Agreement, any counterparty thereto that is (or was, at the time such Specified Hedging Agreement was entered into) a Lender, the Administrative Agent, a Co-Documentation Agent (as defined in the Original Credit Agreement), a Joint Bookrunning Manager or a Joint Lead Arranger, or an Affiliate of a Lender, the Administrative Agent, a Co-Documentation Agent (as defined in the Original Credit Agreement), a Joint Bookrunning Manager or a Joint Lead Arranger.

“Qualified Receivable Facility” means Indebtedness of Level 3 or any Subsidiary of Level 3 Incurred from time to time on customary terms (as determined by Level 3 in good faith) pursuant to either (x) credit facilities secured only by Receivables, collections thereof and accounts established solely for the collection of such Receivables or (y) Receivables purchase facilities, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time.

“Rating Agencies” mean Moody’s and S&P.

“Rating Date” means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of Level 3 to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Loans is under publicly announced consideration for possible downgrade by any of the Rating Agencies), either of the Rating Agencies assigns or reaffirms a rating to the Loans that is lower than the applicable Effective Date Rating (or the equivalent thereof).  If, prior to the Rating Date, either of the ratings assigned to the Loans by the Rating Agencies is lower than the applicable Effective Date Rating, then a Rating Decline will be deemed to have occurred if such rating is not changed by the 90th day following the Rating Date.  A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.  A “Rating Decline” also shall be deemed to have occurred if a Rating Decline (as defined in any indenture governing any of the Existing Notes) shall have occurred in respect of any of the Existing Notes.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money and proceeds and products thereof in each case generated in the ordinary course of business.

“refinancing” has the meaning specified in Sections 6.01(b)(viii) and 6.02(b)(vi).

“Register” has the meaning specified in Section 9.04.

“Regulated Grantor Subsidiary” means (a) Level 3 LLC, (b) ICG Communications, Inc., (c) WilTel Communications Group, LLC, (d) WilTel Communications, LLC, (e) Eldorado Acquisition Three, LLC, (f) Broadwing Corporation and (g) each Material Subsidiary requiring material authorizations and consents of Federal and State Governmental Authorities in order for it to become a Grantor under the Collateral Agreement and to satisfy the Guarantee and Collateral Requirement.

“Regulated Guarantor Subsidiary” means (a) Level 3 LLC, (b) ICG Communications, Inc., (c) WilTel Communications, LLC, (d) Eldorado Acquisition Three, LLC and (e) each Material Subsidiary requiring material authorizations and consents of Federal and State Governmental Authorities in order for it to become a Guarantor under the Guarantee Agreement and to satisfy the Guarantee and Collateral Requirement.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, partners, members and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Loans and unused Commitments representing at least a majority in aggregate principal amount of the total Loans and unused Commitments outstanding at such time.

“Restricted Payment” has the meaning specified in Section 6.03.

“Restricted Subsidiary” means (a) a Subsidiary of Level 3 or a Restricted Subsidiary, including the Borrower, that has not been designated or classified as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.10 and (b) an Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary pursuant to such Section.  Notwithstanding any other provision of this Agreement, the Restricted Subsidiaries shall at all times include the Borrower and Level 3 LLC.

“Reversion Date” has the meaning specified in Section 6.12.

“Revocation” has the meaning specified in Section 6.10.

“S&P” means Standard & Poor’s Ratings Service or, if Standard & Poor’s Rating Service shall cease rating debt securities having a maturity at original issuance of at least one year and such ratings business shall have been transferred to a successor Person, such successor Person; provided, however, that if Standard & Poor’s Ratings Service ceases rating debt securities having a maturity at original issuance of at least one year and its ratings business with respect thereto shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s) that rates debt securities having a maturity at original issuance of at least one year and that shall have been designated by the Administrative Agent by a written notice given to the Borrower.

“Sale and Leaseback Transaction” of any Person means any direct or indirect arrangement pursuant to which any Property is sold or transferred by such Person or a Restricted Subsidiary of such person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.  The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person  listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Second Amendment Agreement” means that certain Second Amendment Agreement dated as of October 4, 2011, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B II Term Lenders party thereto, providing for, among other things, the amendment and restatement of the 2009 Credit Agreement.

“Second Restatement Effective Date” has the meaning specified in the Second Amendment Agreement.

“Securities” of any Person means any and all Capital Stock, bonds, debentures, notes, or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, of such Person or in general any instruments of such Person commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Guarantee Agreement, the Collateral Agreement, the Indemnity, Subrogation and Contribution Agreement, the Loan Proceeds Note Collateral Agreement, any Loan Proceeds Note Guarantee, any Permitted First Lien Intercreditor Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 to secure any of the Obligations.

“Security Interest” has the meaning specified in the Collateral Agreement.

“7% Notes” means the Borrower’s 7% Senior Notes due 2020 in an aggregate principal amount outstanding on the Fourth Amendment Effective Date of $775,000,000.

“7% Notes Indenture” means the Indenture among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 7% Notes subject to such Indenture becoming effective in accordance with its terms.

“7% Notes Supplemental Indentures” means any Borrower Restricted Subsidiary Supplemental Indentures relating to the 7% Notes and any Level 3 LLC 7% Notes Supplemental Indenture.

“7% Offering Proceeds Note” means the intercompany demand note dated as of the effective date of the 7% Notes Indenture, in an initial principal amount equal to $775,000,000, issued by Level 3 LLC to the Borrower.

“Seventh Amendment Agreement” means that certain Seventh Amendment Agreement dated as of August 16, 2013, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B 2020 Term Lenders, providing for, among other things, the amendment and restatement of the August 12, 2013 Credit Agreement.

“Seventh Amendment Effective Date” has the meaning specified in the Seventh Amendment Agreement.

“Sister Restricted Subsidiary” means a Restricted Subsidiary that is not the Borrower or a Borrower Restricted Subsidiary.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of Level 3 within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

“6.125% Notes” means the Borrower’s 6.125% Senior Notes due 2021 in an aggregate principal amount outstanding on the Ninth Amendment Effective Date of $640,000,000.

“6.125% Notes Indenture” means the Indenture dated as of November 14, 2013 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 6.125% Notes.

“6.125% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 6.125% Notes and the Level 3 LLC 6.125% Notes Supplemental Indenture.

“6.125% Offering Proceeds Note” means the intercompany demand note dated November 14, 2013, in an initial principal amount equal to $640,000,000, issued by Level 3 LLC to the Borrower.

“Sixth Amendment Agreement” means that certain Sixth Amendment Agreement dated as of August 12, 2013, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B-III 2019 Term Lenders, providing for, among other things, the amendment and restatement of the October 2012 Credit Agreement.

“Sixth Amendment Effective Date” has the meaning specified in the Sixth Amendment Agreement.

“Special Assets” means (a) the Capital Stock or assets of RCN Corporation (and any intermediate holding companies or other entities formed solely for the purpose of owning such Capital Stock or assets) owned, directly or indirectly, by Level 3 or any Restricted Subsidiary on the Measurement Date, and (b) any Property, other than cash, Cash Equivalents and Telecommunications/IS Assets, received as consideration for the disposition after the Measurement Date of Special Assets (as contemplated by the first proviso in Section 6.07).

“Specified Hedging Agreement” means (a) any Permitted Hedging Agreement (i) that is in effect on the Effective Date between any Loan Party and a Qualified Counterparty, or (ii) that is entered into after the Effective Date between any Loan Party and a Qualified Counterparty and (b) which has been designated by such Loan Party and such Qualified Counterparty by written notice to the Administrative Agent not later than 90 days after (i) the Effective Date, in the case of any agreement referred to in clause (a)(i) or (ii) the date of the execution and delivery thereof, in the case of any agreement referred to in clause (a)(ii), as a Specified Hedging Agreement hereunder; provided that the designation of any Permitted Hedging Agreement as a Specified Hedging Agreement shall not create in favor of any Qualified Counterparty any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement.

“Subordinated Debt” means Indebtedness of Level 3 (a) that is not secured by any Lien on or with respect to any Property now owned or acquired after the Measurement Date and (b) as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full in cash of the Guarantee of the Obligations by Level 3 to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due (including by acceleration or for additional amounts) in respect of, or repurchases, redemptions or other retirements of, such Indebtedness (collectively, “payments of such Indebtedness”) may be permitted for so long as any default (after giving effect to any applicable grace periods) in the payment of principal (or premium, if any) or interest on the Loans exists, including as a result of acceleration; (ii) in the event that any other Default exists with respect to the Loans, upon notice by Lenders holding 25% or more in aggregate outstanding principal amount of the Loans to the Administrative Agent, the Administrative Agent shall have the right to give notice to Level 3 and the holders of such Indebtedness (or trustees or agents therefor) of a payment blockage, and thereafter no payments of such Indebtedness may be made for a period of 179 days from the date of such notice; provided, however, that not more than one such payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to the Loans during such period; (iii) if payment of such Indebtedness is accelerated when any principal amount of the Loans is outstanding, no payments of such Indebtedness may be made until three Business Days after the Administrative Agent receives notice of such acceleration and, thereafter, such payments may only be made to the extent the terms of such Indebtedness permit payment at that time; and (iv) such Indebtedness may not (x) provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3) of such Indebtedness at the option of the holder thereof prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon (A) a change of control of Level 3 pursuant to provisions substantially similar to those described in the definition of “Change of Control Triggering Event” (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Borrower’s repayment of the Loans required to be repaid by the Borrower pursuant to the provisions described in the definition of “Change of Control Triggering Event”) or (B) a sale or other disposition of assets pursuant to provisions substantially similar to those described in Section 6.07 (and which shall provide that such Indebtedness will not be repurchased pursuant to such provisions prior to the Borrower’s repayment of the Loans required to be repaid by the Borrower pursuant to Section 6.07).

“Subordinated Indentures” means (a) the indenture dated as of September 20, 1999 between Level 3 and IBJ Whitehall Bank & Trust Company, as trustee, as supplemented by the Supplement dated September 20, 1999 and as amended or supplemented from time to time in accordance therewith relating to Level 3’s 6.0% Convertible Subordinated Notes due 2009 and (b) the indenture dated as of September 20, 1999 between Level 3 and IBJ Whitehall Bank & Trust Company, as trustee, as supplemented by the Second Supplement dated February 29, 1999 and as amended or supplemented from time to time in accordance therewith relating to Level 3’s 6.0% Convertible Subordinated Notes due 2010.

“Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Loan Party” means, as applicable, any Subsidiary of Level 3 that has guaranteed the Obligations or has assigned and pledged any of its assets to secure the Obligations pursuant to any Security Document.

“Suspended Covenants” has the meaning specified in Section 6.12.

“Suspension Period” has the meaning specified in Section 6.12.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Telecommunications/IS Assets” means (a) any Property (other than cash, cash equivalents and securities) to be owned by Level 3 or any Restricted Subsidiary and used in the Telecommunications/IS Business; (b) for purposes of Sections 6.01, 6.02 and 6.05 only, Capital Stock of any Person; or (c) for all other purposes of this Agreement, Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Level 3 or another Restricted Subsidiary from any Person other than an Affiliate of Level 3; provided, however, that, in the case of clause (b) or (c), such Person is primarily engaged in the Telecommunications/IS Business.

“Telecommunications/IS Business” means the business of (i) transmitting, or providing (or arranging for the providing of) services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business, (iii) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose (including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as “Year 2000 issues”) or (iv) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i), (ii) or (iii) above; provided, that the determination of what constitutes a Telecommunications/IS Business shall be made in good faith by the Board of Directors of Level 3.

“10% Notes” means the Borrower’s 10% Senior Notes due 2018 in an aggregate principal amount outstanding on the Second Restatement Effective Date of $640,000,000.

“10% Notes Indenture” means the Indenture dated as of January 20, 2010 among Level 3, the Borrower and The Bank of New York Mellon, as trustee, governing the 10% Notes.

“10% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indenture relating to the 10% Notes and the Level 3 LLC 10% Notes Supplemental Indenture.

“10% Offering Proceeds Note” means the intercompany demand note dated January 20, 2010, in an initial principal amount equal to $640,000,000, issued by Level 3 LLC to the Borrower.

“10.75% Notes” means the Borrower’s 10.75% Senior Notes due 2011 in an aggregate principal amount outstanding on the Effective Date of $3,000,000.

“10.75% Notes Indenture” means the Indenture dated as of October 1, 2003 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 10.75% Notes.

“10.75% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 10.75% Notes and the Level 3 LLC 10.75% Notes Supplemental Indenture.

“10.75% Offering Proceeds Note” means the intercompany demand note dated October 1, 2003, in an initial principal amount equal to $500,000,000, issued by Level 3 LLC to the Borrower.

“Tenth Amendment Agreement” means that certain Tenth Amendment Agreement dated as of May 8, 2015, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B-II 2022 Term Lenders, providing for, among other things, the amendment and restatement of the 2014 Credit Agreement.

“Tenth Amendment Effective Date” has the meaning specified in the Tenth Amendment Agreement.

“Third Amendment Agreement” means that certain Third Amendment Agreement dated as of November 10, 2011, among Level 3, the Borrower, Merrill Lynch Capital Corporation, as administrative agent and collateral agent, and the Tranche B III Term Lenders party thereto, providing for, among other things, the amendment and restatement of the 2009 Credit Agreement, as amended and restated pursuant to the Second Amendment Agreement.

“Third Restatement Effective Date” has the meaning specified in the Third Amendment Agreement.

“Tranche A Term Commitment” means, with respect to each Tranche A Term Lender, the commitment of such Tranche A Term Lender to make Tranche A Term Loans on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loans to be made by such Tranche A Term Lender hereunder.  The amount of each Tranche A Term Lender’s Tranche A Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche A Term Lenders’ Tranche A Term Commitments is $1,400,000,000, subject to any increase under Section 9.02.

“Tranche A Term Lender” means a Lender with a Tranche A Term Commitment or a Tranche A Term Loan.

“Tranche A Term Loan Maturity Date” means March 13, 2014.

“Tranche A Term Loans” means Loans made by the Tranche A Term Lenders pursuant to Section 2.01(a).

“Tranche B Term Commitment” means, with respect to each Tranche B Term Lender, (a) the commitment of such Tranche B Term Lender to make Tranche B Term Loans on the First Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loans to be made by such Tranche B Term Lender hereunder on the First Restatement Effective Date or (b) the commitment of such Tranche B Term Lender to make Additional Tranche B Term Loans on the Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Additional Tranche B Term Loans to be made by such Tranche B Term Lender pursuant to the First Amendment to 2009 Credit Agreement on the Amendment Effective Date.  The amount of each Tranche B Term Lender’s Tranche B Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B Term Lenders’ Tranche B Term

Commitments as of the First Restatement Effective Date is $220,000,000, subject to any increase under Section 9.02.  The aggregate amount of the Tranche B Term Lenders’ Tranche B Term Commitments as of the Amendment Effective Date is $60,000,000, subject to any increase under Section 9.02.

“Tranche B Term Lender” means a Lender with a Tranche B Term Commitment or a Tranche B Term Loan.

“Tranche B Term Loan Maturity Date” means March 13, 2014.

“Tranche B Term Loans” means Loans made or deemed made by the Tranche B Term Lenders pursuant to Section 2.01(b) or pursuant to Section 1 of the First Amendment to 2009 Credit Agreement.

“Tranche B Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (d) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B II Term Commitment” means, with respect to each Tranche B II Term Lender, the commitment of such Tranche B II Term Lender to make Tranche B II Term Loans on the Second Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B II Term Loans to be made by such Tranche B II Term Lender hereunder on the Second Restatement Effective Date.  The amount of each Tranche B II Term Lender’s Tranche B II Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B II Term Lenders’ Tranche B II Term Commitments as of the Second Restatement Effective Date is $650,000,000, subject to any increase under Section 9.02.

“Tranche B II Term Lender” means a Lender with a Tranche B II Term Commitment or a Tranche B II Term Loan.

“Tranche B II Term Loan Maturity Date” means September 1, 2018.

“Tranche B II Term Loans” means Loans made or deemed made by the Tranche B II Term Lenders pursuant to Section 2.01(d).

“Tranche B II Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B II Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B II Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B II Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B II Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B-II 2019 Term Commitment” means, with respect to each Tranche B-II 2019 Term Lender, the commitment of such Tranche B-II 2019 Term Lender to make Tranche B-II 2019 Term Loans on the Fifth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-II 2019 Term Loans to be made by such Tranche B-II 2019 Term Lender hereunder on the Fifth Amendment Effective Date.  The amount of each Tranche B-II 2019 Term Lender’s Tranche B-II 2019 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B-II 2019 Term Lenders’ Tranche B-II 2019 Term Commitments as of the Fifth Amendment Effective Date is $1,200,000,000, subject to any increase under Section 9.02.

“Tranche B-II 2019 Term Lender” means a Lender with a Tranche B-II 2019 Term Commitment or a Tranche B-II 2019 Term Loan.

“Tranche B-II 2019 Term Loan Maturity Date” means August 1, 2019.

“Tranche B-II 2019 Term Loans” means Loans made or deemed made by the Tranche B-II 2019 Term Lenders pursuant to Section 2.01(h).

“Tranche B-II 2019 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B-II 2019 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B-II 2019 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B-II 2019 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B-II 2019 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B-II 2022 Term Commitment” means, with respect to each Tranche B-II 2022 Term Lender, the commitment of such Tranche B-II 2022 Term Lender to make Tranche B-II 2022 Term Loans (whether by cash funding or pursuant to Conversions (as defined in the Tenth Amendment Agreement)) on the Tenth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-II 2022 Term Loans to be made by such Tranche B-II 2022 Term Lender hereunder on the Tenth Amendment Effective Date.  The amount of each Tranche B-II 2022 Term Lender’s Tranche B-II 2022 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B-II 2022 Term Lenders’ Tranche B-II 2022 Term Commitments as of the Tenth Amendment Effective Date is $2,000,000,000, subject to any increase under Section 9.02.

“Tranche B-II 2022 Term Lender” means a Lender with a Tranche B-II 2022 Term Commitment or a Tranche B-II 2022 Term Loan.

“Tranche B-II 2022 Term Loan Maturity Date” means May 31, 2022.

“Tranche B-II 2022 Term Loans” means Loans made or deemed made by the Tranche B-II 2022 Term Lenders pursuant to Section 2.01(m).

“Tranche B-II 2022 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B-II 2022 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B-II 2022 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B-II 2022 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B-II 2022 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B-III 2019 Term Commitment” means, with respect to each Tranche B-III 2019 Term Lender, the commitment of such Tranche B-III 2019 Term Lender to make Tranche B-III 2019 Term Loans on the Sixth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B-III 2019 Term Loans to be made by such Tranche B-III 2019 Term Lender hereunder on the Sixth Amendment Effective Date.  The amount of each Tranche B-III 2019 Term Lender’s Tranche B-III 2019 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B-III 2019 Term Lenders’ Tranche B-III 2019 Term Commitments as of the Sixth Amendment Effective Date is $815,000,000, subject to any increase under Section 9.02.

“Tranche B-III 2019 Term Lender” means a Lender with a Tranche B-III 2019 Term Commitment or a Tranche B-III 2019 Term Loan.

“Tranche B-III 2019 Term Loan Maturity Date” means August 1, 2019.

“Tranche B-III 2019 Term Loans” means Loans made or deemed made by the Tranche B-III 2019 Term Lenders pursuant to Section 2.01(i).

“Tranche B-III 2019 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B-III 2019 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B-III 2019 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B-III 2019 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B-III 2019 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B III Term Commitment” means, with respect to each Tranche B III Term Lender, the commitment of such Tranche B III Term Lender to make Tranche B III Term Loans on the Third Restatement Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B III Term Loans to be made by such Tranche B III Term Lender hereunder on the Third Restatement Effective Date.  The amount of each Tranche B III Term Lender’s Tranche B III Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B III Term Lenders’ Tranche B III Term Commitments as of the Third Restatement Effective Date is $550,000,000, subject to any increase under Section 9.02.

“Tranche B III Term Lender” means a Lender with a Tranche B III Term Commitment or a Tranche B III Term Loan.

“Tranche B III Term Loan Maturity Date” means September 1, 2018.

“Tranche B III Term Loans” means Loans made or deemed made by the Tranche B III Term Lenders pursuant to Section 2.01(e).

“Tranche B III Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B III Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B III Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B III Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B III Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2019 Term Commitment” means, with respect to each Tranche B 2019 Term Lender, the commitment of such Tranche B 2019 Term Lender to make Tranche B 2019 Term Loans on the Fourth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2019 Term Loans to be made by such Tranche B 2019 Term Lender hereunder on the Fourth Amendment Effective Date.  The amount of each Tranche B 2019 Term Lender’s Tranche B 2019 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B 2019 Term Lenders’ Tranche B 2019 Term Commitments as of the Fourth Amendment Effective Date is $815,000,000, subject to any increase under Section 9.02.

“Tranche B 2019 Term Lender” means a Lender with a Tranche B 2019 Term Commitment or a Tranche B 2019 Term Loan.

“Tranche B 2019 Term Loan Maturity Date” means August 1, 2019.

“Tranche B 2019 Term Loans” means Loans made or deemed made by the Tranche B 2019 Term Lenders pursuant to Section 2.01(f).

“Tranche B 2019 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the

Tranche B 2019 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2019 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2019 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2019 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2016 Term Commitment” means, with respect to each Tranche B 2016 Term Lender, the commitment of such Tranche B 2016 Term Lender to make Tranche B 2016 Term Loans on the Fourth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2016 Term Loans to be made by such Tranche B 2016 Term Lender hereunder on the Fourth Amendment Effective Date.  The amount of each Tranche B 2016 Term Lender’s Tranche B 2016 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B 2016 Term Lenders’ Tranche B 2016 Term Commitments as of the Fourth Amendment Effective Date is $600,000,000, subject to any increase under Section 9.02.

“Tranche B 2016 Term Lender” means a Lender with a Tranche B 2016 Term Commitment or a Tranche B 2016 Term Loan.

“Tranche B 2016 Term Loan Maturity Date” means February 1, 2016.

“Tranche B 2016 Term Loans” means Loans made or deemed made by the Tranche B 2016 Term Lenders pursuant to Section 2.01(g).

“Tranche B 2016 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2016 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2016 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2016 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2016 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2020 Term Commitment” means, with respect to each Tranche B 2020 Term Lender, (a) the commitment of such Tranche B 2020 Term Lender to make Tranche B 2020 Term Loans on the Seventh Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2020 Term Loans to be made by such Tranche B 2020 Term Lender hereunder on the Seventh Amendment Effective Date or (b) the commitment of such Tranche B 2020 Term Lender to make Additional Tranche B Term Loans on the Eighth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Additional Tranche B 2020 Term Loans to be made by such Tranche B 2020 Term Lender hereunder pursuant to the Eighth Amendment Agreement on the Eighth Amendment Effective Date.  The amount of each Tranche B 2020 Term Lender’s Tranche B 2020 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B 2020 Term Lenders’ Tranche B 2020 Term Commitments as of the Seventh Amendment Effective Date is $595,500,000, subject to any increase under Section 9.02.  The aggregate amount of the Tranche B 2020 Term Lenders’ Tranche B 2020 Term Commitments as of the Eighth Amendment Effective Date (giving effect, for the avoidance of doubt, to the last sentence of Section 2.01(j)) is $1,200,000,000, subject to any increase under Section 9.02.

“Tranche B 2020 Term Lender” means a Lender with a Tranche B 2020 Term Commitment or a Tranche B 2020 Term Loan.

“Tranche B 2020 Term Loan Maturity Date” means January 15, 2020.

“Tranche B 2020 Term Loans” means Loans made or deemed made by the Tranche B 2020 Term Lenders pursuant to Section 2.01(j) or pursuant to Section 1 of the Eighth Amendment Agreement.

“Tranche B 2020 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2020 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2020 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2020 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B

2020 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Tranche B 2022 Term Commitment” means, with respect to each Tranche B 2022 Term Lender, the commitment of such Tranche B 2022 Term Lender to make Tranche B 2022 Term Loans on the Ninth Amendment Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B 2022 Term Loans to be made by such Tranche B 2022 Term Lender hereunder on the Ninth Amendment Effective Date.  The amount of each Tranche B 2022 Term Lender’s Tranche B 2022 Term Commitment is set forth on Schedule 2.01, as it may be modified under Section 9.02.  The aggregate amount of the Tranche B 2022 Term Lenders’ Tranche B 2022 Term Commitments as of the Ninth Amendment Effective Date is $2,000,000,000, subject to any increase under Section 9.02.

“Tranche B 2022 Term Lender” means a Lender with a Tranche B 2022 Term Commitment or a Tranche B 2022 Term Loan.

“Tranche B 2022 Term Loan Maturity Date” means January 31, 2022.

“Tranche B 2022 Term Loans” means Loans made or deemed made by the Tranche B 2022 Term Lenders pursuant to Section 2.01(l).

“Tranche B 2022 Term Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Tranche B 2022 Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower in respect of Tranche B 2022 Term Loans under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower in respect of Tranche B 2022 Term Loans under or pursuant to the Credit Agreement and each of the other Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party in respect of Tranche B 2022 Term Loans under or pursuant to this Agreement and each of the other Loan Documents.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of the Loans and the use of the proceeds thereof.

“Treasury Rate” means, as of any prepayment date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519)

that has become publicly available at least two Business Days prior to such prepayment date (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Tranche B Term Loans to the No-Call Date; provided, however, that if the then remaining term of the Tranche B Term Loans to the No-Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“12.25% Notes” means the Borrower’s 12.25% Senior Notes due 2013 in an aggregate principal amount outstanding on the Effective Date of $550,000,000.

“12.25% Notes Indenture” means the Indenture dated as of March 14, 2006 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 12.25% Notes.

“12.25% Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 12.25% Notes and the Level 3 LLC 12.25% Notes Supplemental Indenture.

“12.25% Offering Proceeds Note” means the intercompany demand note dated April 6, 2006, in an initial principal amount equal to $550,000,000, issued by Level 3 LLC to the Borrower.

“2011 Credit Agreement” has the meaning specified in the recitals hereto.

“2011 Floating Rate Notes” means the Borrower’s 2011 Floating Rate Notes due 2011 in an aggregate principal amount outstanding on the Effective Date of $150,000,000.

“2011 Floating Rate Notes Indenture” means the Indenture dated as of March 14, 2006 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 2011 Floating Rate Notes.

“2011 Floating Rate Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 2011 Floating Rate Notes and the Level 3 LLC 2011 Floating Rate Notes Supplemental Indenture.

“2011 Floating Rate Offering Proceeds Note” means the intercompany demand note dated March 14, 2006, in an initial principal amount equal to $150,000,000, issued by Level 3 LLC to the Borrower.

“2014 Credit Agreement” has the meaning specified in the recitals hereto.

“2015 Floating Rate Notes” means the Borrower’s Floating Rate Notes due 2015 in an aggregate principal amount outstanding on the Effective Date of $300,000,000.

“2015 Floating Rate Notes Indenture” means the Indenture dated as of February 14, 2007 among Level 3, the Borrower and The Bank of New York, as trustee, governing the 2015 Floating Rate Notes.

“2015 Floating Rate Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 2015 Floating Rate Notes and the Level 3 LLC 2015 Floating Rate Notes Supplemental Indenture.

“2015 Floating Rate Offering Proceeds Note” means the intercompany demand note dated February 14, 2007, in an initial principal amount equal to $300,000,000, issued by Level 3 LLC to the Borrower.

“2018 Floating Rate Notes” means the Borrower’s 2018 Floating Rate Notes due 2018 in an aggregate principal amount outstanding on the Ninth Amendment Effective Date of $300,000,000.

“2018 Floating Rate Notes Indenture” means the Indenture dated as of November 26, 2013 among Level 3, the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, governing the 2018 Floating Rate Notes.

“2018 Floating Rate Notes Supplemental Indentures” means the Borrower Restricted Subsidiary Supplemental Indentures relating to the 2018 Floating Rate Notes and the Level 3 LLC 2018 Floating Rate Notes Supplemental Indenture.

“2018 Floating Rate Offering Proceeds Note” means the intercompany demand note dated November 26, 2013, in an initial principal amount equal to $300,000,000, issued by Level 3 LLC to the Borrower.

“2009 Credit Agreement” has the meaning specified in the recitals hereto.

“2007 Credit Agreement” has the meaning specified in the recitals hereto.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by LIBO Rate or ABR.

“Unregulated Grantor Subsidiary” means (a) each Initial Grantor Subsidiary, (b) each Material Subsidiary (other than the Borrower or any Material Subsidiary that is a Regulated Grantor Subsidiary) and (c) each Subsidiary of Level 3 that directly or indirectly owns any Equity Interest in any Designated Grantor Subsidiary.

“Unregulated Guarantor Subsidiary” means (a) each Initial Guarantor Subsidiary, (b) each Material Subsidiary (other than the Borrower or any Material Subsidiary that is a Regulated Guarantor Subsidiary) and (c) each Subsidiary of Level 3 that directly or indirectly owns any Equity Interest in any Designated Guarantor Subsidiary.

“Unrestricted Subsidiary” means (a) 91 Holding Corp. (the Subsidiary that holds indirectly Parent’s interests in the SR91 tollroad), SR 91 Holding LLC, SR91 Corp., SR LP, Express Lanes, Inc., California Private Transportation Company LP, CPTC LLC and 85 Tenth Avenue LLC; (b) any Subsidiary of an Unrestricted Subsidiary; and (c) any Subsidiary designated as such pursuant to and in compliance with Section 6.10 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto.  For the sake of clarity, actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by Level 3 or any Restricted Subsidiary.  No Unrestricted Subsidiary may own any Capital Stock of a Restricted Subsidiary.

“Vice President”, when used with respect to any Person, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

“Weighted Average Yield” means, with respect to any Loan or other Indebtedness, the weighted average yield to stated maturity of such Loan or other Indebtedness based on the interest rate or rates applicable thereto and giving effect to all upfront or similar fees or original issue discount payable with respect thereto and to any interest rate benchmark floor (with the Weighted Average Yield of such Loan or other Indebtedness being deemed increased by the amount that any such floor relating thereto exceeds the applicable interest rate benchmark on the date of determination), but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all lenders or holders thereof.  Determinations of the Weighted Average Yield of any Loans or other Indebtedness shall be made by the Administrative Agent in a manner determined by it to be consistent with accepted financial practice (but not with an assumed maturity of more than four years), and any such determination shall be conclusive.

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Voting Stock or other ownership interests (other than directors’ qualifying shares) of which shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith.

SECTION 1.04.  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Tranche A Term Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Tranche A Eurodollar Loan”).  Borrowings may also be classified and referred to by Class (e.g., a “Tranche A Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Tranche A Eurodollar Borrowing”).

ARTICLE II

The Credits

SECTION 2.01.  Commitments; Loans and Borrowings.  (a)  Subject to the terms and conditions set forth herein, each Tranche A Term Lender made a Tranche

A Term Loan to the Borrower on the Effective Date in a principal amount equal to its Tranche A Term Commitment.  The Tranche A Term Loans made on the Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the Effective Date.  The Tranche A Term Commitments expired at 5:00 p.m. New York City time on the Effective Date, and amounts paid or prepaid in respect of Tranche A Term Loans may not be reborrowed.

(b)  Subject to the terms and conditions set forth herein, each Tranche B Term Lender party to the First Amendment Agreement made a Tranche B Term Loan to the Borrower on the First Restatement Effective Date in a principal amount equal to its Tranche B Term Commitment.  The Tranche B Term Loans made on the First Restatement Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the First Restatement Effective Date.  The Tranche B Term Commitments outstanding on the First Restatement Effective Date expired at 5:00 p.m. New York City time on the First Restatement Effective Date, and amounts paid or prepaid in respect of Tranche B Term Loans may not be reborrowed.  Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Tranche B Term Loan made on the First Restatement Effective Date (i.e., the amount advanced to the Borrower on the First Restatement Effective Date) was equal to 99.00% of the principal amount of such Tranche B Term Loan (it being agreed that the full principal amount of each such Tranche B Term Loan will be deemed to have been outstanding on the First Restatement Effective Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Tranche B Term Loan as provided hereunder).

(c)  Subject to the terms and conditions set forth in the First Amendment to 2009 Credit Agreement, each Additional Tranche B Term Lender made an Additional Tranche B Term Loan to the Borrower on the Amendment Effective Date in a principal amount equal to its Additional Tranche B Term Commitment.  The Additional Tranche B Term Commitments expired at 5:00 p.m. New York City time on the Amendment Effective Date, and amounts paid or prepaid in respect of Additional Tranche B Term Loans may not be reborrowed.  For all purposes of this Agreement and the other Loan Documents, from and after the Amendment Effective Date (i) except as expressly set forth in the First Amendment to 2009 Credit Agreement, the Additional Tranche B Term Loans shall be deemed to be additional Tranche B Term Loans, (ii) the provisions of the Additional Tranche B Term Loans and the rights and obligations of the Additional Tranche B Term Lenders shall be identical to those of the Tranche B Term Loans and the Tranche B Term Lenders under this Agreement and the other Loan Documents, including Section 2 of the First Amendment Agreement, and (iii) the terms “Tranche B Term Commitment”, “Tranche B Term Lender” and “Tranche B Term Loans”, as used in this Agreement and the other Loan Documents, include each Additional Tranche B Term Commitment, each Additional Tranche B Term Lender and each Additional Tranche B Term Loan, respectively; provided that notwithstanding anything to the contrary contained in this Agreement or the First Amendment to 2009 Credit Agreement (and without affecting any other provisions hereof or thereof), the funded amount in respect of each

Additional Tranche B Term Loan made on the Amendment Effective Date (i.e., the amount advanced to the Borrower on the Amendment Effective Date) was equal to 101% of the principal amount of such Additional Tranche B Term Loan (it being agreed that only 100% of the principal amount of each such Additional Tranche B Term Loan will be deemed outstanding on the Amendment Effective Date and the Borrower shall only be obligated to repay 100% of the principal amount of each such Additional Tranche B Term Loan as provided under the Credit Agreement).

(d)  Subject to the terms and conditions set forth herein, each Tranche B II Term Lender party to the Second Amendment Agreement made a Tranche B II Term Loan to the Borrower on the Second Restatement Effective Date in a principal amount equal to its Tranche B II Term Commitment.  The Tranche B II Term Loans made on the Second Restatement Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the Second Restatement Effective Date.  The Tranche B II Term Commitments outstanding on the Second Restatement Effective Date expired at 5:00 p.m. New York City time on the Second Restatement Effective Date, and amounts paid or prepaid in respect of Tranche B II Term Loans may not be reborrowed.  Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Tranche B II Term Loan made on the Second Restatement Effective Date (i.e., the amount advanced to the Borrower on the Second Restatement Effective Date) was equal to 99.00% of the principal amount of such Tranche B II Term Loan (it being agreed that the full principal amount of each such Tranche B II Term Loan will be deemed to have been outstanding on the Second Restatement Effective Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Tranche B II Term Loan as provided hereunder).

(e)  Subject to the terms and conditions set forth herein, each Tranche B III Term Lender party to the Third Amendment Agreement made a Tranche B III Term Loan to the Borrower on the Third Restatement Effective Date in a principal amount equal to its Tranche B III Term Commitment.  The Tranche B III Term Loans made on the Third Restatement Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than 11:00 a.m. New York City time, three Business Days prior to the Third Restatement Effective Date.  The Tranche B III Term Commitments outstanding on the Third Restatement Effective Date expired at 5:00 p.m. New York City time on the Third Restatement Effective Date, and amounts paid or prepaid in respect of Tranche B III Term Loans may not be reborrowed.  Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Tranche B III Term Loan to be made on the Third Restatement Effective Date (i.e., the amount advanced to the Borrower on the Third Restatement Effective Date) was equal to 95.00% of the principal amount of such Tranche B III Term Loan (it being agreed that the full principal amount of each such Tranche B III Term Loan will be deemed to have been outstanding on the Third Restatement Effective Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Tranche B III Term Loan as provided hereunder).

(f)  Subject to the terms and conditions set forth herein, each Tranche B 2019 Term Lender party to the Fourth Amendment Agreement made a Tranche B 2019 Term Loan to the Borrower on the Fourth Amendment Effective Date in a principal amount equal to its Tranche B 2019 Term Commitment.  The Tranche B 2019 Term Loans made on the Fourth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Fourth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Fourth Amendment Effective Date (or, in each case, such lesser period as may be acceptable to the Administrative Agent).  The Tranche B 2019 Term Commitments outstanding on the Fourth Amendment Effective Date expired at 5:00 p.m. New York City time on the Fourth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2019 Term Loans may not be reborrowed.

(g)  Subject to the terms and conditions set forth herein, each Tranche B 2016 Term Lender party to the Fourth Amendment Agreement made a Tranche B 2016 Term Loan to the Borrower on the Fourth Amendment Effective Date in a principal amount equal to its Tranche B 2016 Term Commitment.  The Tranche B 2016 Term Loans made on the Fourth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Fourth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Fourth Amendment Effective Date (or, in each case, such lesser period as may be acceptable to the Administrative Agent).  The Tranche B 2016 Term Commitments outstanding on the Fourth Amendment Effective Date expired at 5:00 p.m. New York City time on the Fourth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2016 Term Loans may not be reborrowed.

(h)  Subject to the terms and conditions set forth herein, each Tranche B-II 2019 Term Lender party to the Fifth Amendment Agreement made a Tranche B-II 2019 Term Loan to the Borrower on the Fifth Amendment Effective Date in a principal amount equal to its Tranche B-II 2019 Term Commitment.  The Tranche B-II 2019 Term Loans made on the Fifth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Fifth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Fifth Amendment Effective Date (or, in each case, such lesser period as may be acceptable to the Administrative Agent).  The Tranche B-II 2019 Term Commitments outstanding on the Fifth Amendment Effective Date expired at 5:00 p.m. New York City time on the Fifth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B-II 2019 Term Loans may not be reborrowed.

(i)  Subject to the terms and conditions set forth herein, each Tranche B-III 2019 Term Lender made a Tranche B-III 2019 Term Loan to the Borrower on the Sixth Amendment Effective Date in a principal amount equal to its Tranche B-III 2019 Term

Commitment (whether by cash funding or pursuant to Conversions (as defined in the Sixth Amendment Agreement)).  The Tranche B-III 2019 Term Loans made on the Sixth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Sixth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Sixth Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent).  The Tranche B-III 2019 Term Commitments outstanding on the Sixth Amendment Effective Date expired at 5:00 p.m. New York City time on the Sixth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B-III 2019 Term Loans may not be reborrowed.

(j)  Subject to the terms and conditions set forth herein, each Tranche B 2020 Term Lender party to the Seventh Amendment Agreement made a Tranche B 2020 Term Loan to the Borrower on the Seventh Amendment Effective Date in a principal amount equal to its Tranche B 2020 Term Commitment outstanding on the Seventh Amendment Effective Date.  The Tranche B 2020 Term Loans made on the Seventh Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Seventh Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Seventh Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent).  The Tranche B 2020 Term Commitments outstanding on the Seventh Amendment Effective Date expired at 5:00 p.m. New York City time on the Seventh Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2020 Term Loans may not be reborrowed.

(k)  Subject to the terms and conditions set forth herein and in the Eighth Amendment Agreement, each Additional Tranche B 2020 Term Lender made an Additional Tranche B 2020 Term Loan to the Borrower on the Eighth Amendment Effective Date in a principal amount equal to its Additional Tranche B 2020 Term Commitment.  The Additional Tranche B 2020 Term Commitments expired at 5:00 p.m. New York City time on the Eighth Amendment Effective Date, and amounts paid or prepaid in respect of Additional Tranche B 2020 Term Loans may not be reborrowed.  For all purposes of this Agreement and the other Loan Documents, from and after the Eighth Amendment Effective Date (i) except as expressly set forth in the Eighth Amendment Agreement, the Additional Tranche B 2020 Term Loans shall be deemed to be additional Tranche B 2020 Term Loans, (ii) the provisions of the Additional Tranche B 2020 Term Loans and the rights and obligations of the Additional Tranche B 2020 Term Lenders shall be identical to those of the Tranche B 2020 Term Loans and the Tranche B 2020 Term Lenders under this Agreement and the other Loan Documents, including Section 2 of the Seventh Amendment Agreement, and (iii) the terms “Tranche B 2020 Term Commitment”, “Tranche B 2020 Term Lender” and “Tranche B 2020 Term Loans”, as used in this Agreement and the other Loan Documents, shall include each Additional Tranche B 2020 Term Commitment, each Additional Tranche B 2020 Term Lender and each Additional Tranche B 2020 Term Loan, respectively.

(l)  Subject to the terms and conditions set forth herein and in the Ninth Amendment Agreement, each Tranche B 2022 Term Lender made a Tranche B 2022 Term Loan to the Borrower on the Ninth Amendment Effective Date in a principal amount equal to its Tranche B 2022 Term Commitment.  The Tranche B 2022 Term Loans made on the Ninth Amendment Effective Date were ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Ninth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Ninth Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent).  The Tranche B 2022 Term Commitments expired at 5:00 p.m. New York City time on the Ninth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B 2022 Term Loans may not be reborrowed.

(m)  Subject to the terms and conditions set forth herein and in the Tenth Amendment Agreement, each Tranche B-II 2022 Term Lender agrees to make a Tranche B-II 2022 Term Loan to the Borrower on the Tenth Amendment Effective Date in a principal amount equal to its Tranche B-II 2022 Term Commitment (whether by cash funding or pursuant to Conversions (as defined in the Tenth Amendment Agreement)).  The Tranche B-II 2022 Term Loans made on the Tenth Amendment Effective Date shall be ABR Loans or Eurodollar Loans as the Borrower shall have elected in a notice delivered to the Administrative Agent not later than (i) in the case of Eurodollar Loans, 11:00 a.m. New York City time, three Business Days prior to the Tenth Amendment Effective Date or (ii) in the case of ABR Loans, one Business Day prior to the Tenth Amendment Effective Date (or, in each case, such lesser period as shall have been acceptable to the Administrative Agent).  The Tranche B-II 2022 Term Commitments shall expire at 5:00 p.m. New York City time on the Tenth Amendment Effective Date, and amounts paid or prepaid in respect of Tranche B-II 2022 Term Loans may not be reborrowed.

(n)  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time of the making of or conversion of a Borrowing to an ABR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  Borrowings of more than one Type may be outstanding at one time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding at any one time.

SECTION 2.02.  Funding of Loans.  (a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date of the applicable Borrowing by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account designated by the Administrative Agent for such purpose by notice to the applicable Lenders.  The Administrative Agent made the Tranche A Term Loans available to the Borrower (i) by applying the amounts so received to the payment of the Existing Term Loans and all interest, fees and other amounts accrued or owing and not yet paid under the Existing Amended and Restated Credit Agreement and (ii) after such application, by crediting the remainder of the amounts so received, in immediately available funds, to the account of the Borrower designated by it for such purpose and previously communicated to the Administrative Agent.  The Administrative Agent made the Tranche B Term Loans, the Tranche B II Term Loans, the Tranche B III Term Loans, the Tranche B 2019 Term Loans, the Tranche B 2016 Term Loans, the Tranche B-II 2019 Term Loans, the Tranche B-III 2019 Term Loans, the Tranche B 2020 Term Loans and the Tranche B 2022 Term Loans, and will make the Tranche B-II 2022 Term Loans and any Loans of any Additional Tranche, available to the Borrower by crediting the amounts so received, in immediately available funds, to the account of the Borrower designated by it for such purpose and previously communicated to the Administrative Agent.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of the applicable Borrowing that such Lender will not make the Loan to be made by it, the Administrative Agent may assume that such Lender has made such Loan on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made the amount of its Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the applicable Class of Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan.

(c)  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make a Loan as required.

SECTION 2.03.  Interest Elections.  (a)  The Borrower may elect to convert a Borrowing to a different Type or to continue a Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a request to convert or continue a Borrowing as a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed conversion or continuation or (b) in the case of a request to convert or continue a Borrowing as an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion or continuation (each such notice being called an “Interest Election Request”).  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

(i) the Borrowing, including the Class of Borrowing, to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.

(f)  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to elect to convert or continue any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for Borrowings of such Class.

SECTION 2.04.  Repayment of Loans; Evidence of Debt.  (a)  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche A Term Lender the then unpaid principal amount of each Tranche A Term Loan on the Tranche A Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B Term Lender the then unpaid principal amount of each Tranche B Term Loan on the Tranche B Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B II Term Lender the then unpaid principal amount of each Tranche B II Term Loan on the Tranche B II Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B III Term Lender the then unpaid principal amount of each Tranche B III Term Loan on the Tranche B III Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2019 Term Lender the then unpaid principal amount of each Tranche B 2019 Term Loan on the Tranche B 2019 Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2016 Term Lender (i) on the last day of each September, December, March and June, beginning with December 31, 2012, and ending with the last such day to occur prior to the Tranche B 2016 Term Loan Maturity Date, an amount for each such date equal to 0.25% of the aggregate principal amount of each Tranche B 2016 Term Loan outstanding on the Fourth Amendment Effective Date and (ii) the then unpaid principal amount of each Tranche B 2016 Term Loan on the Tranche B 2016 Term Loan Maturity Date, provided that the scheduled repayments of the Tranche B 2016 Term Loan set forth in clauses (i) and (ii) above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B 2016 Term Loans in accordance with Section 2.05(f).  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-II 2019 Term Lender the then unpaid principal amount of each Tranche B-II 2019 Term Loan on the Tranche B-II 2019 Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-III 2019 Term Lender the then unpaid principal amount of each Tranche B-III 2019 Term Loan on the Tranche B-III 2019 Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2020 Term Lender the then unpaid principal amount of each Tranche B 2020 Term Loan on the Tranche B 2020 Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B 2022 Term Lender the then unpaid principal amount of each Tranche B 2022 Term Loan on the Tranche B 2022 Term Loan Maturity Date.  The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Tranche B-II 2022 Term Lender the then unpaid principal amount of each Tranche B-II 2022 Term Loan on the Tranche B-II 2022 Term Loan Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)  Any Lender may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit D.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05.  Prepayments.  (a)  (i)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium (but subject to Section 2.10 and except as provided in this Section).

(ii) All voluntary prepayments of Tranche B Term Loans pursuant to this paragraph (a) (A) on or prior to the No-Call Date shall be accompanied by a prepayment fee equal to the Make-Whole Amount, (B) after the No-Call Date and on or prior to the 12-month anniversary of the No-Call Date shall be accompanied by a prepayment fee equal to 4.00% of the aggregate principal amount of such prepayments and (C) after the 12-month anniversary of the No-Call Date and on or prior to the 18-month anniversary of the No-Call Date shall be accompanied by a prepayment fee equal to 2.00% of the aggregate principal amount of such prepayments.

(iii) In the event that all or any portion of the Tranche B II Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B II Term Loans is less than the Weighted Average Yield applicable to such Tranche B II Term Loans on the Second Restatement Effective Date, any such prepayment, repricing or refinancing that occurs prior to the first anniversary of the Second Restatement Effective Date shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(iv) In the event that all or any portion of the Tranche B III Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B III Term Loans is less than the Weighted

Average Yield applicable to such Tranche B III Term Loans on the Third Restatement Effective Date, any such prepayment, repricing or refinancing that occurs prior to October 4, 2012 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(v) In the event that all or any portion of the Tranche B 2019 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2019 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2019 Term Loans on the Fourth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to August 1, 2013 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(vi) In the event that all or any portion of the Tranche B 2016 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2016 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2016 Term Loans on the Fourth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to August 1, 2013 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(vii) In the event that all or any portion of the Tranche B-II 2019 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B-II 2019 Term Loans is less than the Weighted Average Yield applicable to such Tranche B-II 2019 Term Loans on the Fifth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to October 4, 2013 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(viii) In the event that all or any portion of the Tranche B-III 2019 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B-III 2019 Term Loans is less than the Weighted Average Yield applicable to such Tranche B-III 2019 Term Loans on the Sixth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to February 12, 2014 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(ix) In the event that all or any portion of the Tranche B 2020 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2020 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2020 Term Loans on the Seventh Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to February 16, 2014 shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(x) In the event that all or any portion of the Tranche B 2022 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B 2022 Term Loans is less than the Weighted Average Yield applicable to such Tranche B 2022 Term Loans on the Ninth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to April 30, 2015, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(xi) In the event that all or any portion of the Tranche B-II 2022 Term Loans are prepaid from the incurrence of bank Indebtedness or repriced (or effectively refinanced) through any amendment of this Agreement such that the Weighted Average Yield on such Tranche B-II 2022 Term Loans is less than the Weighted Average Yield applicable to such Tranche B-II 2022 Term Loans on the Tenth Amendment Effective Date, any such prepayment, repricing or refinancing that occurs prior to November 8, 2015, shall be accompanied by a prepayment fee equal to 1.00% of the aggregate principal amount of such prepayment or the aggregate principal amount subject to such repricing or refinancing.

(b)  When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Borrower shall within 15 days notify the Administrative Agent thereof and prepay the Loans in the amount of such Excess Proceeds without premium (but subject to Section 2.10) (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (e) below and specified in a notice delivered by the Administrative Agent to the Borrower).  To the extent there are any remaining Excess Proceeds following the completion of the prepayment required hereunder as a result of Lender elections not to accept such prepayment, the Borrower shall apply such Excess Proceeds to the repayment of other Indebtedness of the Borrower or any Restricted Subsidiary that is a Subsidiary of the Borrower, to the extent permitted or required under the terms thereof.  Any other remaining Excess Proceeds may be applied to any use as determined by Level 3 which is not otherwise prohibited by this Agreement, and the amount of Excess Proceeds shall be reset to zero.  Notwithstanding the foregoing, any Excess Proceeds required to be applied to Loans pursuant to this Section 2.05(b) shall be applied ratably among the Loans and, to the extent required by the terms of any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness, the principal amount of such Permitted First Lien Indebtedness and Permitted First Lien Refinancing

Indebtedness then outstanding, and the prepayment of the Loans required pursuant to this Section 2.05(b) shall be reduced accordingly.

(c)  Not fewer than 30 days prior to any payment or prepayment of any principal amount of the Loan Proceeds Note , the Borrower shall notify the Administrative Agent thereof and shall, on the date of such payment or prepayment, subject to paragraph (e) below, prepay the Loans at a price equal to the principal amount of the Loans without premium (but subject to Section 2.10); provided, however that (i) on the date of such payment or prepayment of the Loan Proceeds Note, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (e) below) and (ii) the Borrower shall immediately prepay the Loans in such amount in accordance with clause (e) below.

(d)  Upon the occurrence of a Change of Control Triggering Event, the Borrower shall within 30 days of such occurrence notify the Administrative Agent thereof and prepay the Loans not later than 30 Business Days following such notification; provided, however that (i) at the expiration of such 30 Business Day period, the Administrative Agent shall notify the Borrower of the required amount of such prepayment (as reduced by any portion thereof which has been rejected by Declining Lenders pursuant to clause (e) below) and the Borrower shall immediately prepay the Loans in such amount in accordance with clause (e) below and (ii) the Borrower shall also pay, on the date of such prepayment, to each Lender receiving such prepayment a fee equal to 1.00% of the principal amount of the Loans prepaid to such Lender.

(e)  With respect to any proposed mandatory prepayment of the Loans pursuant to clause (b), (c) or (d) above, any Lender may, at its option, elect not to accept such prepayment (any Lender making such election being a “Declining Lender”) as follows: each Declining Lender shall give written notice thereof to the Administrative Agent not later than 10:00 a.m. New York City time on the date which is two Business Days prior to the date on which the Administrative Agent is required to notify the Borrower of the amount of the applicable prepayment pursuant to clause (b), (c) or (d) above.  On the date of prepayment, an amount equal to that portion of the Loan then to be prepaid (less the amount thereof that would otherwise be payable to Declining Lenders) shall be paid to the Lenders that are not Declining Lenders in accordance with subsection (f) below.  In the event that the Administrative Agent has not, with respect to any mandatory prepayment, received a notice from a Lender in accordance with this clause (e), such Lender shall be deemed to have waived its rights under this clause (e) to decline receipt thereof.

(f)  The Borrower (or Level 3 on its behalf) shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 1:00 p.m., New York City time, two Business Days before the date of prepayment or such lesser period as may be acceptable to the Administrative Agent.  Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment and, in the case of a prepayment pursuant to clause (a) of this Section, the Class or Classes to which such prepayment shall be applied.  Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.07.  If any prepayment pursuant to this Section is made by the Borrower other than on the last day of the Interest Period applicable to any prepaid Eurodollar Loans, the Borrower shall also pay to each Lender (other than any Declining Lender) on the date of such prepayment any amount owing to such Lender pursuant to Section 2.10.  Prepayments of Loans (x) pursuant to paragraph (a) of this Section shall be applied between the Classes of Loans as directed by the Borrower (and, in the case of a prepayment of Tranche B 2016 Term Loans, shall be applied to reduce the subsequent scheduled repayments of Tranche B 2016 Term Loans to be made pursuant to Section 2.04(a) as directed by the Borrower) and (y) pursuant to paragraph (b), (c) or (d) of this Section shall be applied ratably between the Classes of Loans (and, in the case of a prepayment of Tranche B 2016 Term Loans, shall be applied to reduce the subsequent scheduled repayments of Tranche B 2016 Term Loans to be made pursuant to Section 2.04(a) on a pro rata basis (in accordance with the principal amounts of such scheduled repayments)) (it being understood that, with respect to any Subsidiary Loan Party that has not guaranteed or granted Liens on, security interests in or pledges of its assets to secure the Tranche B Term Obligations, the Tranche B II Term Obligations, the Tranche B III Term Obligations, the Tranche B 2019 Term Obligations, the Tranche B 2016 Term Obligations, the Tranche B-II 2019 Term Obligations, the Tranche B-III 2019 Term Obligations, the Tranche B 2020 Term Obligations, the Tranche B 2022 Term Obligations, the Tranche B-II 2022 Term Obligations or the Obligations in respect of any other Class of Loans, nothing herein shall prohibit or limit the application of proceeds realized from the exercise of remedies under any Security Document in respect of such Subsidiary Loan Party solely to the Obligations in respect of the Tranche A Term Loans owed to the Tranche A Term Lenders and the Obligations in respect of any other Class of Loans owed to the Lenders of such Class to the extent such Class of Loans is guaranteed by, or secured by Liens on, security interests in or pledges of the applicable assets of, such Subsidiary Loan Party pursuant to the applicable Security Document).

SECTION 2.06.  Fees.  Level 3 and the Borrower agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.

SECTION 2.07.  Interest.  (a)  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.  The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period for such Borrowing plus the Applicable Margin.

(b)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate that would at the time be applicable to an ABR Loan as provided in paragraph (a) of this Section.

(c)  Accrued interest on the Loans shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d)  All interest hereunder shall be computed on the basis of the actual number of days elapsed in a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable LIBO Rate or Alternate Base Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.08.  Alternate Rate of Interest.  If, prior to the commencement of any Interest Period for a Eurodollar Borrowing, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period, then the Administrative Agent shall give notice thereof to Level 3 and the Lenders by telephone or telecopy as promptly as practicable thereafter, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Eurodollar Loan, convert into an ABR Loan and the obligations of the Lenders to make Eurodollar Loans shall be suspended until the Administrative Agent notifies Level 3 and the Lenders that the circumstances giving rise to such notice no longer exist.

SECTION 2.09.  Increased Costs.  (a)  If any Lender shall notify the Administrative Agent and Level 3 at any time that Eurocurrency Reserve Requirements are, or are scheduled to become, effective and that such Lender is or will be generally subject to such Eurocurrency Reserve Requirements and will, as a result, incur additional costs, then such Lender shall, for each day from the later of the date of such notice and the date on which such Eurocurrency Reserve Requirements become effective, be entitled to additional interest on each Eurodollar Loan made by it at a rate per annum determined for such day (rounded upward to the nearest 100th of 1%) equal to the remainder obtained by subtracting (i) the LIBO Rate for such Eurodollar Loan from (ii) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurocurrency Reserve Requirements then-applicable to such Lender.  Such additional interest will be payable in arrears to the Administrative Agent, for the account of such Lender, on each Interest Payment Date relating to such Eurodollar Loan and on any other date when interest is required to be paid hereunder with respect to such Loan.  Any Lender giving a notice under this paragraph (a) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and Level 3) in the event Eurocurrency Reserve Requirements cease to apply to it or the circumstances giving rise to such notice otherwise cease to exist.

(b)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any Eurocurrency Reserve Requirement); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans of such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received by such Lender, then Level 3 and the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.  This Section shall not apply to any additional costs or reductions relating to Taxes, which are governed by Section 2.11.

(c)  If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Level 3 and the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d)  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (b) or (c) of this Section shall be delivered to Level 3 and shall be conclusive absent manifest error.  Level 3 and the Borrower, as the case may be, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(e)  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Level 3 and the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Level 3 of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(f)  The provisions of Section 2.09(a) and (c) shall only be available to Lenders regulated by Federal banking authorities.

SECTION 2.10.  Break Funding Payments.  In the event of (a) any payment of any principal of any Eurodollar Loan other than on the last day of an Interest

Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Level 3 pursuant to Section 2.13, then, in any such event, Level 3 and the Borrower, as applicable, shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed not to include any lost profit (including loss of Applicable Margin) and shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred at the LIBO Rate that is or would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to Level 3 and shall be conclusive absent manifest error.  Level 3 or the Borrower, as applicable, shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.11.  Taxes.  (a)  Any and all payments by or on account of the obligations of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Level 3 and the Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Level 3 or the

Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent reasonably satisfactory evidence of such payment and the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment; provided however in no case shall the Borrower be required to deliver documentation not normally issued by such Governmental Authority.

(e)  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower and Level 3 (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower and Level 3 as will permit such payments to be made without withholding or at a reduced rate.

SECTION 2.12.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.09, 2.10 or 2.11, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 100 West 33rd Street, New York, New York  10001, except that payments pursuant to Sections 2.09, 2.10, 2.11 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars.

(b)  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of the other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (it being understood that, with respect to any Subsidiary Loan Party that has not guaranteed or granted Liens on, security interests in or pledges of its assets to secure the Tranche B Term Obligations, the Tranche B II Term Obligations, the Tranche B III Term Obligations, the Tranche B 2019 Term Obligations, the Tranche B 2016 Term Obligations, the Tranche B-II 2019 Term Obligations, the Tranche B-III 2019 Term Obligations, the Tranche B 2020 Term Obligations, the Tranche B 2022 Term Obligations, the Tranche B-II 2022 Term Obligations or the Obligations in respect of any other Class of Loans, nothing herein shall prohibit or limit, or require the purchase of participations under this paragraph as a result of, the application of proceeds realized from the exercise of remedies under any Security Document in respect of such Subsidiary Loan Party solely to the Obligations in respect of the Tranche A Term Loans owed to the Tranche A Term Lenders and the Obligations in respect of any other Class of Loans owed to the Lenders of such Class to the extent such Class of Loans is guaranteed by, or secured by Liens on, security interests in or pledges of the applicable assets of, such Subsidiary Loan Party pursuant to the applicable Security Document); provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Level 3 or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply); provided further that notwithstanding the foregoing, upon the effectiveness of Section 9.04(h), the provisions of this paragraph shall not apply to any payment obtained by a Lender as consideration for the assignment of any of its Loans to the Borrower pursuant to and in accordance with the provisions of Section 9.04(h).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation in an obligation owed by it pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations until all such unsatisfied obligations are fully paid.

SECTION 2.13.  Mitigation Obligations; Replacement of Lenders.  (a)  If any Lender requests compensation under Section 2.09, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  Level 3 and the Borrower hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If any Lender requests compensation under Section 2.09 (other than paragraph (a) of such Section), or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, if any Lender defaults in its obligation to fund Loans hereunder or under the circumstances contemplated by Section 9.02(d), Level 3 may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) Level 3 shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Level 3 or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Level 3 to require such assignment and delegation cease to apply.

SECTION 2.14.  Extension Offers.  (a)  The Borrower may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all the Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.  Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendment and (ii) the date on which such Extension Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).  Extension Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Extending Lenders”) and, in the case of any Extending Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class as to which such Lender’s acceptance has been made.

(b)  An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by Level 3, the Borrower, each applicable Extending Lender and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless (i) no Default or Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (iii) Level 3 and the Borrower shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall reasonably be requested by the Administrative Agent in connection therewith.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement.  Each Extension Agreement may, without the consent of any Lender other than the applicable Extending Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Loans and/or Commitments of the Extending Lenders as a new “Class” of loans and/or commitments hereunder.

ARTICLE III

Representations and Warranties

On and as of the Effective Date, each of Level 3 and the Borrower represents and warrants to the Lenders that:

SECTION 3.01.  Organization; Powers.  Each of Level 3, the Borrower and each Material Subsidiary of Level 3 is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02.  Authorization; Enforceability.  The Transactions to be entered into by each Loan Party on the Effective Date are within such Loan Party’s powers and have been duly authorized by all necessary corporate or other action and, if required, stockholder or member action.  This Agreement has been duly executed and delivered by Level 3 and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed by and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03.  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are contemplated to be taken to satisfy the Guarantee Permit Condition and the Collateral Permit Condition and such as have been obtained or made and are in full force and effect and filings necessary to perfect Liens created under the Loan Documents, (b) will not violate the charter, by-laws or other organizational documents of Level 3 or any of the Loan Parties and will not violate, except for any violation which would not constitute or result in a Material Adverse Effect, (i) any applicable law or regulation of a type typically applicable to transactions of the type contemplated by the Transactions, (ii) any material order of any Governmental Authority, (c) will not violate the Parent’s Indentures, the Subordinated Indentures, the Financing Inc. Indentures or the Additional Financing Inc. Indentures and (d) will not result in the creation or imposition of any Lien on any material assets of Level 3, the Borrower or any Subsidiary of Level 3, except Liens created under the Loan Documents.

SECTION 3.04.  Financial Condition; No Material Adverse Change.  (a)  The Lenders have been given access to Level 3’s consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 31, 2006, reported on by KPMG LLP, an independent public accounting firm.  Such financial statements present fairly in all material respects the financial position and results of operations and cash flows of Level 3 and its consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

(b)  Except for the Disclosed Matters, after giving effect to the Transactions, none of Level 3 or its Subsidiaries will have, as of the Effective Date, any contingent liabilities, unusual long-term commitments or unrealized losses which would constitute or result in a Material Adverse Effect.

(c)  Except as may be disclosed in Level 3’s reports and filings under the Exchange Act filed or furnished since January 1, 2007 and prior to March 12, 2007 and available on the Securities and Exchange Commission’s website on the internet at www.sec.gov prior to the Effective Date, since December 31, 2006, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of Level 3 and its Subsidiaries, taken as a whole which would constitute or result in a Material Adverse Effect.

SECTION 3.05.  Properties.  Each of Level 3, the Borrower and each Subsidiary of Level 3 has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and such defects as would not constitute or result in a Material Adverse Effect.

SECTION 3.06.  Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Level 3 or the Borrower, threatened against or affecting Level 3, the Borrower or any Material Subsidiary of Level 3 (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, constitute or result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

(b)  Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not constitute or result in a Material Adverse Effect, none of Level 3, the Borrower or any of the Subsidiaries of Level 3 (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07.  Compliance with Laws and Agreements.  Level 3, the Borrower and each of the Subsidiaries of Level 3 is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.08.  Investment Company Status.  Neither Level 3 nor any of the Loan Parties is an “investment company” or is controlled by an entity that is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09.  Taxes.  Level 3, the Borrower and each of the Material Subsidiaries of Level 3 has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Level 3, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not constitute or result in a Material Adverse Effect.

SECTION 3.10.  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would constitute or result in a Material Adverse Effect.  The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that would constitute or result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that would constitute or result in a Material Adverse Effect.

SECTION 3.11.  Disclosure.  None of the reports, financial statements, certificates or information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 3.12.  Subsidiaries.  Schedule 3.12 sets forth the name of, and the ownership interest of Level 3 in, each domestic Material Subsidiary.

SECTION 3.13.  Insurance.  Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Level 3, the Borrower and the Material Subsidiaries of Level 3 as of the Effective Date.  To the knowledge of Level 3, such insurance complies with the requirements of Section 5.07.

SECTION 3.14.  Labor Matters.  As of the Effective Date, there are no material strikes, lockouts or slowdowns against Level 3, the Borrower or any Subsidiary of Level 3 pending or, to the knowledge of Level 3 or the Borrower, threatened which would constitute or result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Level 3, the Borrower or any Subsidiary of Level 3 is bound other than any right which would not constitute or result in a Material Adverse Effect.

SECTION 3.15.  Intellectual Property.  Each of Level 3, the Borrower and the Material Subsidiaries of Level 3 owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Level 3, the Borrower and each Material Subsidiary of Level 3, to the knowledge of Level 3 or the Borrower, does not infringe upon the rights of any other Person except for any such infringements that, individually or in the aggregate, would not constitute or result in a Material Adverse Effect.

SECTION 3.16.  Security Interests.  (a)  When executed and delivered, (i)(A) the Collateral Agreement will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and enforceable security interest in the Collateral (as defined in the Collateral Agreement) and (B) the Loan Proceeds Note Collateral Agreement will be effective to create in favor of the Secured Party (as defined in the Loan Proceeds Note Collateral Agreement) a valid and enforceable security interest in the Collateral (as defined in the Loan Proceeds Note Collateral Agreement), (ii) when the portion of the Collateral (as defined in the Collateral Agreement) constituting certificated securities (as defined in the Uniform Commercial Code), is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the Collateral Agreement will constitute, under applicable Federal and State law, a fully perfected first priority Lien on, and security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person and (iii) when financing statements in sufficient form are filed in the offices specified in the Effective Date Perfection Certificate or in the Effective Date Loan Proceeds Note Perfection Certificate, as the case may be, each of the Collateral Agreement and the Loan Proceeds Note Collateral Agreement will constitute, under applicable Federal and State law, a fully perfected (except with respect to undisclosed Commercial Tort Claims (as defined in the Collateral Agreement)) Lien on, and security interest in all right, title and interest of the grantors thereunder in such Collateral, to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than the Intellectual Property (as defined in the Security Agreements) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case (other than with respect to undisclosed Commercial Tort Claims (as defined in the Collateral Agreement)) prior and superior in right to any other Person to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.05.

(b)  When the Collateral Agreement or memorandum thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the security interest created thereunder shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Liens expressly permitted by Section 6.05 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the Effective Date).

SECTION 3.17.  FCC Compliance.  (a)  Level 3, the Borrower and each Subsidiary of Level 3 are in compliance with the Communications Act except where the failure to be in compliance would not constitute or result in a Material Adverse Effect.

(b)  To the knowledge of Level 3, there is no investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before the FCC, or any other proceedings of or before the FCC, affecting it, the Borrower or any Subsidiary of Level 3 which would constitute or result in a Material Adverse Effect.

(c)  No event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modifications, non-renewal, impairment, restriction or termination of, or order of forfeiture with respect to, any License in any respect which would constitute or result in a Material Adverse Effect or (ii) affects or would reasonably be expected in the future to affect any of the rights of Level 3, the Borrower or any Subsidiary of Level 3 under any License held by Level 3, the Borrower or such Subsidiary in any respect which would constitute or result in a Material Adverse Effect.

(d)  Level 3, the Borrower and each Subsidiary of Level 3 have duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communications Act, and all such filings were when made true, correct and complete in all respects except where the failure to do so would not constitute or result in a Material Adverse Effect.

SECTION 3.18.  Qualified Credit Facility; Senior Indebtedness.  The Loans and the other Obligations constitute a “Qualified Credit Facility” as defined in the Financing Inc. Indentures and the Additional Financing Inc. Indentures.  The Loans and the other Obligations constitute “Senior Indebtedness” of the Parent, the Borrower and each other Loan Party for purposes of any Indebtedness of the Parent, the Borrower or such other Loan Party that by its terms is subordinated to any other Indebtedness of such Person.

SECTION 3.19.  Solvency.  Immediately following the making of the Loans on the Effective Date and after giving effect to the application of the proceeds of the Loans, (a) the fair value of the assets of Level 3 and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of Level 3 and its Subsidiaries, on a consolidated basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) Level 3 and its Subsidiaries on a consolidated basis, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) Level 3 and its Subsidiaries, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.20.  Anti-Corruption Laws and Sanctions.  Level 3 has implemented and maintains in effect policies and procedures designed to ensure compliance by Level 3, the Borrower, the Subsidiaries of Level 3 and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Level 3, the Borrower, the Subsidiaries of Level 3 and their respective officers and employees and, to the knowledge of Level 3, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) Level 3, the Borrower, any Subsidiary of Level 3 or, to the knowledge of Level 3, any of their respective directors, officers or employees, or (b) to the knowledge of Level 3, any agent of Level 3, the Borrower or any Subsidiary of Level 3 that will act in any capacity in connection with or benefit from the credit facilities established hereby, is a Sanctioned Person.   No Borrowing, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE IV

Conditions

SECTION 4.01.  Effective Date.  The obligations of the Tranche A Term Lenders to make Tranche A Term Loans hereunder became effective on the date on which each of the following conditions was satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent (or its counsel) shall have received from Level 3, the Borrower, the Administrative Agent and each Lender either (i) counterparts of this Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include a telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

(b)  The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Willkie Farr & Gallagher LLP, counsel for the Borrower, substantially in the form of Exhibit E-1, (ii) the Chief Legal Officer or an Assistant General Counsel of Level 3, substantially in the form of Exhibit E-2, (iii) Potter Anderson & Corroon LLP, Delaware local counsel, substantially in the form of Exhibit E-3 and (iv) Bingham McCutchen LLP, regulatory counsel for the Borrower, substantially in the form of Exhibit E-4, and covering such other matters relating to the Loan Parties, the Loan

Documents or the Transactions as the Administrative Agent or the Required Lenders shall reasonably request.

(c)  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization by the Loan Parties of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)  The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the Effective Date.

(e)  The Borrower and the other Loan Parties shall be in compliance with all the terms and provisions set forth herein and in the other Loan Documents on their part to be observed or performed, and at the time of and immediately after the making of the Loans on the Effective Date, no Default shall have occurred and be continuing.

(f)  The Administrative Agent shall have received a certificate signed by a Financial Officer of Level 3 confirming the satisfaction of the conditions set forth in paragraphs (d) and (e) above and in paragraphs (g) and (m) below.

(g)  The Guarantee and Collateral Requirement shall be satisfied.

(h)  The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(i)  The Administrative Agent shall have received (i) a completed (A) Effective Date Perfection Certificate and (B) Effective Date Loan Proceeds Note Perfection Certificate, each dated the Effective Date and signed by a Financial Officer, in each case, together with all attachments contemplated thereby, and (ii) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions referred to in Schedule 4.01(i) hereto and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.05 or have been released.

(j)  The Administrative Agent shall have received executed copies of each of the Level 3 LLC Notes Supplemental Indentures,

(k)  The Administrative Agent shall have received an executed copy of the Omnibus Offering Proceeds Note Subordination Agreement.

(l)  The Borrower shall have obtained ratings on the Loans from each of the Rating Agencies.

(m)  The Administrative Agent shall have received satisfactory evidence that, after giving effect to the transactions contemplated hereby, the Borrower shall have repaid the Existing Term Loans, together with all interest accrued thereon and all other amounts accrued or owing under the Existing Amended and Restated Credit Agreement, and that all Liens securing the obligations under the Existing Amended and Restated Credit Agreement shall have been released.

(n)  Level 3 LLC shall have executed and delivered to the Agent the Loan Proceeds Note Collateral Agreement and such other documentation reasonably satisfactory to Level 3 and the Collateral Agent necessary to evidence the creation and perfection of Liens to secure the Loan Proceeds Note to the extent required by Section 5.13(b).

The Administrative Agent notified Level 3, the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Level 3 and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01.  Financial Statements and Other Information.  Level 3 will furnish to the Administrative Agent on behalf of the Lenders:

(a) within 120 days after the end of each fiscal year of Level 3, an audited consolidated balance sheet of Level 3 and its Subsidiaries and related statements of operations and cash flows of Level 3 and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or another independent public accounting firm of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Level 3 and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) within 60 days after the end of each fiscal quarter of Level 3, an unaudited consolidated balance sheet of Level 3 and its Subsidiaries and related statements of operations and cash flows of Level 3 and its Subsidiaries as of the end of and for such quarter, setting forth in each case in comparative form the figures for the corresponding quarter of the previous fiscal year, all certified by a Financial Officer to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of

Level 3 and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; and

(c) within 120 days after the end of each fiscal year of Level 3, a certificate of a Financial Officer stating that a review of the activities of Level 3 and its Subsidiaries during the preceding fiscal year has been made under the supervision of such Financial Officer with a view to determining whether the Borrower and the other Loan Parties have kept, observed, performed and fulfilled their obligations under this Agreement and the other Loan Documents, and further stating, as to the knowledge of the Officer signing such certificate, Level 3, the Borrower and each other Loan Party has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement and the other Loan Documents (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower or such Loan Party is taking or proposes to take with respect thereto).

Whether or not required by the rules and regulations of the Securities and Exchange Commission, the Borrower shall file with the Securities and Exchange Commission, if permitted, all the periodic and other reports, proxy statements and other materials it would be required to file with the Securities and Exchange Commission by Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended, or any successor provision thereto if it were subject thereto.  The financial statements required to be delivered by Level 3 pursuant to paragraphs (a) and (b) of this Section and the reports and statements required to be delivered by the Borrower pursuant to paragraph (c) of this Section shall be deemed to have been delivered (i) when reports containing such financial statements, or such other materials, are posted on Level 3’s website on the Internet at www.level3.com (or any successor page identified in a notice given to the Administrative Agent and the Lenders) or on the Securities and Exchange Commission’s website on the internet at www.sec.gov or (ii) when such financial statements, reports or statements are delivered in accordance with Section 9.01(a).

SECTION 5.02.  Notices of Material Events.  Level 3 and the Borrower will furnish to the Administrative Agent, within 30 days, written notice of the following:

(a) the occurrence of any Default; and

(b) if the trustee for or the holder of any Material Indebtedness of Level 3 or any Restricted Subsidiary gives any notice or takes any other action with respect to a claimed default.

Each notice delivered under this Section shall be accompanied by a statement of an authorized officer of Level 3 setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03.  Information Regarding Collateral.  (a)  Level 3 and the Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any Loan Party’s corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in any Loan Party’s identity or corporate structure or (iii) in any Loan Party’s Federal Taxpayer Identification Number.  Each of Level 3 and the Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings (or arrangements therefor satisfactory to the Collateral Agent) have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  Each of Level 3 and the Borrower also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

(b)  Each year, at the time of delivery of the certificate pursuant to paragraph (c) of Section 5.01, Level 3 shall deliver to the Collateral Agent certificates of an authorized officer of Level 3 (i) setting forth the information required pursuant to (A) the Annual Perfection Certificate and (B) until such time as the Collateral Permit Condition is satisfied with respect to Level 3 LLC, the Annual Loan Proceeds Note Perfection Certificate, or confirming that there has been no change in such information since the dates of the Effective Date Perfection Certificate or the Effective Date Loan Proceeds Note Perfection Certificate, as the case may be, or the date of the most recent certificates delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (excluding fixture filings) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral required to be set forth therein have been filed of record in each United States governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to perfect and continue the perfection of the security interests under the applicable Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04.  Existence; Conduct of Business.  Each of Level 3 and the Borrower will, and will cause each Material Subsidiary of Level 3 to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its rights, charter and statutory, except where the failure to do so would not constitute or result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.13.

SECTION 5.05.  Payment of Taxes.  Each of Level 3 and the Borrower will, and will cause each Subsidiary of Level 3 to, pay its material Tax obligations, before the same shall become delinquent or in default, except where the failure to pay such Tax would not constitute or result in a Material Adverse Effect.

SECTION 5.06.  Maintenance of Properties.  Each of Level 3 and the Borrower shall cause all properties owned by Level 3, the Borrower or any Restricted

Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Level 3 may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Level 3 from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Level 3, desirable in the conduct of its business or the business of any Subsidiary of Level 3 and not disadvantageous in any material respect to the Lenders.

SECTION 5.07.  Insurance.  Each of Level 3 and the Borrower will, and will cause each of the Restricted Subsidiaries to, keep all of their respective properties which are of an insurable nature insured with insurers, believed by the Borrower to be responsible, against loss or damage to the extent that property of a similar character is usually insured by companies similarly situated and owning like properties.  Level 3 will furnish to the Lenders, upon the reasonable request of the Administrative Agent, but not more than once during any calendar year unless a Default or an Event of Default has occurred and is continuing, information in reasonable detail as to the insurance so maintained.

SECTION 5.08.  Casualty and Condemnation.  Level 3 (a) will furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding in each case only where Level 3 estimates in good faith that the expected proceeds from insurance, condemnation awards or otherwise will exceed $25,000,000 and (b) will ensure that the Net Available Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.  Level 3 will act in good faith to collect or compromise all such amounts.

SECTION 5.09.  Annual Information Meeting.  The Borrower shall, at the request of the Required Lenders, hold an annual meeting (telephonic or otherwise) at which the Borrower will address any questions from the Lenders relating to its affairs, finances, condition or otherwise to the extent that the relevant information is public.

SECTION 5.10.  Compliance with Laws.  Each of Level 3 and the Borrower will, and will cause each of the Restricted Subsidiaries of Level 3 to, comply with all laws (including the Communications Act), rules, regulations and orders of any Governmental Authority applicable to it or its property (including obligations under Licenses), except where the failure to do so, individually or in the aggregate, would not constitute or result in a Material Adverse Effect.

SECTION 5.11.  Use of Proceeds.  The proceeds of the Loans will be (a) used to refinance the Existing Term Loans and (b) to the extent of the remaining proceeds, advanced by the Borrower to Level 3 LLC against delivery of the Loan Proceeds Note.  No part of the proceeds of the Loans will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.12.  Guarantee and Collateral Requirement; Further Assurances.  Level 3 and the Borrower will cause the Guarantee and Collateral Requirement to be and remain satisfied at all times, provided, however, that (a) solely with respect to the Tranche B Term Loans this obligation shall be subject to Section 2 of the First Amendment Agreement, (b) solely with respect to the Tranche B II Term Loans this obligation shall be subject to Section 2 of the Second Amendment Agreement, (c) solely with respect to the Tranche B III Term Loans this obligation shall be subject to Section 2 of the Third Amendment Agreement, (d) solely with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans this obligation shall be subject to Section 6 of the Fourth Amendment Agreement, (e) solely with respect to the Tranche B-II 2019 Term Loans this obligation shall be subject to Section 2 of the Fifth Amendment Agreement, (f) solely with respect to the Tranche B-III 2019 Term Loans this obligation shall be subject to Section 2 of the Sixth Amendment Agreement, (g) solely with respect to the Tranche B 2020 Term Loans this obligation shall be subject to Section 2 of the Seventh Amendment Agreement and (h) solely with respect to the Tranche B-II 2022 Term Loans this obligation shall be subject to Section 2 of the Tenth Amendment Agreement.  Without limiting the foregoing, Level 3 and the Borrower will, and will cause each Subsidiary of Level 3 to, execute any and all documents, financing statements, agreements and instruments, and take all other actions (including the filing of financing statements and other documents), which shall be required under any applicable United States law, or which the Collateral Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Loan Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  Level 3 and the Borrower also agree to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection of the Liens created or intended to be created by the Loan Documents.  In the event that Global Crossing (or any Global Crossing Successor Entity) shall become a Subsidiary of a Restricted Subsidiary that is a Foreign Subsidiary, or shall, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to, or consolidate, amalgamate, merge or enter into any similar transaction with, any Restricted Subsidiary of Level 3 or shall otherwise be converted to a Domestic Subsidiary of Level 3 (any such Restricted Subsidiary or other surviving entity of any such consolidation, amalgamation, merger, similar transaction or conversion, a “Global Crossing Successor Entity”), Level 3 and the Borrower will (i) if such Global Crossing Successor Entity is a Domestic Subsidiary, cause the Guarantee and Collateral Requirement to be satisfied with respect to such Global Crossing Successor Entity, (ii) if such Global Crossing Successor Entity is a Foreign Subsidiary held directly by Level 3, the Borrower or a Designated Grantor Subsidiary, cause the Guarantee and Collateral Requirement to be satisfied with respect to the pledge of 65% of the voting Equity Interests in such Global Crossing Successor Entity and (iii) if such Global Crossing Successor Entity is a Foreign Subsidiary held directly by another Foreign Subsidiary, cause the Guarantee and

Collateral Requirement to be satisfied with respect to the pledge of 65% of the voting Equity Interests in each Global Crossing Parent Entity of such Global Crossing Successor Entity, subject in each case to the last paragraph of the definition of Guarantee and Collateral Requirement; provided that, upon satisfaction of the Guarantee and Collateral Requirement with respect to the Equity Interests in such Global Crossing Successor Entity or each Global Crossing Parent Entity, as applicable, any Lien on the Equity Interests in Global Crossing (or any other Person the Equity Interests of which were required to be pledged pursuant to clause (ii) or (iii) of this sentence prior to giving effect to the subject transaction (other than, in the case of any Global Crossing Parent Entity, any such Person that remains a Global Crossing Parent Entity after giving effect to the subject transaction)) shall be automatically released, and Collateral Agent shall execute and deliver all such releases, termination statements or other instruments, and take all such further actions, as shall be necessary to effectuate or confirm any release of Collateral required by this sentence.

SECTION 5.13.  Guarantee Permit Condition, Collateral Permit Condition and Global Crossing Pledge Permit Condition.  (a)  Each of Level 3 and the Borrower will endeavor, and cause each Regulated Grantor and each Regulated Guarantor to endeavor, in good faith using commercially reasonable efforts to (i) (A) cause the Collateral Permit Condition to be satisfied with respect to such Regulated Grantor and (B) cause the Guarantee Permit Condition to be satisfied with respect to such Regulated Guarantor, in each case at the earliest practicable date and (ii) obtain the material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Authorities required to cause any Restricted Subsidiary to become a Guarantor as required by Sections 6.01(d) and 6.02(d).  Each of Level 3 and the Borrower will endeavor, and cause Global Crossing, the direct parent of Global Crossing and each other applicable Subsidiary of Level 3 to endeavor, in good faith using commercially reasonable efforts to cause the Global Crossing Pledge Permit Condition to be satisfied at the earliest practicable date with respect to Global Crossing, any Global Crossing Successor Entity and any Global Crossing Parent Entity, as applicable.  For purposes of this Section, the requirement that Level 3, the Borrower or any Subsidiary of Level 3 use “commercially reasonable efforts” shall not be deemed to require it to make material payments in excess of normal fees and costs to or at the direction of Governmental Authorities or to change the manner in which it conducts its business in any respect that the management of Level 3 shall determine in good faith to be adverse or materially burdensome.  Upon the reasonable request of Level 3 or the Borrower, the Administrative Agent and the Lenders will cooperate with Level 3 and the Borrower as necessary to enable them to comply with their obligations under this Section.  Solely with respect to the Tranche B Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the First Amendment Agreement.  Solely with respect to the Tranche B II Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Second Amendment Agreement.  Solely with respect to the Tranche B III Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Third Amendment Agreement.  Solely with respect to the Tranche B 2019 Term Loans and the Tranche B 2016 Term Loans, the obligations set forth in this Section shall be subject to Section 6 of the Fourth Amendment Agreement.  Solely with respect to the Tranche B-II 2019 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Fifth Amendment Agreement.  Solely with respect to the Tranche B-III 2019 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Sixth Amendment Agreement.  Solely with respect to the Tranche B 2020 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Seventh Amendment Agreement.  Solely with respect to the Tranche B-II 2022 Term Loans, the obligations set forth in this Section shall be subject to Section 2 of the Tenth Amendment Agreement.

(b)  If Level 3 shall determine that Level 3 LLC is able, consistent with applicable law, to create Liens on any Collateral owned by it and located in any jurisdiction located in the United States to secure the Loan Proceeds Note prior to the satisfaction by it of the Collateral Permit Condition, it will cause Level 3 LLC promptly to create and perfect such Liens on terms and under documentation reasonably satisfactory to Level 3 and the Collateral Agent.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of Level 3, the Borrower and each Guarantor covenants and agrees with the Lenders that:

SECTION 6.01.  Limitation on Consolidated Debt.  (a)  Level 3 shall not, and shall not permit any Restricted Subsidiary (other than to the extent permitted by paragraph (b) of Section 6.02) to, directly or indirectly, Incur any Indebtedness; provided, however, that Level 3 or any Restricted Subsidiary (subject, in the case of the Borrower and any Borrower Restricted Subsidiary, to Section 6.02) may Incur any Indebtedness if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either (i) the ratio of (A) the aggregate consolidated principal amount (or, in the case of Indebtedness issued at a discount, the then-Accreted Value) of Indebtedness of Level 3 and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the Incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date and the receipt and application of the net proceeds thereof, to (B) Pro Forma Consolidated Cash Flow Available for Fixed Charges for Level 3 and its Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which consolidated financial statements are available, would be less than 5.0 to 1.0, or (ii) Level 3’s Consolidated Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to (x) the Incurrence of such Indebtedness and any other Indebtedness Incurred or repaid since such balance sheet date, (y) the issuance of any Capital Stock (other than Disqualified Stock) of Level 3 since such balance sheet date, including the issuance of any Capital Stock to be issued concurrently with the

Incurrence of such Indebtedness, and (z) the receipt and application of the net proceeds of such Indebtedness or Capital Stock, as the case may be, is less than 2.25 to 1.0.

(b)  Notwithstanding the foregoing limitation, Level 3 or any Restricted Subsidiary (other than the Borrower or any Borrower Restricted Subsidiary, except to the extent permitted by Section 6.02) may Incur any and all of the following (each of which shall be given independent effect):

(i) Indebtedness created under the Loan Documents (other than Indebtedness Incurred pursuant to an Additional Tranche);

(ii) Indebtedness under Credit Facilities in an aggregate principal amount outstanding or available, when taken together with the sum of (A) the amount of any Indebtedness outstanding or available under the Loan Documents, plus (B) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii) of paragraph (b) of Section 6.02, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) of paragraph (b) of Section 6.02 in respect of Indebtedness previously Incurred pursuant to clause (ii) of paragraph (b) of Section 6.02, plus (D) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) below in respect of Indebtedness previously Incurred pursuant to this clause (ii) at any one time not to exceed the greater of (x) $2,615,000,000 and (y) 2.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of Level 3 and its Restricted Subsidiaries for the four full quarters next preceding the Incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable, which amount shall be permanently reduced by the amount of Net Available Proceeds used after the Effective Date to repay Indebtedness under any Credit Facilities (including the Loan Documents) or any refinancing Indebtedness in respect of any Credit Facilities (including the Loan Documents) Incurred pursuant to clause (vi) of paragraph (b) of Section 6.02 or clause (viii) below), and not reinvested in Telecommunications/IS Assets or used to repay Indebtedness created under the Loan Documents or repay other Indebtedness, pursuant to and as permitted by Section 6.07; provided, however, that solely for the purposes of the establishment of any revolving credit commitments or any class of term loans pursuant to Section 9.02(d), this clause (ii) shall also permit the Incurrence of Permitted First Lien Refinancing Indebtedness;

(iii) Purchase Money Debt; provided, however, that the amount of such Purchase Money Debt does not exceed 100% of the cost of construction, installation, acquisition, lease, development or improvement of the applicable Telecommunications/IS Assets;

(iv) Subordinated Debt of Level 3; provided, however, that the aggregate principal amount (or, in the case of Indebtedness issued at a discount, the Accreted Value) of such Indebtedness, together with any other outstanding Indebtedness Incurred pursuant to this clause (iv), shall not exceed $500,000,000 at any one time (which amount shall be permanently reduced by the amount of

Net Available Proceeds used to repay Subordinated Debt of Level 3, and not reinvested in Telecommunications/IS Assets or used to repay the Loan or repay other Indebtedness, pursuant to and as permitted by Section 6.07), except to the extent such Indebtedness in excess of $500,000,000 (A) is subordinated to all other Indebtedness of Level 3 other than Indebtedness Incurred pursuant to this clause (iv) in excess of such $500,000,000 limitation, (B) does not provide for the payment of cash interest on such Indebtedness prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness and (C) (1) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case on or prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness, and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 but excluding through conversion into capital stock of Level 3, other than Disqualified Stock, without any payment by Level 3 or its Restricted Subsidiaries to the holders thereof) of such Indebtedness at the option of the holder thereof on or prior to the latest Maturity Date in effect at the time of incurrence of such Indebtedness or the stated maturity of any Additional Tranche then outstanding;

(v) Indebtedness outstanding on the Measurement Date;

(vi) Indebtedness owed by Level 3 to any Restricted Subsidiary or Indebtedness owed by a Restricted Subsidiary to Level 3 or a Restricted Subsidiary; provided, however, that (A) any Person that Incurs Indebtedness owed to Level 3 or a Sister Restricted Subsidiary pursuant to this clause (vi) is a Guarantor and a Loan Proceeds Note Guarantor, (B) (x) upon the transfer, conveyance or other disposition by such Restricted Subsidiary or Level 3 of any Indebtedness so permitted to a Person other than Level 3 or another Restricted Subsidiary or (y) if for any reason such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (vi) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the issuer thereof at the time of such transfer, conveyance or other disposition or when such Restricted Subsidiary ceases to be a Restricted Subsidiary; and (C) the payment obligation of (i) such Indebtedness (if clause (A) above applies) and (ii) all obligations (if clause (A) above applies) with respect to any Offering Proceeds Note Guarantee of such obligor is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or a Loan Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Indebtedness of Level 3 or any Domestic Restricted Subsidiary;

(vii) Indebtedness Incurred by a Person prior to the time (A) such Person became a Restricted Subsidiary, (B) such Person merges into or consolidates with a Restricted Subsidiary or (C) another Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Restricted Subsidiary), which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction;

(viii) Indebtedness Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v), (vii) or (xii) of this paragraph (b) or this clause (viii), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Board of Directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of Level 3 Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Indebtedness to be refinanced became, or would have been required to become if not already, a Guarantor or a Loan Proceeds Note Guarantor as a result of the Incurrence of the Indebtedness being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Indebtedness pursuant to this clause (viii) shall be a Guarantor and a Loan Proceeds Note Guarantor and (2) if the Indebtedness to be refinanced is subordinated to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, the refinancing Indebtedness shall be subordinated to the same extent to the Loan Proceeds Note Guarantee of the Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, as the case may be, Incurring such refinancing Indebtedness, (B) the refinancing Indebtedness shall not be senior in right of payment to the Indebtedness that is being refinanced and (C) in the case of any refinancing of Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (v), (vii) or (xii) or, if such Indebtedness previously refinanced Indebtedness Incurred pursuant to any such clause, this clause (viii), the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by Level 3 or any Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by Level 3 or any Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by Level 3) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 2.05(d) or upon an asset sale pursuant to provisions substantially similar to those described under Section 6.07(c);

(ix) Indebtedness (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Indebtedness or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of Level 3 or any of its Restricted Subsidiaries pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by Level 3 or any Restricted Subsidiary in connection with such disposition;

(x) Indebtedness consisting of Permitted Hedging Agreements;

(xi) Indebtedness not otherwise permitted to be Incurred pursuant to clauses (i) through (x) above or clause (xii) below, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (xi), has an aggregate principal amount not in excess of $50,000,000 at any time outstanding; and

(xii) (A) Effective Date Purchase Money Debt and (B) Indebtedness outstanding on the Effective Date under the Existing Notes and the related indentures, any Restricted Subsidiary Guarantees or Level 3 Guarantees issued prior to the Effective Date in accordance with such related indentures and any Guarantee of the Financing Inc. Notes issued after the Effective Date; provided, however, that in the case of any such Guarantee of the Financing Inc. Notes entered into after the Effective Date, such Guarantee is Incurred in accordance with (i) the last sentence of paragraph (d) of this Section 6.01 and (ii) Section 6.02.

(c)  Notwithstanding any other provision of this Section 6.01, the maximum amount of Indebtedness that Level 3 or any Restricted Subsidiary may Incur pursuant to this Section 6.01 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d)  For purposes of determining any particular amount of Indebtedness under this Section 6.01, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and shall not be treated as Indebtedness.  For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, Level 3, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness in any manner that complies with this Section.  To the extent permitted under applicable laws and regulations, in the event that any Restricted Subsidiary of Level 3 Guarantees any of the Financing Inc. Notes, then Level 3 shall cause such Restricted Subsidiary to (i) become a Guarantor and a Loan Proceeds Note Guarantor, (ii) if such Restricted Subsidiary is a Borrower Restricted Subsidiary, subordinate, in any bankruptcy, liquidation or winding up proceeding of such Borrower Restricted Subsidiary, such Borrower Restricted Subsidiary’s Guarantee of such Financing Inc. Notes to the Guarantee of the Obligations and the Loan Proceeds Note Guarantee of such Borrower Restricted Subsidiary (or, in the case of Level 3 LLC, to the Loan Proceeds Note) and (iii) in the case of a Level 3 LLC Guarantee of the 2011 Floating Rate Notes, the 12.25% Notes, the 9.25% Notes, the 8.75% Notes, the 2015 Floating Rate Notes, the 10% Notes, the 9.375% Notes, the 8.125% Notes, the 8.625% Notes, the 7% Notes, the 6.125% Notes, the 2018 Floating Rate Notes, the 5.375% Notes, 5.625% Notes, the 5.125% Notes or the 5.375% 2025 Notes, cause Level 3 LLC to enter into the Level 3 LLC 2011 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 12.25% Notes Supplemental Indenture, the Level 3 LLC 9.25% Notes Supplemental Indenture, the Level 3 LLC 8.75% Notes Supplemental Indenture, the Level 3 LLC 2015 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 10% Notes Supplemental Indenture, the Level 3 LLC 9.375% Notes Supplemental Indenture, the Level 3 LLC 8.125% Notes Supplemental Indenture, the Level 3 LLC 8.625% Notes Supplemental Indenture, the Level 3 LLC 7% Notes Supplemental Indenture, the Level 3 LLC 6.125% Notes Supplemental Indenture, the Level 3 LLC 2018 Floating Rate Notes Supplemental Indenture, any Level 3 LLC 5.375% Notes Supplemental Indenture, any Level 3 LLC 5.625% Notes Supplemental Indenture, Level 3 LLC 5.125% Notes Supplemental Indenture or any Level 3 LLC 5.375% 2025 Notes Supplemental Indenture, as the case may be.

SECTION 6.02.  Limitation on Indebtedness of the Borrower and Borrower Restricted Subsidiaries.  (a)  The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness; provided, however, that (i) the Borrower or (ii) any Borrower Restricted Subsidiary may incur any Indebtedness if, after giving pro forma effect to such Incurrence and the receipt and application of the net proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and the Borrower Debt Ratio would be less than 4.25 to 1.0; provided, however, that any Borrower Restricted Subsidiary that Incurs Indebtedness pursuant to this paragraph (a) is a Guarantor and a Loan Proceeds Note Guarantor.

(b)  Notwithstanding the foregoing limitation, the Borrower or any Borrower Restricted Subsidiary may Incur any and all of the following (each of which shall be given independent effect):

(i) Indebtedness created under the Loan Documents (other than Indebtedness Incurred pursuant to an Additional Tranche);

(ii) Indebtedness under Credit Facilities in an aggregate principal amount outstanding or available, when taken together with the sum of (A) the amount of any Indebtedness outstanding or available under the Loan Documents, plus (B) the amount of any outstanding Indebtedness Incurred pursuant to clause (ii) of paragraph (b) of Section 6.01, plus (C) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (viii) of paragraph (b) of Section 6.01 in respect of Indebtedness previously Incurred pursuant to clause (ii) of paragraph (b) of Section 6.01, plus (D) the amount of all refinancing Indebtedness outstanding or available pursuant to clause (vi) below in respect of Indebtedness previously Incurred pursuant to this clause (ii), at any one time not to exceed the greater of (x) $2,615,000,000 and (y) 2.0 times Pro Forma Consolidated Cash Flow Available for Fixed Charges of the Borrower and the Borrower Restricted Subsidiaries for the four full fiscal quarters next preceding the Incurrence of such Indebtedness for which financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable, which amount shall be permanently reduced by the amount of Net Available Proceeds used after the Effective Date to repay Indebtedness under any Credit Facilities (including the Loan Documents) or any refinancing Indebtedness in respect of any Credit Facilities (including the Loan Documents) Incurred pursuant to clause (viii) of paragraph (b) of Section 6.01 or clause (vi) below), and not reinvested in Telecommunications/IS Assets or used to repay Indebtedness created under the Loan Documents or repay other Indebtedness, pursuant to and as permitted by Section 6.07; provided, however, that solely for the purposes of the establishment of any revolving credit commitments or any class of term loans pursuant to Section 9.02(d), this clause (ii) shall also permit the Incurrence of Permitted First Lien Refinancing Indebtedness;

(iii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary outstanding on the Measurement Date;

(iv) Indebtedness owed by the Borrower to a Restricted Subsidiary, Indebtedness owed by a Borrower Restricted Subsidiary to Level 3 or a Restricted Subsidiary (including Indebtedness owed by a Borrower Restricted Subsidiary to another Borrower Restricted Subsidiary), and Indebtedness with an aggregate principal amount not in excess of $10,000,000 at any time outstanding owed by the Borrower to Level 3 or any Sister Restricted Subsidiary; provided, however, that (A) any Borrower Restricted Subsidiary that Incurs Indebtedness owed to Level 3 or a Sister Restricted Subsidiary pursuant to this clause (iv) is a Guarantor and a Loan Proceeds Note Guarantor, (B)(x) upon the transfer, conveyance or other disposition by such Borrower Restricted Subsidiary or the Borrower of any

Indebtedness so permitted to a Person other than the Borrower or another Borrower Restricted Subsidiary or (y) if for any reason such Borrower Restricted Subsidiary ceases to be a Borrower Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred by the borrower thereof at the time of such transfer, conveyance or other disposition or when such Borrower Restricted Subsidiary ceases to be a Borrower Restricted Subsidiary and (C) the payment obligation of (i) such Indebtedness (if clause (A) above applies) and (ii) all obligations (if clause (A) above applies) with respect to any Offering Proceeds Note Guarantee of such obligor is expressly subordinated in any bankruptcy, liquidation or winding up proceeding of the obligor to the prior payment in full in cash of all obligations of such Guarantor with respect to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor; and provided further, however, that a Foreign Restricted Subsidiary need not become a Guarantor or a Loan Proceeds Note Guarantor pursuant to clause (A) above until such time and only so long as such Foreign Restricted Subsidiary Guarantees any other Indebtedness of Level 3 or any Domestic Restricted Subsidiary;

(v) Indebtedness Incurred by a Person (other than Level 3 or any Sister Restricted Subsidiary) prior to the time (A) such Person became a Borrower Restricted Subsidiary, (B) such Person merges into or consolidates with a Borrower Restricted Subsidiary or (C) a Borrower Restricted Subsidiary merges into or consolidates with such Person (in a transaction in which such Person becomes a Borrower Restricted Subsidiary), which Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, however, that after giving effect to the Incurrence of any Indebtedness pursuant to this clause (v), (x) either (1) the Borrower could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above computed using “5.0 to 1.0” rather than “4.25 to 1.0”  as it appears therein or (2) the ratio computed pursuant to paragraph (a) above would be no higher than before giving effect to the Incurrence of such Indebtedness and (y) such Person or the Borrower Restricted Subsidiary into which such Person merges or consolidates is a Guarantor and a Loan Proceeds Note Guarantor;

(vi) Indebtedness of the Borrower or any Borrower Restricted Subsidiary Incurred to renew, extend, refinance, defease, repay, prepay, repurchase, redeem, retire, exchange or refund (each, a “refinancing”) Indebtedness of the Borrower or any Borrower Restricted Subsidiary Incurred pursuant to paragraph (a) above or clause (i), (ii), (iii), (v) or (x) of this paragraph (b) or this clause (vi), in an aggregate principal amount (or if issued at a discount, the then-Accreted Value) not to exceed the aggregate principal amount (or if issued at a discount, the then-Accreted Value) of and accrued interest on the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Board of Directors of Level 3 as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Borrower Incurred in connection with such refinancing; provided, however, that (A) if the Person that originally Incurred the Indebtedness to be refinanced became, or would have been required to become if not already, a Guarantor or a Loan Proceeds Note Guarantor as a result of the Incurrence of the Indebtedness being refinanced in accordance with this covenant, (1) the Person that Incurs the refinancing Indebtedness pursuant to this clause (vi) (if not the Borrower) shall be a Guarantor and a Loan Proceeds Note Guarantor and (2) if the Indebtedness to be refinanced is subordinated to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, the refinancing Indebtedness shall be subordinated to the same extent to the Loan Proceeds Note Guarantee of such Loan Proceeds Note Guarantor or the Guarantee of the Obligations of such Guarantor, as the case may be, Incurring such refinancing Indebtedness, (B) the refinancing Indebtedness shall not be senior in right of payment to the Indebtedness that is being refinanced and (C) in the case of any refinancing of Indebtedness Incurred pursuant to paragraph (a) above or clause (i), (v) or (x) or, if such Indebtedness previously refinanced Indebtedness Incurred pursuant to any such clause, this clause (vi), the refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at stated maturity or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Borrower or any Borrower Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of the acceleration of any payment with respect to such Indebtedness upon any event of default thereunder), in each case prior to the time the same are required by the terms of the Indebtedness being refinanced and (y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Borrower or a Borrower Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the time the same are required by the terms of the Indebtedness being refinanced, other than, in the case of clause (x) or (y), any such payment, redemption or other retirement (including pursuant to an offer to purchase made by the Borrower) which is conditioned upon a change of control pursuant to provisions substantially similar to those described under Section 2.05(d) or upon an asset sale pursuant to provisions substantially similar to those described under Section 6.07(c);

(vii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary (A) in respect of performance, surety or appeal bonds, Guarantees, letters of credit or reimbursement obligations Incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with the Incurrence of Indebtedness or (B) in respect of customary agreements providing for indemnification, adjustment of purchase price after closing, or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Borrower or any Borrower Restricted Subsidiary pursuant to such agreements, Incurred in connection with the disposition of any business, assets or Borrower Restricted Subsidiary (other than Guarantees of Indebtedness

Incurred by any Person acquiring all or any portion of such business, assets or Borrower Restricted Subsidiary for the purpose of financing such acquisition) and in an aggregate principal amount not to exceed the gross proceeds actually received by the Borrower or any Borrower Restricted Subsidiary in connection with such disposition;

(viii) Indebtedness of the Borrower or any Borrower Restricted Subsidiary consisting of Permitted Hedging Agreements;

(ix) Indebtedness of any Foreign Restricted Subsidiary of the Borrower not otherwise permitted to be Incurred pursuant to clause (i) through (viii) above or clause (x) below, which, together with any other outstanding Indebtedness Incurred pursuant to this clause (ix) has an aggregate principal amount not in excess of $100,000,000 at any time outstanding;

(x) (A) Effective Date Purchase Money Debt initially Incurred by the Borrower or any Borrower Restricted Subsidiary or another Person that became a Borrower Restricted Subsidiary on or before the Effective Date and (B) Indebtedness under the Financing Inc. Notes and the related Financing Inc. Indentures, any Guarantees of the Financing Inc. Notes issued prior to the Effective Date in accordance with such related Financing Inc. Indentures and any Guarantee of the Financing Inc. Notes issued after the Effective Date; provided, however, that in the case of any such Guarantee of the Financing Inc. Notes entered into after the Effective Date, such Guarantee is Incurred in accordance with the last sentence of paragraph (d) of this Section 6.02; and

(c)  Notwithstanding any other provision of this Section 6.02, the maximum amount of Indebtedness the Borrower or any Borrower Restricted Subsidiary may Incur pursuant to this Section 6.02 shall not be deemed to be exceeded due solely to the result of fluctuations in the exchange rates of currencies.

(d)  For purposes of determining any particular amount of Indebtedness under this Section 6.02, Guarantees (other than Guarantees of Indebtedness of Level 3 or any Sister Restricted Subsidiary that are not Guarantees of Indebtedness Incurred by Level 3 or any Sister Restricted Subsidiary pursuant to clause (ii) of paragraph (b) of Section 6.01), Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and shall not be treated as Indebtedness.  For purposes of determining compliance with this Section 6.02, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Borrower, in its sole discretion, shall classify, and may later reclassify, such item of Indebtedness in any manner that complies with this Section.  To the extent permitted under applicable laws and regulations, in the event that any Borrower Restricted Subsidiary Guarantees any of the Financing Inc. Notes, then the Borrower shall cause such Borrower Restricted Subsidiary to (i) become a Guarantor and a Loan Proceeds Note Guarantor, (ii) to subordinate, in any bankruptcy, liquidation or winding up proceeding of such Borrower Restricted Subsidiary, such Borrower Restricted

Subsidiary’s Guarantee of such Financing Inc. Notes to the Guarantee of the Obligations and the Loan Proceeds Note Guarantee of such Borrower Restricted Subsidiary (or, in the case of Level 3 LLC, to the Loan Proceeds Note) and (iii) in the case of a Level 3 LLC Guarantee of the 2011 Floating Rate Notes, the 12.25% Notes, the 9.25% Notes, the 8.75% Notes, the 2015 Floating Rate Notes, the 10% Notes, the 9.375% Notes, the 8.125% Notes, the 8.625% Notes, the 7% Notes, the 6.125% Notes, the 2018 Floating Rate Notes, the 5.375% Notes, the 5.625% Notes, the 5.125% Notes or the 5.375% 2025 Notes, cause Level 3 LLC to enter into the Level 3 LLC 2011 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 12.25% Notes Supplemental Indenture, the Level 3 LLC 9.25% Notes Supplemental Indenture, the Level 3 LLC 8.75% Notes Supplemental Indenture, the Level 3 LLC 2015 Floating Rate Notes Supplemental Indenture, the Level 3 LLC 10% Notes Supplemental Indenture, the Level 3 LLC 9.375% Notes Supplemental Indenture, the Level 3 LLC 8.125% Notes Supplemental Indenture, the Level 3 LLC 8.625% Notes Supplemental Indenture, the Level 3 LLC 7% Notes Supplemental Indenture, the Level 3 LLC 6.125% Notes Supplemental Indenture, the Level 3 LLC 2018 Floating Rate Notes Supplemental Indenture, any Level 3 LLC 5.375% Notes Supplemental Indenture, any Level 3 LLC 5.625% Notes Supplemental Indenture, any Level 3 LLC 5.125% Notes Supplemental Indenture or any Level 3 LLC 5.375% 2025 Notes Supplemental Indenture, as the case may be.

SECTION 6.03.  Limitation on Restricted Payments.  (a)  Level 3:

(i) shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions which are made solely to Level 3 or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividends or distributions payable solely in shares of Capital Stock of Level 3 (other than Disqualified Stock) or in options, warrants or other rights to acquire Capital Stock of Level 3 (other than Disqualified Stock);

(ii) shall not, and shall not permit any Restricted Subsidiary to, purchase, redeem, or otherwise retire or acquire for value (x) any Capital Stock of Level 3 or any Restricted Subsidiary or (y) any options, warrants or rights to purchase or acquire shares of Capital Stock of Level 3 or any Restricted Subsidiary or any securities convertible or exchangeable into shares of Capital Stock of Level 3 or any Restricted Subsidiary, except, in any such case, any such purchase, redemption or retirement or acquisition for value (A) paid to Level 3 or a Restricted Subsidiary (or, in the case of any such purchase, redemption or other retirement or acquisition for value with respect to a Restricted Subsidiary that is not a Wholly Owned Subsidiary, to the other stockholders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Level 3 or a Restricted Subsidiary of payments of greater value than it would receive on a pro rata basis) or (B) paid solely in shares of Capital Stock (other than Disqualified Stock) of Level 3;

(iii) shall not make, or permit any Restricted Subsidiary to make, any Investment (other than an Investment in Level 3 or a Restricted Subsidiary or a Permitted Investment) in any Person, including the Designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or the Revocation of any such Designation, according to Section 6.10;

(iv) shall not, and shall not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness of Level 3 which is subordinate in right of payment to the Guarantee by Level 3 of the Obligations or Indebtedness of any Restricted Subsidiary which is subordinate in right of payment to the Loans (in the case of the Borrower) or the Guarantee of the Obligations (in the case of Restricted Subsidiaries other than the Borrower) by such Restricted Subsidiary (other than any redemption, defeasance, repurchase, retirement or other acquisition or retirement for value made in anticipation of and satisfying a scheduled maturity, repayment or sinking fund obligation due within one year thereof); and

(v) shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of Capital Stock of any Restricted Subsidiary to a Person other than Level 3 or another Restricted Subsidiary if the result thereof is that such Restricted Subsidiary shall cease to be a Restricted Subsidiary, in which event the amount of such “Restricted Payment” shall be the Fair Market Value of the remaining interest, if any, in such former Restricted Subsidiary held by Level 3 and the other Restricted Subsidiaries (each of clauses (i) through (v) being a “Restricted Payment”)

if:

(1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

(2) upon giving effect to such Restricted Payment, Level 3 could not Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.01, or

(3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after Measurement Date, including Restricted Payments made pursuant to clause (A) or (B) of the proviso at the end of this sentence, and Permitted Investments made on or after the Measurement Date pursuant to clause (i) or (j) of the definition thereof (the amount of any such Restricted Payment or Permitted Investment, if made other than in cash, to be based upon Fair Market Value) exceeds the sum of:

(A) 50% of cumulative Consolidated Net Income of Level 3 and its Restricted Subsidiaries (or subtracting, in the case that Consolidated Net Income of Level 3 and its Restricted Subsidiaries shall be negative, 100% of such negative amount) since the end of the last full fiscal quarter prior to the Measurement Date through the last day of the last full fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements have been delivered pursuant to Section 5.01 or 5.02, as applicable, and

(B) plus, in the case of any Revocation made after the Measurement Date, an amount equal to the lesser of the portion (proportionate to Level 3’s equity interest in the Subsidiary to which such Revocation relates) of the Fair Market Value of the net assets of such Subsidiary at the time of Revocation and the amount of Investments previously made (and treated as a Restricted Payment) by Level 3 or any Restricted Subsidiary in such Subsidiary;

provided, however, that Level 3 or a Restricted Subsidiary may, without regard to the limitations in clause (3) but subject to clauses (1) and (2), make (A) Restricted Payments in an aggregate amount not to exceed the sum of $50,000,000 and the aggregate net cash proceeds received after the Measurement Date (i) as capital contributions to Level 3, from the issuance (other than to a Subsidiary or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of Capital Stock (other than Disqualified Stock) of Level 3, and (ii) from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary (other than to a Subsidiary, Level 3 or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) that after the Measurement Date has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Level 3 and (B) Investments in Persons engaged in the Telecommunications/IS Business in an aggregate amount not to exceed the after-tax gain on the sale, after the Measurement Date, of Special Assets to the extent sold for cash, Cash Equivalents, Telecommunications/IS Assets or the assumption of Indebtedness of Level 3 or any Restricted Subsidiary (other than Indebtedness that is subordinated to the Loans, the Loan Proceeds Note or any applicable Guarantee of the Obligations or Loan Proceeds Note Guarantee) and release of Level 3 and all Restricted Subsidiaries from all liability on the Indebtedness assumed.  The aggregate net cash proceeds referred to in the immediately preceding clauses (A)(i) and (A)(ii) shall not be utilized to make Restricted Payments pursuant to such clauses to the extent such proceeds have been utilized to make Permitted Investments under clause (i) of the definition of “Permitted Investments.”

(b)  Notwithstanding the foregoing limitation,

(i) Level 3 may pay any dividend on Capital Stock of any class of Level 3 within 60 days after the declaration thereof if, on the date when the dividend was declared, Level 3 could have paid such dividend in accordance with the foregoing provisions; provided, however, that at the time of such payment of such dividend, no other Event of Default shall have occurred and be continuing (or result therefrom);

(ii) Level 3 may repurchase any shares of its Common Stock or options to acquire its Common Stock from Persons who were formerly directors, officers or employees of Level 3 or any of its Subsidiaries or other Affiliates in an amount not to exceed $3,000,000 in any 12-month period;

(iii) Level 3 and any Restricted Subsidiary may refinance any Indebtedness otherwise permitted by clause (viii) of paragraph (b) of Section 6.01 or clause (vi) of paragraph (b) of Section 6.02;

(iv) Level 3 and any Restricted Subsidiary may retire or repurchase any Capital Stock of Level 3 or of any Restricted Subsidiary or any Subordinated Debt of Level 3 in exchange for, or out of the proceeds of substantially concurrent sale (other than to a Subsidiary or an employee stock ownership plan or trust established by Level 3 or any such Subsidiary for the benefit of their employees) of, Capital Stock (other than Disqualified Stock) of Level 3; provided, however, that the proceeds from any such exchange or sale of Capital Stock shall be excluded from any calculation pursuant to clause (A)(i) in the proviso at the end of paragraph (a) above or pursuant to clause (b) of the definition of “Invested Capital”; and

(v) Level 3 may pay cash dividends in any amount not in excess of $50,000,000 in any 12-month period in respect of Preferred Stock of Level 3 (other than Disqualified Stock).

The Restricted Payments described in the foregoing clauses (i), (ii) and (v) shall be included in the calculation of Restricted Payments; the Restricted Payments described in clauses (iii) and (iv) shall be excluded in the calculation of Restricted Payments.

(c)  The Borrower may not, and may not permit any Borrower Restricted Subsidiary to, pay any dividend or make any distribution in respect of shares of its Capital Stock held by Level 3 or a Sister Restricted Subsidiary (whether in cash, securities or other Property) or any payment (whether in cash, securities or other Property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock (all such dividends, distributions and payments being referred to herein as “Level 3 Transfers”), other than (i) Level 3 Transfers at such times and in such amounts as shall be necessary to permit Level 3 to pay administrative expenses attributable to the operations of its Restricted Subsidiaries, (ii) Level 3 Transfers at such times and in such amounts as are sufficient for Level 3 to make the timely payment of interest, premium (if any) and principal (whether at stated maturity, by way of a sinking fund applicable thereto, by way of any mandatory redemption, defeasance, retirement or repurchase thereof, including upon the occurrence of designated events or circumstances or by virtue of acceleration upon an event of default, or by way of redemption or retirement at the option of the holder of the Indebtedness of Level 3, including pursuant to offers to purchase) according to the terms of any Indebtedness of Level 3, (iii) Level 3 Transfers (A) to permit Level 3 to satisfy its obligations in respect of stock option plans or other benefit plans for management or employees of Level 3 and its Subsidiaries, (B) to permit Level 3 to pay dividends on Preferred Stock of Level 3 in an amount not to exceed the aggregate net cash proceeds received by Level 3 (1) after September 30, 1999, from the issuance of Capital Stock, and (2) from the issuance or sale of Indebtedness of Level 3 or any Restricted Subsidiary that after September 30, 1999, has been converted into or exchanged for Capital Stock of Level 3, (C) in an annual amount not to exceed 50% of Level 3’s Consolidated Net Income for the prior fiscal year and (D) Level 3 Transfers in amounts not to exceed the amount required by Level 3 to pay accrued and unpaid interest on any Indebtedness of Level 3 due upon the conversion, exchange or purchase of such Indebtedness into, for or with Capital Stock of Level 3 and (iv) additional Level 3 Transfers after October 1, 2003 in an aggregate amount not to exceed $50,000,000 in the aggregate.

SECTION 6.04.  Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  (a)  Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by Level 3 or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to Level 3 or any other Restricted Subsidiary, (ii) to make loans or advances to Level 3 or any other Restricted Subsidiary or (iii) to transfer any of its Property to Level 3 or any other Restricted Subsidiary.

(b)  Notwithstanding the foregoing limitation, Level 3 may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist

(i) any encumbrance or restriction in effect on the Fourth Amendment Effective Date pursuant to any Agreement as in effect on the Fourth Amendment Effective Date,

(ii) any encumbrance or restriction under the Loan Documents, and any customary (as conclusively determined in good faith by the Chief Financial Officer of Level 3) encumbrance or restriction applicable to a Restricted Subsidiary that is contained in an agreement or instrument governing or relating to Indebtedness contained in any Qualified Receivable Facility or Purchase Money Debt Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02); provided, however, that such encumbrances and restrictions do not limit the ability of such Restricted Subsidiary, directly or indirectly (including through another Subsidiary of the Borrower) (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Borrower or any other Borrower Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Borrower, (ii) to make loans or advances to the Borrower or (iii) to transfer any of its Property (other than in the case of Purchase Money Debt, the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto) to the Borrower,

(iii) any encumbrance or restriction pursuant to an agreement relating to any Acquired Debt, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired,

(iv) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of this paragraph (b); provided, however, that the provisions contained in such agreement relating to such encumbrance or restriction are no more restrictive (as so determined) in any material respect than the provisions contained in the agreement the subject thereof,

(v) in the case of clause (iii) of paragraph (a) above, any encumbrance or restriction contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of Level 3 or a Restricted Subsidiary otherwise permitted under this Agreement, but only to the extent such restrictions restrict the transfer of the Property subject to such security agreement,

(vi) in the case of clause (iii) of paragraph (a) above, customary provisions (A) that restrict the subletting, assignment or transfer of any Property that is a lease, license, conveyance or similar contract, (B) contained in asset sale or other asset disposition agreements limiting the transfer of the Property being sold or disposed of pending the closing of such sale or disposition or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of Property of Level 3 or any Restricted Subsidiary in any manner material to Level 3 or any Restricted Subsidiary,

(vii) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of such Restricted Subsidiary; provided, however, that the consummation of such transaction would not result in a Default or an Event of Default, that such restriction terminates if such transaction is abandoned and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into,

(viii) any encumbrance or restriction pursuant to this Agreement, and

(ix) any encumbrance or restriction pursuant to an agreement relating to any Indebtedness of a Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of Section 6.02 that is applicable only to such Foreign Restricted Subsidiary and its Subsidiaries.

SECTION 6.05.  Limitation on Liens.  Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien on or with respect to any Property now owned or acquired after the Effective Date to secure any Indebtedness other than:

(i) Liens existing on the Effective Date and securing Indebtedness outstanding on the Effective Date, which in any event shall not include Liens securing the Parent Intercompany Note or the Existing Notes;

(ii) Liens Incurred on or after the Effective Date:

(1) pursuant to the Loan Documents to secure Indebtedness permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or Permitted First Lien Refinancing Indebtedness Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02);

(2) on Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure Indebtedness under Qualified Receivables Facilities permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (viii) of paragraph (b) under Section 6.01 or clause (vi) of paragraph (b) under Section 6.02);

(3) on cash to secure reimbursement obligations in respect of letters of credit permitted to be Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (vi) of paragraph (b) under Section 6.02 or clause (viii) of paragraph (b) under Section 6.01), provided that the amount of such cash does not exceed 110% of the face amount of such letters of credit;

(4) on Property acquired after the Effective Date with the proceeds of Purchase Money Debt Incurred pursuant to clause (ii) of paragraph (b) under Section 6.01 or clause (ii) of paragraph (b) under Section 6.02 (or refinancing Indebtedness thereof Incurred pursuant to clause (vi) of paragraph (b) under Section 6.02 or clause (viii) of paragraph (b) under Section 6.01) to secure such Purchase Money Debt, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Indebtedness to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(5) on the Collateral to secure Permitted First Lien Refinancing Indebtedness; provided that such Liens are subject to a Permitted First Lien Intercreditor Agreement and are permitted under the provisions of all Material Indebtedness of Level 3 and its Subsidiaries at the time such Liens are incurred; and

(6) on the Collateral to secure Permitted First Lien Indebtedness; provided that such Liens are subject to a Permitted First Lien Intercreditor Agreement and are permitted under the provisions of all Material Indebtedness of Level 3 and its Subsidiaries at the time such Liens are incurred;

(iii) Liens in favor of Level 3 or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of the Indebtedness secured by any such Lien (except to Level 3 or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Lien by the borrower thereof;

(iv) Liens outstanding on the Effective Date securing Purchase Money Debt and Liens on Property acquired after the Effective Date with the proceeds of Purchase Money Debt Incurred pursuant to clause (iii) of paragraph (b) under Section 6.01 to secure such Purchase Money Debt, provided that any such Lien may not extend to any Property other than the Telecommunications/IS Assets installed, constructed, acquired, leased, developed or improved with the proceeds of such Purchase Money Debt and any improvements or accessions thereto (it being understood that all Indebtedness to any single lender or group of related lenders or outstanding under any single credit facility, and in any case relating to the same group or collection of Telecommunications/IS Assets financed thereby, shall be considered a single Purchase Money Debt, whether drawn at one time or from time to time);

(v) Liens to secure Acquired Debt, provided that (a) such Lien attaches to the acquired Property prior to the time of the acquisition of such Property and (b) such Lien does not extend to or cover any other Property;

(vi) Liens to secure Indebtedness Incurred to refinance, in whole or in part, Indebtedness secured by any Lien referred to in the foregoing clauses (i), (iv) and (v) or this clause (vi) so long as such Lien does not extend to any other Property (other than improvements and accessions to the original Property) and the principal amount of Indebtedness so secured is not increased except as otherwise permitted under clause (viii) of paragraph (b) of Section 6.01 or clause (vi) of paragraph (b) of Section 6.02;

(vii) Liens on Property (A) not constituting Collateral and (B) not required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition, Incurred on or after the Measurement Date not otherwise permitted by the foregoing clauses (i) through (v) (but including in the computations of Liens permitted under this clause (vii) Liens existing on the Effective Date which remain existing at the time of computation which are otherwise permitted under clause (i)) securing Indebtedness of Level 3 or any Restricted Subsidiary (other than the Borrower or any Borrower Restricted Subsidiary) in an aggregate amount not to exceed 5% of Level 3’s Consolidated Tangible Assets;

(viii) Liens on Property of any Non-Telecommunications Subsidiary; provided, however, that the Incurrence of such Lien does not require the Person Incurring such Lien to secure any Indebtedness of any Person other than a Non-Telecommunications Subsidiary;

(ix) Liens to secure Indebtedness Incurred pursuant to clause (viii) of paragraph (b) of Section 6.02;

(x) Liens to secure amounts deposited into an escrow account for the benefit of holders of the 9.25% Notes, the 2015 Floating Rate Notes, the 8.75% Notes, the 10% Notes, the 9.375% Notes, the 8.125% Notes, the 8.625% Notes, the 7% Notes and any other of the Borrower’s senior unsecured notes representing Indebtedness Incurred by the Borrower in accordance with Section 6.02(a), in connection with redemptions of such notes and the prepayment by Level 3 LLC, in accordance with Section 6.03, of the 9.25% Offering Proceeds Note, the 2015 Floating Rate Offering Proceeds Note, the 8.75% Offering Proceeds Note, the 10% Offering Proceeds Note, the 9.375% Offering Proceeds Note, the 8.125% Offering Proceeds Note, the 8.625% Offering Proceeds Note, the 7% Offering Proceeds Note and any other intercompany note issued by Level 3 LLC to the Borrower in respect of the proceeds of an offering of the Borrower’s senior notes representing Indebtedness Incurred by the Borrower in accordance with Section 6.02(a), respectively.

(xi) Liens on the Property of a Foreign Restricted Subsidiary and its Subsidiaries Incurred on or after the Fourth Amendment Effective Date securing Indebtedness of such Foreign Restricted Subsidiary Incurred pursuant to clause (ix) of paragraph (b) of Section 6.02; and

(xii) Permitted Liens.

SECTION 6.06.  Limitation on Sale and Leaseback Transactions.  Level 3 shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, unless (i) Level 3 or such Restricted Subsidiary would be entitled to Incur (a) Indebtedness in an amount equal to the Attributable Value of the Sale and Leaseback Transaction pursuant to Section 6.01 or Section 6.02 and (b) a Lien pursuant to Section 6.05, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, and (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions of Section 6.07 (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of such Section 6.07.

SECTION 6.07.  Limitation on Asset Dispositions.  (a)  Level 3 shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless: (i) Level 3 or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the Fair Market Value for the Property sold or disposed of as determined by the Board of Directors of Level 3 in good faith and evidenced by a Board Resolution of Level 3; and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Indebtedness of the Borrower or any Borrower Restricted Subsidiary (other than Indebtedness of the Borrower that is subordinated to the Obligations or Indebtedness of any Borrower Restricted Subsidiary that is subordinated to the Obligations of such Borrower Restricted Subsidiary) and release of the Borrower and all Borrower Restricted Subsidiaries from all liability on the Indebtedness assumed (or if less than 75%, the remainder of such consideration consists of Telecommunications/IS Assets); provided, however, that, to the extent such disposition involves Special Assets, all or any portion of the consideration may, at Level 3’s election, consist of Property other than cash, Cash Equivalents or the assumption of Indebtedness or Telecommunications/IS Assets.

(b)  If the Net Available Proceeds from any Asset Disposition (or any series of related Asset Dispositions) consisting of Property that is Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition exceed $20,000,000, the Borrower shall deposit an amount in cash or cash equivalents equal to such Net Available Proceeds (which such amount shall thereafter constitute the Net Available Proceeds of such Asset Disposition or related Asset Dispositions) into a deposit account in which the Collateral Agent has a perfected security interest in favor of the Lenders.  Prior to the time a Notice of Default shall have been delivered to the Borrower pursuant to Article VII, the Borrower may withdraw such Net Available Proceeds, and the Collateral Agent, at the Request of the Borrower, shall take all actions necessary, at the expense of the Borrower, to promptly release the security interest in such Net Available Proceeds (i) to permit Level 3 or a Restricted Subsidiary to reinvest such Net Available Proceeds in Telecommunications/IS Assets, (ii) to permit the Borrower to repay the Loans in accordance with Section 2.05(b) or (iii) following any prepayment of the Loans as required by Section 2.05(b), with respect to any such Net Available Proceeds that have been rejected by Declining Lenders pursuant to Section 2.05(e), to Level 3 or any Restricted Subsidiary for any purpose.

(c)  The Net Available Proceeds (or any portion thereof) from Asset Dispositions may be applied by Level 3 or a Restricted Subsidiary, to the extent Level 3 or such Restricted Subsidiary elects: (1) to permanently prepay Borrowings in accordance with Section 2.05(b) or (c) or (2) to reinvest in Telecommunications/IS Assets (including by means of an Investment in Telecommunications/IS Assets by a Restricted Subsidiary with Net Available Proceeds received by Level 3 or another Restricted Subsidiary).  Level 3 shall not, and shall not permit any Restricted Subsidiary, to acquire any Telecommunications/IS Assets with the Net Available Proceeds of any Asset Disposition consisting of Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition unless such Telecommunications/IS Assets are Collateral or Property that would be required to become Collateral following the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition.  Any Net Available Proceeds from an Asset Disposition not applied in accordance with paragraph (b) within 330 days (or, in the case of a disposition of Special Assets identified in clause (a) of the definition thereof in which the Net Available Proceeds exceed $500,000,000, 510 days) from the date of the receipt of such Net Available Proceeds shall constitute “Excess Proceeds.”  The Borrower shall apply such Excess Proceeds to the extent and in the manner required by Section 2.05.

(d)  (1) The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary, to sell, transfer, lease or otherwise dispose of any Property that is Collateral or that would be required to become Collateral following the satisfaction of the Collateral Permit Condition to a Subsidiary of Level 3 (other than a Subsidiary that is a Guarantor and a Grantor or that will become a Guarantor and a Grantor following satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition), and (2) Level 3 shall not designate as an Unrestricted Subsidiary any Borrower Restricted Subsidiary that owns, directly or indirectly, any Property that is Collateral or that would be required to become Collateral following the satisfaction of the Collateral Permit Condition unless either:

(A) (1) in the case of a sale, transfer, lease or other disposition, the Borrower or such Borrower Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property (which, in the case of the Offering Proceeds Notes, any other intercompany Indebtedness or the Loan Proceeds Note, is the principal amount of such Offering Proceeds Note, such Indebtedness or the Loan Proceeds Note, as applicable, and any accrued and unpaid interest thereon), and

(2) in the case of a sale, transfer, lease or other disposition, the consideration consists of 100% in cash or Cash Equivalents; or

(B) such transaction:

(1) is desirable in the conduct of the business of Level 3 and its Subsidiaries taken as a whole (as conclusively determined by the Board of Directors of Level 3), and

(2) (i) in the case of a sale, transfer, lease or other disposition in which the consideration does not consist of 100% cash or Cash Equivalents, the Fair Market Value of the Property that is Collateral so sold, transferred, leased or disposed of (net of any cash or Cash Equivalents received by the Borrower or such Borrower Restricted Subsidiary in respect of such Collateral), or (ii) in the case of a designation of a Borrower Restricted Subsidiary as an Unrestricted Subsidiary, the Fair Market Value of all Property that is Collateral owned, directly or indirectly, by such Borrower Restricted Subsidiary at the time it is designated an Unrestricted Subsidiary, when taken together with the Collateral Release Amount (determined prior to such sale, lease, transfer or other disposition or designation as an Unrestricted Subsidiary), does not exceed 5.0% of Consolidated Tangible Assets as determined at the time of such sale, lease, transfer or other disposition or designation as an Unrestricted Subsidiary, on the basis of the most recent consolidated balance sheet available to Level 3 (as conclusively determined in good faith by the Chief Financial Officer of Level 3).

For purposes of this Section 6.07(d), “Collateral Release Amount” means an amount equal to:

(1) the sum of (x) the Fair Market Value of any Property that constituted Collateral previously sold, transferred, leased or otherwise disposed of pursuant to this Section 6.07(d) for consideration not consisting of 100% cash or Cash Equivalents (net of any cash or Cash Equivalents received by the transferor in consideration for such sale, transfer, lease or other disposition) plus (y) the Fair Market Value of all Property that constituted Collateral held directly or indirectly by each Borrower Restricted Subsidiary previously designated as an Unrestricted Subsidiary pursuant to this Section 6.07(d), minus

(2) the sum of, without duplication, (x) the amount of any cash or Cash Equivalents received by the Borrower or a Borrower Restricted Subsidiary in repayment of principal or as a return of capital from an Investment made pursuant to clause (B) of this Section 6.07(d) plus (y) the amount of any cash or Cash Equivalents received by the Borrower or a Borrower Restricted Subsidiary from a Borrower Restricted Subsidiary designated as an Unrestricted Subsidiary pursuant to this Section 6.07(d) representing a return of capital, in the case of clauses (x) and (y), to the extent such cash or Cash Equivalents were treated as Net Available Proceeds from an Asset Disposition, plus (z) the Fair Market Value

(determined at the time that such Property again becomes Collateral in accordance with the Security Documents) of any Property which had ceased to be Collateral pursuant to this Section 6.07(d) and thereafter became Collateral in accordance with the terms of the Security Documents.

In the event of (a) a transfer of Property that constitutes Collateral made in accordance with this Section 6.07(d), such Property shall be released from any Lien to which it is subject pursuant to the Security Documents in accordance with the procedures in Section 9.14 or (b) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 6.07(d), such Restricted Subsidiary shall, by delivery of documentation providing for such release in form satisfactory to the Administrative Agent, be released from any Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor) previously made by such Subsidiary.

(e)  The Borrower shall not, and shall not permit any Borrower Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any Property that does not constitute Collateral to Level 3 or any Sister Restricted Subsidiary unless (i) the Borrower or such Borrower Restricted Subsidiary receives consideration for such sale, transfer, lease or other disposition at least equal to the Fair Market Value of such Property and (ii) the consideration consists of either (A) 100% in cash or Cash Equivalents or (B) Indebtedness of Level 3 or the Restricted Subsidiary to which Property was transferred that is secured by a Lien on such transferred Property.  Level 3 or the Restricted Subsidiary to which Property was transferred for consideration consisting of Indebtedness that is secured by a Lien on such Property in accordance with clause (ii)(B) of the prior sentence may substitute the Lien on such Property with a Lien on other Property (including any Property owned by the Borrower or a Borrower Restricted Subsidiary) that, as determined by the Board of Directors of Level 3 in good faith and evidenced by a Board Resolution of Level 3 filed with the Agent upon request of the Agent, has a Fair Market Value of no less than the Fair Market Value of the Property for which the substitution is made at the time of the substitution.  The provisions of this paragraph do not apply to (a) dividends and distributions, (b) loans or advances and (c) purchases of services or goods.

SECTION 6.08.  Limitation on Issuance and Sales of Capital Stock of Restricted Subsidiaries.  Level 3 shall at all times own all the issued and outstanding Capital Stock of the Borrower.  The Borrower shall at all times own all the issued and outstanding Capital Stock of Level 3 LLC.  Level 3 shall not, and shall not permit any Restricted Subsidiary to, issue, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Restricted Subsidiary to any Person other than Level 3 or a Restricted Subsidiary except (i) a sale of all of the Capital Stock of such Restricted Subsidiary owned by Level 3 and any Restricted Subsidiary that complies with the provisions of Section 6.07 to the extent such provisions apply, (ii) in a transaction that results in such Restricted Subsidiary becoming a Joint Venture, provided (x) such transaction complies with the provisions of

Section 6.07 to the extent such provisions apply and (y) the remaining interest of Level 3 or any other Restricted Subsidiary in such Joint Venture would have been permitted as a new Restricted Payment or Permitted Investment under the provisions of Section 6.03, (iii) the issuance, transfer, conveyance, sale or other disposition of shares of such Restricted Subsidiary so long as after giving effect to such transaction such Restricted Subsidiary remains a Restricted Subsidiary and such transaction complies with the provisions of Section 6.07 to the extent such provisions apply, (iv) the transfer, conveyance, sale or other disposition of shares required by applicable law or regulation, (v) if required, the issuance, transfer, conveyance, sale or other disposition of directors’ qualifying shares, (vi) Disqualified Stock issued in exchange for, or upon conversion of, or the proceeds of the issuance of which are used to refinance, shares of Disqualified Stock of such Restricted Subsidiary, provided that the amounts of the redemption obligations of such Disqualified Stock shall not exceed the amounts of the redemption obligations of, and such Disqualified Stock shall have redemption obligations no earlier than those required by, the Disqualified Stock being exchanged, converted or refinanced, (vii) in a transaction where Level 3 or a Restricted Subsidiary acquires at the same time not less than its Proportionate Interest in such issuance of Capital Stock, (viii) Capital Stock issued and outstanding on the Measurement Date, (ix) Capital Stock of a Restricted Subsidiary issued and outstanding prior to the time that such Person becomes a Restricted Subsidiary so long as such Capital Stock was not issued in contemplation of such Person’s becoming a Restricted Subsidiary or otherwise being acquired by Level 3 and (x) an issuance of Preferred Stock of a Restricted Subsidiary (other than Preferred Stock convertible or exchangeable into Common Stock of any Restricted Subsidiary) otherwise permitted by this Agreement.  In the event of (a) the consummation of a transaction referred to in any of the foregoing clauses that results in a Restricted Subsidiary that is a Guarantor or a Grantor (or both) no longer being a Restricted Subsidiary and (b) the execution and delivery of documentation providing for such release in form satisfactory to the Administrative Agent, any such Guarantor or Grantor (or Guarantor and Grantor) shall be released from all its obligations under its Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor).

SECTION 6.09.  Transactions with Affiliates.  Level 3 shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer, or otherwise dispose of any of its Property to, or purchase any Property from, or enter into any contract, agreement, understanding, loan, advance, Guarantee or transaction (including the rendering of services) with or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless (a) such Affiliate Transaction or series of Affiliate Transactions is (i) in the best interest of Level 3 or such Restricted Subsidiary and (ii) on terms that are no less favorable to Level 3 or such Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by Level 3 or such Restricted Subsidiary with a Person that is not an Affiliate (or, in the event that there are no comparable transactions involving Persons who are not Affiliates of Level 3 or the relevant Restricted Subsidiary to apply for comparative purposes, is otherwise on terms that, taken as a whole, Level 3 has determined to be fair to Level 3 or the relevant Restricted Subsidiary) and (b) Level 3 obtains (i) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments in excess of $10,000,000 but less than $15,000,000, a certificate of the chief executive, operating or financial officer of Level 3 evidencing such officer’s determination that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and (ii) with respect to any Affiliate Transaction or series of Affiliate Transactions involving aggregate payments equal to or in excess of $15,000,000, a Board Resolution of Level 3 certifying that such Affiliate Transaction or series of Affiliate Transactions complies with clause (a) above and that such Affiliate Transaction or series of Affiliate Transactions has been approved by the Board of Directors of Level 3, including a majority of the disinterested members of the Board of Directors of Level 3; provided, however, that, in the event that there shall not be at least two disinterested members of the Board of Directors of Level 3 with respect to the Affiliate Transaction, Level 3 shall, at the request of the Administrative Agent, in addition to such Board Resolution, deliver to the Administrative Agent a written opinion from an investment banking firm of national standing in the United States which, in the good faith judgment of the Board of Directors of Level 3, is independent with respect to Level 3 and its Affiliates and qualified to perform such task, which opinion shall be to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Level 3 or such Restricted Subsidiary.

Notwithstanding the foregoing, the following shall not be deemed Affiliate Transactions: (i) any employment agreement entered into by Level 3 or any of its Restricted Subsidiaries in the ordinary course of business and consistent with industry practice; (ii) any agreement or arrangement with respect to the compensation of a director or officer of Level 3 or any Restricted Subsidiary approved by a majority of the disinterested members of the Board of Directors of Level 3 and consistent with industry practice; (iii) transactions between or among Level 3 and its Restricted Subsidiaries; provided, however, that no more than 5% of the Voting Stock (on a fully diluted basis) of any such Restricted Subsidiary is owned by an Affiliate of Level 3 (other than a Restricted Subsidiary); (iv) Restricted Payments and Permitted Investments permitted by Section 6.03 (other than Investments in Affiliates that are not Level 3 or Restricted Subsidiaries); (v) transactions pursuant to the terms of any agreement or arrangement as in effect on the Measurement Date; and (vi) transactions with respect to wireline or wireless transmission capacity, the lease or sharing or other use of cable or fiber optic lines, equipment, rights-of-way or other access rights, between Level 3 (or any Restricted Subsidiary) and any other Person; provided, however, that, in the case of this clause (vi), such transaction complies with clause (a) in the immediately preceding paragraph.

SECTION 6.10.  Limitation on Designations of Unrestricted Subsidiaries.  Level 3 shall not designate (1) the Borrower or Level 3 LLC as an Unrestricted Subsidiary or (2) any other Subsidiary (other than a newly created Subsidiary in which no Investment has previously been made) as an “Unrestricted Subsidiary” under this Agreement (a “Designation”) unless in the case of this clause (2):

(a) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

(b) immediately after giving effect to such Designation, Level 3 would be able to Incur $1.00 of Indebtedness under paragraph (a) of Section 6.01; and

(c) Level 3 would not be prohibited under any provision of this Agreement from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the portion (proportionate to Level 3’s equity interest in such Restricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary on such date.

In the event of any such Designation, Level 3 shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 6.03 for all purposes of this Agreement in the Designation Amount; provided, however, that, upon a Revocation of any such Designation of a Subsidiary, Level 3 shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary of an amount (if positive) equal to (i) Level 3’s “Investment” in such Subsidiary at the time of such Revocation less (ii) the portion (proportionate to Level 3’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such Revocation.  At the time of any Designation of any Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall not own any Capital Stock of Level 3 or any Restricted Subsidiary.  In addition, neither Level 3 nor any Restricted Subsidiary shall at any time (x) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided, however, that Level 3 or a Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against Level 3 other than to obtain such pledged Capital Stock or Indebtedness, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x) or (y) to the extent permitted under Sections 6.03 and 6.09.

Unless Designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Level 3 will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated as a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (a) and (b) of the immediately following paragraph will not be satisfied immediately following such classification.  Except as provided in the first sentence of this Section 6.10, no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

A Designation may be revoked (a “Revocation”) by a Board Resolution of Level 3 delivered to the Administrative Agent, provided that Level 3 will not make any Revocation unless:

(a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

(b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes of this Agreement.

All Designations and Revocations must be evidenced by Board Resolutions of Level 3 delivered to the Administrative Agent (i) certifying compliance with the foregoing provisions and (ii) giving the effective date of such Designation or Revocation.  Upon Designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Section 6.10, such Restricted Subsidiary shall, by delivery of documentation providing for such release in form satisfactory to the Administrative Agent, be released from any Guarantee (in the case of a Guarantor) and its obligations under the Collateral Agreement (in the case of a Grantor) previously made by such Subsidiary.

SECTION 6.11.  Limitation on Actions with respect to Existing Intercompany Obligations.  Without the consent of the holders of at least two-thirds of the outstanding principal amount of the Loans:

(a) the Borrower shall not forgive or waive or fail to enforce any of its rights under any Offering Proceeds Note, the Loan Proceeds Note, any Financing Inc. Notes Supplemental Indenture, the Omnibus Offering Proceeds Note Subordination Agreement or any other agreement with Level 3 or any Restricted Subsidiary to subordinate a payment obligation on any Indebtedness to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note Guarantee, and the Borrower and Level 3 LLC may not amend the Loan Proceeds Note, a Loan Proceeds Note Guarantee, any Offering Proceeds Note or any Offering Proceeds Note Guarantee, in a manner adverse to the Lenders; provided, however, that that in the event of an Event of Default of Level 3 LLC as described in clause (i) or (j) of Article VII, the principal then outstanding together with accrued interest thereon on the Loan Proceeds Note, each Offering Proceeds Note, the Loan Proceeds Note Guarantee and each Offering Proceeds Note Guarantee shall automatically become due and payable without presentment, demand, protest or other notice of any kind;

(b) in the event Level 3 LLC (or any successor obligor under the Loan Proceeds Note) repays all or a portion of the Loan Proceeds Note, the Borrower must prepay the Loans in a principal amount equal to the principal amount of the Loan Proceeds Note then repaid in accordance with, and if at such time permitted by, this Agreement; provided, however, that, subject to paragraph (i) of this Section, if at any time the principal amount of the Loan Proceeds Note is greater than the principal amount of the Loans that remains outstanding, Level 3 LLC (or any successor obligor under the Loan Proceeds Note) may repay or forgive or waive an amount of the Loan Proceeds Note equal to such excess without complying with this paragraph (b);

(c) Level 3 shall not, and shall not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) the Parent Intercompany Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of Section 6.01 or clause (iv) of paragraph (b) of Section 6.02 to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making the Parent Intercompany Note senior to or equal in right of payment with any Offering Proceeds Note or the Loan Proceeds Note;

(d) Level 3 shall not, and shall not permit any Restricted Subsidiary to, provide any Lien on its Property for the benefit of, or any Guarantee (other than a similarly subordinated Guarantee) or other form of credit enhancement in respect of, (i) any Offering Proceeds Note or (ii) any other intercompany note required by clause (vi) of paragraph (b) of Section 6.01 or clause (iv) of paragraph (b) of Section 6.02 to be subordinated to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note or a Loan Proceeds Note Guarantee, or take any other action with the purpose or effect of making any Offering Proceeds Note senior to or equal in right of payment with the Loan Proceeds Note;

(e) Level 3 and Level 3 LLC shall not amend the terms of the Parent Intercompany Note or any Offering Proceeds Note in a manner adverse to the Lenders, the determination of which shall be made by the Board of Directors of Level 3 acting in good faith and shall be evidenced by a Board Resolution of Level 3;

(f) Level 3, the Borrower and Level 3 LLC shall not amend any of the Financing Inc. Notes Supplemental Indentures or the Omnibus Offering Proceeds Note Subordination Agreement in a manner adverse to the Lenders and Level 3 or any Restricted Subsidiary and the Borrower shall not amend any other agreement between Level 3 or any Restricted Subsidiary and the Borrower to subordinate a payment obligation on any Indebtedness of Level 3 or any Restricted Subsidiary to the prior payment in full in cash of all obligations with respect to the Loan Proceeds Note, in each case, the determination of which shall be made by the Board of Directors of Level 3 acting in good faith and shall be evidenced by a Board Resolution of Level 3;

(g) unless an Event of Default has occurred and is continuing, Level 3 shall neither cause nor permit the Borrower to demand repayment of any Offering Proceeds Note prior to the satisfaction of the Guarantee Permit Condition and the Collateral Permit Condition;

(h) Level 3 and the Borrower shall cause any Indebtedness of Level 3 LLC to Level 3 to be evidenced by either the Parent Intercompany Note or another duly executed promissory note that is pledged and delivered to the Collateral Agent within 3 Business Days of the Incurrence of such Indebtedness; and

(i) notwithstanding anything to the contrary contained herein, neither the Borrower nor Level 3 LLC (nor any successor obligor under the Loan Proceeds Note) shall cause or permit the principal amount of the Loan Proceeds Note at any time to be less than the aggregate principal amount of Loans, Permitted First Lien Indebtedness and Permitted First Lien Refinancing Indebtedness outstanding at such time (after giving effect to any substantially concurrent repayment or prepayment of the Loans or such other Indebtedness at the time of any reduction in the principal amount of the Loan Proceeds Note).

SECTION 6.12.  Covenant Suspension.  During any period of time (a “Suspension Period”) that (i) the ratings assigned to all Tranche A Term Loans, Tranche B Term Loans, Tranche B II Term Loans, Tranche B III Term Loans, Tranche B 2019 Term Loans, Tranche B 2016 Term Loans, Tranche B-II 2019 Term Loans, Tranche B-III 2019 Term Loans, Tranche B 2020 Term Loans, Tranche B 2022 Term Loans and Tranche B-II 2022 Term Loans by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing, Level 3 and the Restricted Subsidiaries will not be subject to the covenants set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.06(i)(a), 6.07, 6.08 (other than the first two sentences thereof), 6.09, 6.13(a)(3) and (4), 6.13(c)(3) and (4) and clause (b) of the first sentence of Section 6.10 (collectively, the “Suspended Covenants”).  In the event that Level 3 and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, on any subsequent date (the “Reversion Date”), one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Loan below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then Level 3 and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and calculations of the amount available to be made as Restricted Payments under Section 6.03 will be made as though Section 6.03 had been in effect during the entire period of time from the Measurement Date.  On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of Section 6.01 or one of the clauses set forth in paragraph (b) of Section 6.01 or paragraph (a) of Section 6.02 or one of the clauses set forth in paragraph (b) of Section 6.02 (in each case to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date).  To the extent such Indebtedness would not be permitted to be Incurred pursuant to paragraph (a) of Section 6.01 or one of the clauses set forth in paragraph (b) of Section 6.01 or paragraph (a) of Section 6.02 or one of the clauses set forth in paragraph (b) of Section 6.02, such Indebtedness will be deemed to have been outstanding on the Measurement Date, so that it is classified as permitted under Section 6.01(b)(v) or Section 6.02(b)(iii).  If the Incurrence of any Indebtedness by a Restricted Subsidiary during the Suspension Period would have been prohibited or conditioned upon such Restricted Subsidiary entering into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee had Section 6.01 and Section 6.02 been in effect at the time of such Incurrence, such Restricted Subsidiary shall enter into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee that are senior to or pari passu with such Indebtedness within ten days after the Reversion Date.  For purposes of determining compliance with Section 6.07 on the Reversion Date, the Net Available Proceeds from all

Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero.  Notwithstanding the foregoing, neither (a) the continued existence, after the date of such withdrawal or downgrade, of facts and circumstances or obligations that were Incurred or otherwise came into existence during a Suspension Period nor (b) the performance of any such obligations, shall constitute a breach of any covenant set forth in the Agreement or cause a Default or Event of Default thereunder; provided, however, that (1) Level 3 and its Restricted Subsidiaries did not Incur or otherwise cause such facts and circumstances or obligations to exist in anticipation of a withdrawal or downgrade below investment grade, (2) Level 3 reasonably believed that such Incurrence or actions would not result in such a withdrawal or downgrade and (3) if so required each Restricted Subsidiary shall have entered into a Guarantee of the Obligations and a Loan Proceeds Note Guarantee within the specified time period.  For purposes of clauses (1) and (2) in the preceding sentence, anticipation and reasonable belief may be determined by Level 3 and shall be conclusively evidenced by a board resolution to such effect adopted in good faith by the Board of Directors of Level 3.  In reaching their determination, the Board of Directors of Level 3 may, but need not, consult with the Rating Agencies.

SECTION 6.13.  Consolidation, Merger, Conveyance, Transfer or Lease.  (a)  Level 3 May Consolidate, etc., Only on Certain Terms.  Level 3 shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into Level 3 or (ii) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons unless:

(1) in a transaction in which Level 3 is not the surviving Person or in which Level 3 transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person (the “successor entity”) is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of Level 3’s Obligations under the Loan Documents in a form satisfactory to the Administrative Agent;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of Level 3 (or the successor entity) or a Restricted Subsidiary as a result of such transaction as having been Incurred by Level 3 or such Restricted Subsidiary at the time of the transaction, Level 3 (or the successor entity) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.01;

(4) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of Level 3, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(5) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and the assumption by such Person of the Obligations under the Loan Documents, complies with this Section and that all conditions precedent herein have been complied with.

(b)  Successor Level 3 Substituted.  Upon any consolidation of Level 3 with or merger of Level 3 with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of Level 3 to any Person or Persons in accordance with Section 6.13(a), the successor Person formed by such consolidation or into which Level 3 is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Level 3 under this Agreement with the same effect as if such successor Person had been named as Level 3 herein, and the predecessor Level 3 (which term shall for this purpose mean the Person named as “Level 3” in the first paragraph of this Agreement or any successor Person which shall have become such in the manner described in Section 6.13(a)), except in the case of a lease, shall be released from all its obligations and covenants under this Agreement and the other Loan Documents and may be dissolved and liquidated.

(c)  Borrower May Consolidate, etc., Only on Certain Terms.  The Borrower shall not, in a single transaction or a series of related transactions, (i) consolidate or merge into Level 3 or permit Level 3 to consolidate with or merge into the Borrower or (ii) except to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to Level 3.  Additionally, the Borrower shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons or permit any other Person to consolidate with or merge into the Borrower or (ii) (other than, to the extent permitted under Section 6.03, to a Restricted Subsidiary that is or becomes a Guarantor and a Loan Proceeds Note Guarantor or to Level 3 so long as Level 3 is a Guarantor) directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons, unless:

(1) in a transaction in which the Borrower is not the surviving Person or in which the Borrower transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the successor entity is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of the Borrower’s Obligations under the Loan and the Loan Documents in a form satisfactory to the Administrative Agent;

(2) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower (or the successor entity) or a Borrower Restricted Subsidiary as a result of such transaction as having been Incurred by the Borrower or such Borrower Restricted Subsidiary at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Borrower (or the successor entity) or a Borrower Restricted Subsidiary as a result of such transaction as having been Incurred by the Borrower or such Borrower Restricted Subsidiary at the time of the transaction, the Borrower (or the successor entity) could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of Section 6.02;

(4) in the case of a transfer, sale, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower, such assets shall have been transferred as an entirety or virtually as an entirety to one Person and such Person shall have complied with all the provisions of this paragraph; and

(5) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and the assumption by such Person of the Obligations under the Loan Documents complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(d)  Successor Borrower Substituted.  Upon any consolidation of the Borrower with or merger of the Borrower with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of the Borrower to any Person or Persons in accordance with Section 6.13(c), the successor Person formed by such consolidation or into which the Borrower is merged or to which such transfer, sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement and each other Loan Document with the same effect as if such successor Person had been named as the Borrower herein, and the predecessor Borrower (which term shall for this purpose mean the Person named as the “Borrower” in the first paragraph of this Agreement or any successor Person which shall have become such in the manner described in Section 6.13(c), except in the case of a lease, shall be released from all its obligations and covenants under this Agreement and the Tranche A Term Loans, Tranche B Term Loans, Tranche B II Term Loans, Tranche B III Term Loans, Tranche B 2019 Term Loans, Tranche B 2016 Term Loans, Tranche B-II 2019 Term Loans, Tranche B-III 2019 Term Loans, Tranche B 2020 Term Loans, Tranche B 2022 Term Loans and Tranche B-II 2022 Term Loans and may be dissolved and liquidated.

(e)  Guarantor (other than Level 3) May Consolidate, etc., Only on Certain Terms.  A Guarantor (other than Level 3) shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Guarantor that is a Borrower Restricted Subsidiary and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Level 3) or permit any other Person (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, another Guarantor that is a Borrower Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, Level 3 or another Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Guarantor or (ii) except to another Guarantor to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Guarantor that is a Borrower Restricted Subsidiary, and with respect to a Guarantor that is a Sister Restricted Subsidiary, another Guarantor that is a Sister Restricted Subsidiary or Level 3), unless:

(1) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been Incurred by such Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) either (A) in a transaction in which such Guarantor is not the surviving Person or in which such Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume all of such Restricted Subsidiary’s Obligations under the Loan Documents in a form satisfactory to the Administrative Agent; or (B) such transaction complies with Section 6.07 (or Level 3 certifies in an Officers’ Certificate to the Administrative Agent that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplement to any Loan Document is required in connection with such transaction, such supplement complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

(f)  Successor Guarantor Substituted.  Upon any consolidation of a Guarantor with or merger of a Guarantor with or into any other Person or any transfer, sale, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to any Person or Persons in accordance with subsection (e), the successor Person formed by such consolidation or into which such Guarantor is merged or to which such transfer, sale, lease, conveyance or other disposition is made (other than any such transaction made in accordance with Section 6.13(e)(2)(B)) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Loan Documents with the same effect as if such successor Person had been named as a Guarantor herein, and the predecessor Guarantor (which term shall for this purpose mean the Person named as the “Guarantor” in the first paragraph of the applicable supplement to this Agreement or any successor Person which shall have become such in the manner described in subsection (e)), except in the case of a lease, shall be released from all its Obligations and covenants under the Loan Documents and may be dissolved and liquidated.

(g)  Loan Proceeds Note Guarantor May Consolidate, etc., Only on Certain Terms.  A Loan Proceeds Note Guarantor shall not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or Persons (other than, with respect to an Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Level 3) or permit any other Person (other than, with respect to an Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, Level 3 or another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary) to consolidate with or merge into such Loan Proceeds Note Guarantor or (ii) except to another Loan Proceeds Note Guarantor to the extent permitted under Section 6.03, directly or indirectly, transfer, sell, lease, convey or otherwise dispose of all or substantially all its assets to any other Person or Persons (other than, with respect to a Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, the Borrower or another Loan Proceeds Note Guarantor that is a Borrower Restricted Subsidiary, and with respect to an Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary, another Loan Proceeds Note Guarantor that is a Sister Restricted Subsidiary or Level 3), unless:

(1) immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of such Loan Proceeds Note Guarantor as a result of such transaction as having been Incurred by such Loan Proceeds Note Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing;

(2) either (a) in a transaction in which such Loan Proceeds Note Guarantor is not the surviving Person or in which such Loan Proceeds Note Guarantor transfers, sells, leases, conveys or otherwise disposes of all or substantially all of its assets to any other Person, the resulting surviving or transferee Person is organized under the laws of the United States of America or any State thereof or the district of Columbia and shall expressly assume all of such Loan Proceed Note Guarantor’s obligations under the Loan Proceeds Note Guarantee and any subordination agreement between the Borrower and such Loan Proceed Note Guarantor relating to the Loan Proceeds Note; or (b) such transaction complies with Section 6.07 (or Level 3 certifies in an Officers’ Certificate to the Administrative Agent that it will comply with the requirements of such covenant relating to application of the proceeds of such transaction); and

(3) Level 3 and the Borrower have delivered to the Administrative Agent an Officers’ Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Administrative Agent, stating that such consolidation, merger, transfer, sale, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 6.14.  Amendments to Permitted First Lien Indebtedness and Permitted First Lien Refinancing Indebtedness.  Level 3 shall not, and shall not permit any Restricted Subsidiary to, amend, supplement or otherwise modify (pursuant to waiver or otherwise) the terms and conditions of any documentation governing any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness in violation of the terms of the applicable Permitted First Lien Intercreditor Agreement.

ARTICLE VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by it under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 30 days;

(c) the Borrower shall fail to pay the Loans when required pursuant to Section 2.05(d);

(d) any representation or warranty made or deemed made by or on behalf of Level 3, the Borrower or any Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and shall continue to be material at the time tested;

(e) Level 3, the Borrower or any Restricted Subsidiary shall fail to observe or perform with the covenants contained in Sections 6.07 or 6.13(a), (c), (e) or (g);

(f) Level 3, the Borrower or any Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than a covenant, condition or agreement a default in the performance of which is elsewhere in this Article specifically dealt with) and such failure shall continue unremedied for 60 days after written notice to the Borrower by the Administrative Agent or the Required Lenders, which notice shall specify the default and state that such notice is a “Notice of Default” hereunder;

(g) Level 3 or any Restricted Subsidiary shall default under the terms of any instrument evidencing or securing Material Indebtedness of Level 3 or any Restricted Subsidiary which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due (after expiration of any applicable grace period);

(h) a judgment or judgments shall be rendered against Level 3 or any Restricted Subsidiary in an aggregate amount in excess of $25,000,000 or its foreign currency equivalent at the time and shall not be waived, satisfied or discharged for any period of 45 consecutive days during which a stay of enforcement shall not be in effect;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Level 3, the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Level 3, the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) Level 3, the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Level 3, the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) Level 3, the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) any Lien purported to be created under this Agreement or any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral (other than immaterial portions of the Collateral or except as otherwise contemplated by the Security Documents), with the priority required by this Agreement or the applicable Security Document, except (i) as provided in Section 9.14 or (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under this Agreement or the applicable Security Document; or

(m) any material provision of any Loan Document, after the delivery thereof, ceases to be in full force and effect (other than in accordance with the terms of such Loan Document) or Level 3, the Borrower or any Guarantor denies or disaffirms its obligations under any material provision of a Loan Document.

then, and in every such event (other than an event with respect to the Borrower or Level 3 described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable, provided that any partial acceleration of the Loans must be made ratably between the Classes of Loans), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and enforce, as Collateral Agent, all the rights and remedies under the Security Documents; and in case of any event with respect to Level 3 or the Borrower described in clause (i) or (j) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and the Collateral Agent may, to the extent permitted by applicable law, exercise all rights and remedies under the Security Documents.

ARTICLE VIII

The Agent

Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

In the event the institution serving as the Agent hereunder shall also be a Lender, it shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such institution and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Level 3, the Borrower or any Subsidiary or Affiliate thereof as if it were not the Agent hereunder.

The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and shall not have any duty to take any action or exercise any powers that would result in the incurrence by it of costs or expenses unless arrangements satisfactory to it to ensure the prompt payment of all such costs or expenses shall have been made by the Lenders, and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Level 3, the Borrower or any of the Subsidiaries of Level 3 that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity.  The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by Level 3, the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.  As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent and the

Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders, provided, however, that the Administrative Agent and the Collateral Agent shall not be required to take any action that (i) the Administrative Agent or the Collateral Agent in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Agent may consult with legal counsel (who may be counsel for Level 3 or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

Subject to the appointment and acceptance of a successor as provided in this paragraph, the Agent may resign at any time by notifying the Lenders and Level 3.  Upon any such resignation, the Required Lenders shall have the right, with, so long as no Default or Event of Default shall have occurred and be continuing, the consent of Level 3 (which consent shall not be unreasonably withheld or delayed) to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender or a bank with an office in New York, New York, or an Affiliate of such Lender or any such bank.  Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder.  The fees payable by Level 3 and the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed with such successor.  After the Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01.  Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or Email, as follows:

(a) if to Level 3 or the Borrower, to it at Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, Colorado 80021, Attention of Chief Financial Officer and General Counsel;

(b) if to the Administrative Agent, to it at Merrill Lynch Capital Corporation, in the care of Agency Management, Bank of America Merrill Lynch, Bank of America, N.A., 4th Floor, 335 Madison Avenue, Mail Code: NY1-503-04-03, New York, New York 10017, Attention of Don B. Pinzon (Telephone No. 646-901-7843, Telecopy No. 212-901-7843, Email Address: don.b.pinzon@baml.com), with a copy to Bank of America, Bank of America Plaza, 901 Main Street, Dallas, Texas, Mail Code: TX1-492-14-12, 75202-3714, Attention of Rodrigo A. Juliao, Credit Services Representative (Telephone No. 214-209-2146, Second Telephone No. 214-209-3098, Telecopy No. 214-290-9450); and

(c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02.  Waivers; Amendments; Addition of Term or Revolving Tranches.  (a)  No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)  Except as provided in paragraph (d) of this Section, none of this Agreement, any other Loan Document or any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Level 3, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that  no such agreement shall (i) increase the Commitment of or impose additional obligations on any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest thereon, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (iv) change Section 2.12(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (except as provided in paragraph (d) of this Section), (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), except as provided in paragraph (d) of this Section, (vi) release Level 3 or any other Guarantor from its Guarantee of the Obligations under the Guarantee Agreement (except as expressly provided in Sections 6.07, 6.08, 6.10 or 9.14 or in the Guarantee Agreement), or limit its liability in respect of any such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents (except as expressly provided in Sections 6.07, 6.08, 6.10 or 9.14 or in Collateral Agreement), or subordinate such Liens, without the written consent of each Lender, (viii) except to the extent necessary to comply with applicable law, amend or modify Section 9.04 in a manner that would by the terms of such amendment or waiver, as applicable, restrict the ability of the Lenders to make assignments, without the written consent of each Lender or (ix) change any provision of any Loan Document in a manner that by its terms directly adversely affects the rights of Lenders holding Commitments or Loans of any Class differently than those holding Commitments or Loans of any other Class, without the written consent of

Lenders holding a majority in interest of the unused Commitments and outstanding Loans of the adversely affected Class, provided further that (i) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, without the prior written consent of the Administrative Agent and (ii) any waiver, amendment or modification of this Agreement that by its terms directly affects the rights or duties under this Agreement of one or more Classes of Lenders (but not the other Class or Classes of Lenders) may be effected by an agreement or agreements in writing entered into by Level 3, the Borrower and requisite percentage in interest of the affected Class or Classes of Lenders that would be required to consent thereto under this Section if such Class or Classes of Lenders were the only Class or Classes of Lenders hereunder at the time.

(c)  If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement referred to in any of clauses (i) through (vii) of the first proviso in paragraph (b) of this Section, the consent of the Required Lenders shall be obtained but the consent of one or more other Lenders whose consent is sought shall not be obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consents are sought are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more replacement Lenders in accordance with the provisions of Section 2.13(b) so long as, at the time of such replacement, each such replacement Lender consents to the proposed change, waiver, discharge or termination or (B) repay the outstanding Loans of each such non-consenting Lender in accordance with Sections 2.05(a) and 2.10; provided that, unless the Loans that are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) each Lender (determined after giving effect to the proposed action) shall specifically consent thereto.

(d)  Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Loan Documents may be amended at any time and from time to time to establish revolving credit commitments or one or more additional classes of term loans by an agreement in writing entered into by Level 3, the Borrower, the Administrative Agent, the Collateral Agent and each person (including any Lender) that shall agree to provide such a revolving credit commitment or make a term loan of any class so established (but without the consent of any other Lender), and each such person that shall not already be a Lender shall, at the time such agreement becomes effective, become a Lender with the same effect as if it had originally been a Lender under this Agreement with the revolving credit commitment and/or term loans set forth in such agreement; provided that the aggregate outstanding principal amount of the revolving credit commitments and term loans of all classes established pursuant to this paragraph shall at no time exceed the maximum principal amount of the Indebtedness permitted to be incurred at such time under Section 6.01(b)(ii) and 6.02(b)(ii)).  Any such agreement shall amend the provisions of this Agreement and the other Loan Documents to set forth the terms of the revolving credit commitments or class of term loans established thereby (including the amount and final maturity thereof (which, in the case of any class of term loans, shall not be earlier than (x) the latest Maturity Date in effect at the time of incurrence of such term loans or (y) if all of the net proceeds of such term loans are applied to refinance a Class of Loans outstanding hereunder with a Maturity Date earlier than the latest Maturity Date then in effect, the Maturity Date of such Loans being refinanced), any provisions relating to amortization or mandatory prepayments or offers to prepay (it being agreed that not more than 1% of the aggregate principal amount of the term loans of any class shall amortize during any calendar year prior to the latest Maturity Date in effect at the time of incurrence of such term loans and that provisions for mandatory prepayments of and offers to prepay the term loans of any class may require such term loans to be prepaid or offered the right to be prepaid ratably with the Loans but shall not include any additional mandatory prepayment rights), the interest to accrue and be payable thereon and any fees to be payable in respect thereof) and to effect such other changes (including changes to the provisions of this Section, Section 2.12 and the definition of “Required Lenders” and changes to provide for a note of Level 3 LLC evidencing the advance of the proceeds of any loans) as Level 3, the Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such revolving credit commitments or class of term loans; provided that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iii), (vi) or (vii) of paragraph (b) of this Section without the consent of each person required to consent to such change under such clause (it being agreed, however, that the establishment of any revolving commitment or class of term loans will not, of itself, be deemed to effect any of the changes described in clauses (vi) or (vii) of such paragraph (b)), or (ii) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits any such revolving credit commitments or class of term loans but not the Loans without the prior written consent of Lenders holding a majority in interest of the Loans.  Without limiting the foregoing, a Qualified Receivable Facility permitted by Sections 6.01 and 6.02 may be established pursuant to and in accordance with the provisions of this paragraph and may have a first priority Lien on Collateral consisting of Receivables, collections thereof and accounts established solely for the collection of such Receivables, and the Agent is authorized and directed to enter into all such amendments to the Loan Documents as it shall deem necessary or advisable to establish such first priority Lien and to subordinate to such Lien on customary terms (as determined by the Agent and Level 3) the Liens on such Receivables securing the other Obligations.  The loans of any class established pursuant to this paragraph shall, to the extent provided in the amendment entered into in connection therewith, be entitled to all the benefits afforded by this Agreement and the other Loan Documents, and shall benefit equally and ratably (except as provided in the next preceding sentence) from the Guarantees created by the Guarantee Agreement and security interests created by the Collateral Agreement and the other Security Documents.  Level 3 and the Borrower shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Guarantee and Collateral Requirement continues to be satisfied after the establishment of any such revolving credit commitments or class of term loans.  Notwithstanding the foregoing provisions of this paragraph (d), no Regulated Grantor Subsidiary shall pledge any assets as collateral in support of any loans of any class established pursuant to this paragraph, nor shall any Regulated Guarantor Subsidiary Guarantee any such loans, unless it has obtained all material (as determined in good faith by the General Counsel of Level 3) authorizations and consents of Federal and State Governmental Authorities required in order for such loans and all other loans outstanding hereunder to be secured by such assets and guaranteed by such Regulated Guarantor Subsidiary.

(e)  For each borrowing under an Additional Tranche, the Borrower shall use the net proceeds of each such issuance and additional funds as necessary to lend to Level 3 LLC an amount equal to the principal amount of the Additional Tranche so issued, and the principal amount of the Loan Proceeds Note shall be increased by such amount.

SECTION 9.03.  Expenses; Indemnity; Damage Waiver.  (a)  Level 3 and the Borrower shall pay, on a joint and several basis, (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with all ministerial activities in the administration of the Loan Documents and any amendments, modifications or waivers of the provisions thereof and (ii) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates and each Lender in connection with the enforcement of the Loan Documents, including rights under this Section, or in connection with the Loans, but Level 3 and the Borrower shall only be liable for the fees and expenses of counsel for the Agent and one other counsel for all such other Persons (as well as separate local and regulatory counsel).  The Borrower also shall pay all Lien search, filing, recording and similar fees incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by the Loan Documents (other than the filing fees in connection with any local fixture filings and the expenses in connection with obtaining real estate descriptions for fixture filings).

(b)  Level 3 and the Borrower shall indemnify, on a joint and several basis, the Agent, each Related Party of the Agent (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, or the Collateral, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Level 3, the Borrower or any of the Subsidiaries of Level 3, or any Environmental Liability related in any way to Level 3, the Borrower or any of the Subsidiaries of Level 3, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  It is agreed that the expenses for which Level 3 and the Borrower agree to indemnify the

Agent under this paragraph shall not include expenses associated with (i) the arrangement and syndication of the Loans, (ii) the preparation, execution and delivery of the Loan Documents, (iii) the enforcement of the Loan Documents or (iv) the filing fees in connection with any local fixture filings and the expenses in connection with obtaining real estate descriptions for fixture filings; provided, that nothing in this sentence shall have the effect of reducing any rights of the Agent or its Affiliates pursuant to paragraph (a) of this Section or of reducing the Borrower’s responsibility for expenses related to claims, litigation, investigations or proceedings referred to in clause (iv) of the immediately preceding sentence.

(c)  To the extent that Level 3 and the Borrower fail to pay any amount required to be paid by them to the Agent or any Related Party of the Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), based on the amount of its Commitment or outstanding Loans or, if no Loans shall be outstanding, on the amount of its Loans on the most recent date on which Loans were outstanding, of such unpaid amount; provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as such and (ii) such indemnity shall not, as to the Agent or any Related Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Agent or such Related Party, as the case may be.

(d)  To the extent permitted by applicable law, neither Level 3 nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.  Successors and Assigns.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender may assign to one or more assignees all or a portion of its rights under this Agreement (including all or a portion of the Loans at the time owing to it) to an Eligible Transferee; provided, that (i) except in the case of an assignment to a Lender, the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be an integral multiple of $1,000,000 (or the entire remaining amount of the assigning Lender’s Loans, if less than $1,000,000) unless the Administrative Agent shall otherwise consent, provided that (A) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection and (B) in the event of concurrent assignments to or by two or more assignors that are Affiliates of one another, or to or by two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (except that in the event of (A) concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors or (B) concurrent assignments by two or more assignees that are Affiliates of one another, or by two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable); and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(c)  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender of the applicable Class under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.09, 2.10, 2.11 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (f) of this Section.  Each assignment hereunder shall be deemed to be an assignment of the related rights under the Security Documents.

(d)  The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the

Loans owing to, each Lender, and the applicable Class thereof, pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to in paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)  By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or under any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

(f)  (i) Any Lender may, without the consent of the Borrower, or the Administrative Agent, sell participations to one or more other Persons (each a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02(b), would require the consent of each affected Lender.  Subject to paragraph (f)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 2.11 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.12(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.09, 2.10 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with the Borrower’s prior written consent, which consent shall specifically refer to this exception.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

(g)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h)  Notwithstanding anything to the contrary contained in this Section 9.04 or any other provision of this Agreement, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, any Lender may at any time sell, assign or transfer all or a portion of the Loans at the time owing to it to the Borrower on a non-pro rata basis, including pursuant to one or more modified Dutch auctions conducted by the Borrower, (each, an “Auction”), (provided, however, that each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any applicable Loan), subject to the following limitations:

(i) In the case of any Auction, notice of the Auction shall be made to all Lenders and the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish which are consistent with this Section 9.04(h) and the Auction Procedures set forth on Exhibit J and are otherwise reasonably acceptable to Borrower, the Auction Manager and the Administrative Agent;

(ii) (A) the Borrower shall deliver to the Administrative Agent or, in the case repurchases pursuant to an Auction, the Auction Manager, an Officer’s Certificate stating that (1) no Default or Event of Default shall have occurred and be continuing or would result from such repurchase and (2) in the case of repurchases pursuant to an Auction, as of the launch date of such Auction and the effective date of any Borrower Assignment Agreement, it is not in possession of any information regarding Parent, the Borrower or any other of its Subsidiaries or its Affiliates, or their assets, the Borrower’s ability to perform its Obligations or any other matter that may be material to a decision by any Lender to participate in any Auction or enter into any Borrower Assignment Agreement or any of the transactions contemplated thereby that has not previously been disclosed to the Auction Manager, the Administrative Agent and the Non-Public Lenders and (B) the assigning Lender and Borrower shall execute and deliver to the Administrative Agent or, in the case of repurchases pursuant to an Auction, the Auction Manager, a Borrower Assignment Agreement; and

(iii) Following repurchases by the Borrower pursuant to this Section 9.04(h), the Loans so repurchased shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold by the Borrower), for all purposes of this Agreement and all other Loan Documents, including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (C) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document.  In connection with any Loans repurchased and cancelled pursuant to this Section 9.04(h), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation.

SECTION 9.05.  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.09, 2.10, 2.11 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.06.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Agreement shall become effective as provided in Section 4.01.

SECTION 9.07.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.  Right of Setoff.  If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each of Level 3 and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United

States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Level 3, the Borrower or its properties in the courts of any jurisdiction.

(c)  Each of Level 3 and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN  ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12.  Confidentiality.  The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any pledgee referred to in Section 9.04(g) or to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section, (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Level 3 or the Borrower, (i) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section or (j) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender.  For the purposes of this Section, “Information” means all information received from Level 3 or the Borrower relating to Level 3 or the Borrower or its business (including information obtained through the exercise of a Lender’s rights under Sections 5.01) other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Level 3 or the Borrower.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.  Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14.  Release of Subsidiary Loan Parties and Collateral.  (a)  Notwithstanding any contrary provision herein or in any other Loan Document, if Level 3 shall request the release under any Security Document of (i) any of its Subsidiaries (other than the Borrower or Level 3 LLC) or any Collateral to be sold or otherwise disposed of (including through the sale or disposition of any Subsidiary (other than the Borrower or Level 3 LLC) owning any such Subsidiary or Collateral) to a Person other than Level 3 or a Subsidiary of Level 3 in a transaction permitted under the terms of this Agreement (including to the extent permitted by Section 6.07, 6.08 or 6.10), (ii) any Receivables, collections thereof and accounts established solely for the collection of such Receivables to secure the Incurrence of Indebtedness pursuant to a Qualified Receivable Facility as permitted by Section 6.01(b)(ii) or 6.02(b)(ii) or (iii) any Property that is to become subject to any Lien permitted to be Incurred under Section 6.05(ii)(3) or (4), and shall deliver to the Collateral Agent a certificate to the effect that such sale or other disposition and the application of the proceeds thereof will comply with the terms of this Agreement and that no Event of Default shall have occurred and be continuing, the Collateral Agent, if satisfied that the applicable certificate is correct, and if satisfied with any arrangements for the receipt and deposit of proceeds of such transaction to the extent required under Section 6.07(b), shall, unless an Event of Default has occurred and is continuing, execute and deliver all such instruments, releases, financing statements or other agreements, and take all such further actions, as shall be necessary to effectuate the release of such Subsidiary or such Collateral substantially simultaneously with or at any time after the completion of such sale or other disposition; provided that if the Collateral to be sold or otherwise disposed of is sold or otherwise disposed of by a Grantor in a transaction permitted by the Credit Agreement to a Person other than Level 3 or a Subsidiary of Level 3, then such Collateral shall be automatically released from any Lien created by this Agreement or any other Loan Document upon the effectiveness of such sale or disposition.  Any such release shall be without recourse to, or representation or warranty by, the Collateral Agent and shall not require the consent of any Lender.  The Collateral Agent shall execute and deliver all such releases, termination statements or other instruments, and take all such further actions, as shall be necessary to effectuate or confirm any release of Collateral required by this paragraph.

(b)  Without limiting the provisions of Section 9.03, Level 3 and the Borrower shall reimburse the Collateral Agent for all reasonable out-of-pocket costs and expenses, including the reasonable fees, charges and disbursements of counsel, incurred by it in connection with any action contemplated by this Section.

(c)  No such termination or cessation shall release, reduce or otherwise adversely affect the obligations of any other Loan Party under this Agreement or any other Loan Document, all of which obligations continue to remain in full force and effect.

SECTION 9.15.  Senior Debt Status.  In the event that Level 3 or any Subsidiary of Level 3 shall at any time issue or have outstanding any Indebtedness that by its terms is subordinated to any other Indebtedness of Level 3 or such Subsidiary,

Level 3 shall take or cause such Subsidiary to take all such actions as shall be necessary to cause the Obligations to constitute senior indebtedness (however denominated) in respect of such subordinated Indebtedness and to enable the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated Indebtedness.  Without limiting the foregoing, the Obligations are hereby designated as “senior indebtedness” and, if relevant, as “designated senior indebtedness” in respect of all such subordinated Indebtedness and are further given all such other designations as shall be required under the terms of any such subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such subordinated indebtedness.

SECTION 9.16.  No Fiduciary Relationship.  Level 3 and the Borrower, on behalf of themselves and the Subsidiaries, agree that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Level 3, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Agent and the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders, or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

SECTION 9.17.  Permitted First Lien Intercreditor Agreements.  The Lenders acknowledge that obligations of the Loan Parties under any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness will be secured by Liens on assets of Level 3, the Borrower and the other Loan Parties that constitute Collateral.  At the request of the Borrower, the Collateral Agent shall enter into a Permitted First Lien Intercreditor Agreement establishing the relative rights of the Secured Parties and of the secured parties under the Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness, as the case may be, with respect to the Collateral.  The Administrative Agent, the Collateral Agent, and each Lender, for itself and on behalf of any Secured Party that is a successor, assignee or Related Party of such Person, hereby irrevocably (a) consents to the treatment of Liens to be provided for under any such Permitted First Lien Intercreditor Agreement, (b) authorizes and directs the Collateral Agent to execute and deliver any such Permitted First Lien Intercreditor Agreement and any documents relating thereto, in each case on behalf of the Administrative Agent, the Collateral Agent, each Lender and the other Secured Parties without any further consent, authorization or other action by any Lender, (c) agrees that, upon the execution and delivery thereof, each the Administrative Agent, the Collateral Agent, each Lender and each other Secured Party will be bound by the provisions of any such Permitted First Lien Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any such Permitted First Lien Intercreditor Agreement and (d) agrees that no Lender or other Secured Party shall have any right of action whatsoever against the Collateral Agent or the Administrative Agent as a result of any action taken by the Collateral Agent or the Administrative Agent pursuant to this Section 9.17 or in accordance with the terms of any such Permitted First Lien Intercreditor Agreement.  Each Lender hereby further irrevocably authorizes and directs the Administrative Agent and the Collateral Agent to enter into such amendments, supplements or other modifications to any Permitted First Lien Intercreditor Agreement in connection with any extension, renewal, refinancing or replacement of any Obligations and any Permitted First Lien Indebtedness or Permitted First Lien Refinancing Indebtedness as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case on behalf of such Lender and the other Secured Parties and without any further consent, authorization or other action by any Lender.  Each Lender hereby irrevocably consents to any amendment, supplement or other modification of any provision of any Security Document, pursuant to an agreement in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are party thereto, to effect such changes as the Borrower and the Administrative Agent shall determine are reasonably necessary to facilitate the implementation of any Permitted First Lien Intercreditor Agreement so long as such amendment, supplement or other modification is not adverse to the Lenders.  The Administrative Agent and the Collateral Agent shall have the benefit of the provisions of Article VIII with respect to all actions taken by it pursuant to this Section 9.17 or in accordance with the terms of any such Permitted First Lien Intercreditor Agreement to the full extent thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.